UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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HEWLETT PACKARD ENTERPRISE COMPANY
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
VIRTUAL MEETING LOGISTICS

Tuesday, April 5, 2022	11:00 a.m., Central Time	annualmeeting.hpe.com Online access begins at 10:30 a.m., Central Time
ITEMS OF BUSINESS
1.To elect the 11 directors nominated in this proxy statement;
2.To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2022;
3.To approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan’s shares available for issuance;
4.To approve, on an advisory basis, the Hewlett Packard Enterprise Company’s executive compensation;
5.To consider and vote upon one stockholder proposal entitled: “Special Shareholder Meeting Improvement,” if properly presented; and
6.To consider such other business as may properly come before the meeting.
IMPORTANT MEETING INFORMATION
Record Date
Stockholders of record as of February 4, 2022 will be able to vote and participate in the annual meeting by using either (i) the 16-digit control number included on your Notice of Internet Availability of the proxy materials or the instructions on your proxy card or (ii) any mobile device to scan the personalized QR code provided by your broker, in the case of beneficial owners, or included on your Notice of Internet Availability of the proxy materials or proxy card, in the case of registered stockholders, to vote before the meeting and access the link to attend the annual meeting without entering the 16-digit control number.
A Notice of Internet Availability of proxy materials was first mailed or delivered on or about February 16, 2022.
Technical Issues
Contact 1-844-976-0738 (toll-free) or 1-303-562-9301 (international) for any technical difficulties or trouble accessing the virtual meeting, or if you are unable to locate your 16-digit control number.
Asking Questions
Prior to the meeting, questions can be submitted at: annualmeeting.hpe.com (for both beneficial owners and registered stockholders). During the meeting questions can only be submitted in the question box provided at: annualmeeting.hpe.com.

HPE 2022 PROXY STATEMENT	i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Replays
A replay of the annual meeting will be posted as soon as practical at annualmeeting.hpe.com, along with answers to stockholder questions pertinent to meeting matters that are received before and during the annual meeting that cannot be answered due to time constraints.
Voting
Your vote is important. Please promptly vote your shares as soon as possible by internet, telephone, or returning your completed proxy card. Beneficial owners voting through their broker must follow their instructions on voting. Those shares held through the Hewlett Packard Enterprise Company 401(k) Plan must be voted prior to the annual meeting. Refer to page 104 of this proxy statement under the section entitled “Questions and Answers—Voting Information” for specific instructions on how to vote your shares.

Online Beneficial Owners and Registered Stockholders: annualmeeting.hpe.com

By Phone Beneficial Owners: 1-800-690-6903 Registered Stockholders: 1-800-454-8683

By Mail If you received a paper copy of a proxy by mail, clearly mark your vote, sign, date, and return your proxy in the pre-addressed envelope provided.

By Personalized QR Code
Beneficial Owners: Use any mobile device to scan the personalized QR code provided by your broker to vote before the meeting and access the link to attend the annual meeting without entering a designated 16-digit control number.
Registered Stockholders: Use any mobile device to scan the personalized QR code included on your Notice of Internet Availability of the proxy materials or proxy card to vote before the meeting and access the link to attend the annual meeting without entering a designated 16-digit control number.

Important notice regarding the availability of proxy materials for the 2022 Annual Meeting of Stockholders to be held on April 5, 2022.
Our proxy statement and 2021 Annual Report on Form 10-K are available at:
annualmeeting.hpe.com.
You may also scan the QR code with your mobile device to access these documents.

By order of the Board of Directors, Rishi Varma Senior Vice President, General Counsel, and Corporate Secretary

ii	HPE 2022 PROXY STATEMENT

TABLE OF CONTENTS

		Page
PROXY STATEMENT EXECUTIVE SUMMARY	Proposals to be Voted On and Board Voting Recommendations	1
	Meeting FAQ	2

STOCKHOLDER ENGAGEMENT	Securities Analyst Meeting	3
	Board Outreach Program	4
	Annual Virtual Stockholder Meeting	4
	Year-Round Engagement	5

LIVING PROGRESS	Overview	6
	Oversight	11
	Recognition	12

GOVERNANCE	Overview	13
	Director Independence	13
	Limits on Director Service on Other Public Company Boards	15
	Succession Planning	15
	Director Evaluations	16
	Non-Employee Director Stock Ownership Guidelines	16
	Related Persons Transactions Policies and Procedures	17
	Communications with the Board	18
	Governance Documents	18
	Stock Ownership Information	19

OUR BOARD	Board Structure and Committee Composition	21
	Board Leadership Structure	21
	Board Composition	22
	Committees of the Board	23
	Board Risk Oversight	28
	Board and Committee Meetings and Attendance	31
	Director Candidate Selection and Evaluation	32
	Director Compensation and Stock Ownership Guidelines	34

PROPOSALS TO BE VOTED ON	Proposal No. 1: Election of Directors	38
	Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	53
	Proposal No. 3: Vote to Approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to Increase the Plan’s Shares Available for Issuance	54
	Proposal No. 4: Advisory Vote To Approve Executive Compensation	62
	Proposal No. 5: Stockholder Proposal Entitled: “Special Shareholder Meeting Improvement”	64

HPE 2022 PROXY STATEMENT	iii

iv	HPE 2022 PROXY STATEMENT

PROXY STATEMENT EXECUTIVE SUMMARY
The following is a summary of proposals to be voted on at the annual meeting. This is only a summary and it may not contain all of the information that is important to you. For more complete information, please review this proxy statement as well as our 2021 Annual Report on Form 10-K for the fiscal year ended October 31, 2021. References to “Hewlett Packard Enterprise,” “HPE,” “Company,” “we,” “us,” or “our” refer to Hewlett Packard Enterprise Company. This proxy statement and form of proxy are being distributed and made available on or about February 16, 2022.

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

Proposal		Recommendation	Page

1	Election of directors The Nominating, Governance and Social Responsibility Committee (the “NGSR Committee”) has nominated 11 directors for election at the annual meeting to hold office until the 2023 annual meeting. Information regarding the skills and qualifications of each nominee can be found on pages 38 through 52.	FOR	38

2	Ratification of independent registered public accounting firm The Audit Committee has appointed, and is asking stockholders to ratify, Ernst & Young LLP (“EY”) as the independent registered public accounting firm for fiscal 2022. Information regarding fees paid to and services rendered by EY can be found on page 53.	FOR	53

3	Approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to Increase the Plan’s Shares Available for Issuance We are asking stockholders to approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan’s shares available for issuance. Information can be found beginning on page 54.	FOR	54

4	Advisory vote to approve executive compensation Our Board of Directors and HR and Compensation Committee (the “HRC Committee”) are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. Information regarding our programs can be found beginning on page 62.	FOR	62

5	Stockholder proposal entitled: “Special Shareholder Meeting Improvement” We received a stockholder proposal seeking to have us amend our bylaws to lower the stockholder ownership threshold required to call a special meeting from 25% to 15% and, if properly presented, the proposal will be voted on at the annual meeting. Information can be found on pages 64 through 66.	AGAINST	64

HPE 2022 PROXY STATEMENT	1

PROXY STATEMENT EXECUTIVE SUMMARY
MEETING FAQ
Who can attend the annual meeting?
This year’s annual meeting will continue to be a completely virtual meeting of stockholders via live webcast. You are entitled to attend and participate in the annual meeting only if you were a Hewlett Packard Enterprise stockholder or joint holder as of the close of business on February 4, 2022 or if you hold a valid proxy for the annual meeting.
How can I attend and participate in the annual meeting?
You will be able to attend and participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting annualmeeting.hpe.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Hewlett Packard Enterprise Company 401(k) Plan (the “HPE 401(k) Plan”), which must be voted prior to the meeting).
To attend and participate in the annual meeting, you will need either the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Alternatively, you may use any mobile device to scan the personalized QR code provided by your broker, in the case of beneficial owners, or included on your Notice of Internet Availability of the proxy materials or proxy card, in the case of registered stockholders, to access the link to attend the annual meeting without entering the 16-digit control number.
The meeting webcast will begin promptly at 11:00 a.m., Central Time, on Tuesday, April 5, 2022. Online access will begin at 10:30 a.m., Central Time, and we encourage you to access the meeting prior to the start time.
How can I submit questions for consideration during the meeting?
You can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report, by visiting annualmeeting.hpe.com for both beneficial owners and registered stockholders. You will also be able to submit questions during the meeting, by visiting the same URL indicated above.
All written questions timely submitted during the meeting will be answered; however, Hewlett Packard Enterprise reserves the right to edit or reject questions it deems profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at annualmeeting.hpe.com.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:
1-844-976-0738 (toll-free)
1-303-562-9301 (international)
What if I don’t have internet access?
Stockholders of record can call 1-877-328-2502 (toll-free) or 1-412-317-5419 (international) and use your 16-digit control number to listen to the meeting proceedings. You will not be able to vote your shares during the meeting.
For more information, please see our full “Questions and Answers” section below.

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STOCKHOLDER ENGAGEMENT

Recognizing that stockholders are the owners of the Company, we are committed to maintaining stockholder outreach programs that are truly a dialogue. We use every element of the outreach program to provide stockholders with accurate, candid information on relevant issues, sharing the rationale for our corporate strategy and the impact of the Board of Directors’ (the “Board”) oversight in key areas of the Company, gathering stockholder views and feedback on each area, as well as on the outreach program itself.

SECURITIES ANALYST MEETING
We launch our stockholder engagement program in the fall with our annual Securities Analyst Meeting (“SAM”). At SAM, our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and members of the leadership team provide an update on our vision and strategy and the financial outlook for our upcoming fiscal year and longer term, including detailed information for each business unit. It is an important opportunity to demonstrate the breadth of our management team and builds confidence across all stakeholder groups in our strategy and plans to drive long-term, sustainable, profitable growth.
The primary purpose of SAM is to give our stockholders a deeper understanding and direct insight into our business, strategy, and outlook, and address any other topics that management deems important to the health and direction of the Company.

HPE 2022 PROXY STATEMENT	3

STOCKHOLDER ENGAGEMENT

Business
SAM gives our stockholders visibility to our business leaders who can provide a deeper-dive into areas of each business they deem important to our success and driving stockholder value. This affords stockholders more detailed assessments of the performance, achievements, growth opportunities, and areas of focus for each of our business units. SAM gives our stockholders access to some of the same metrics the Company’s leadership uses and a detailed snapshot of our business unit operations.

Strategy	Outlook
Stockholders are provided insights into the Company’s priorities, analysis of business trends, growth opportunities, and macro-economic developments. We believe our stockholders benefit from understanding the key matters that the Company deems important when making strategic decisions.

During SAM, we take the opportunity to provide a detailed outlook for the Company’s next fiscal year and beyond. When coupled with the Business insights and Strategy discussions, our stockholders are exposed to the fundamentals the Company uses to determine its outlook.

The entire event is broadcast live, with webcast replays and transcripts also available on our investor relations website following the event.
BOARD OUTREACH PROGRAM

On the heels of SAM comes a cornerstone of our stockholder engagement—our extensive Board Outreach Program. The program consists of focused, one-on-one meetings between stockholders and our directors over a multiple-month period that are designed to give institutional stockholders an opportunity to better understand the companies in which they invest. These meetings enable our stockholders to better fulfill their fiduciary duties toward their investors and voice any concerns they have about HPE directly with our directors. This season, we extended meeting invitations to holders of approximately 50% of our stock, with holders of approximately 43% of our stock electing to participate.
We believe it is important for stockholders to hear directly from our Board, just as it is important for directors to hear stockholders’ unfiltered concerns and perspectives.

We believe it is important for stockholders to hear directly from our Board, just as it is important for directors to hear stockholders’ unfiltered concerns and perspectives. Directors participating in this outreach program include our independent chair of the Board (the “Chair”), committee chairs, as well as other directors with whom stockholders may have a particular interest in meeting. A limited number of members of management are also present for the primary purpose of facilitating the meetings, as well as being available to answer more technical questions that may arise.
ANNUAL VIRTUAL STOCKHOLDER MEETING
Our annual stockholder meeting is conducted virtually through a live webcast and online stockholder tools. This facilitates stockholder attendance and enables stockholders to participate fully, and equally, from any location around the world, at no cost. We believe this is the right choice for a Company with a global footprint, not only bringing cost savings to the Company and stockholders, but also increasing the ability to engage with all stockholders, regardless of the amount of stock owned or physical location. As discussed further below, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication.
Q&A
We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit profanity or other inappropriate language for publication. During the live Q&A session of the meeting, we answer questions both as they come in and those asked in advance, as time permits. We have committed to publishing and answering each

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STOCKHOLDER ENGAGEMENT
question received, following the meeting. Questions received from stockholders before and during the annual meeting, along with our responses thereto, are posted on the Company’s investor relations site.
Access
The online format increases access for all stockholders regardless of stocks owned or physical location. In addition, the format allows all stockholders to communicate with us both in advance of and during the meeting so they can ask any questions of our Board or management. Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting is made publicly available on the Company’s investor relations website.

In addition to strong participation from individual stockholders, we have continued to receive positive support from institutional stockholders who have indicated that the virtual format is beneficial and appropriate in the context of our broader direct outreach program.

For more information about the virtual stockholder meeting, see “Questions and Answers—Annual Meeting Information” on page 109.
YEAR-ROUND ENGAGEMENT
Our comprehensive stockholder engagement program is anchored by our year-round investor relations outreach program that includes post-earnings communications, conference presentations, non-deal roadshows, bus tours, conference meetings, technology webcasts, and general availability to respond to investor inquiries. The multi-faceted nature of this program allows us to maintain meaningful engagement with a broad audience including large institutional investors, smaller to mid-size institutions, pension funds, endowments, family offices, advisory firms, and individual investors.
Achieve Meaningful Benefits
In order to maximize the benefit of the engagement to both the investor and the Company, we take the time to conduct extensive research to understand each institutional stockholder’s voting policies and patterns, salient issues and areas of concern, and goals of engagement. Similarly, we understand institutional governance teams work under time and resource constraints and, by inviting participants well in advance of the meeting and providing detailed updates on the Company’s strategy and outlook during SAM and other investor and analyst events, we ensure stockholder participants will have the opportunity and information to prepare and engage in meaningful dialogue.
Comprehensive Discussion
We strive to ensure that stockholder meetings cover a comprehensive range of key topics including short- and long-term strategy, capital allocation targets, governance and Board oversight, mergers and acquisitions activity, succession planning, environmental and social concerns, and human resources management. Maintaining a disciplined approach to the discussions and allowing adequate meeting time ensures that matters important to stockholders are not neglected in favor of addressing only current salient issues.
We have carefully designed our outreach program to provide continuous and meaningful stockholder engagement and participation. Our committed Board and management team value these interactions and invest significant time and resources to ensure that they have an open line of communication with stockholders. Stockholders and other stakeholders may directly communicate with our Board by contacting: Secretary to the Board of Directors, 1701 East Mossy Oaks Road, Spring, Texas 77389; e-mail: bod-hpe@hpe.com.

HPE 2022 PROXY STATEMENT	5

LIVING PROGRESS

In our world of rapid change and mounting global challenges, the role and responsibility of a corporation have never been more important. Living Progress is HPE’s business strategy for creating sustainable IT solutions that meet the technology demands of the future, while advancing the way people live and work. Because our commitment to environmental, social, and governance (“ESG”) leadership extends to (and is integrated into) many aspects of our operations, HPE’s competitiveness, resilience, and relationships with a broad array of stakeholders are enhanced in countless ways.

OVERVIEW

Our 60,400-strong workforce is rallied around an enduring purpose — to advance the way people live and work. Our sustainability credentials and differentiated portfolio strengthen customer relationships and provide a competitive advantage as we compete for business. Living Progress contributes to new revenue opportunities for HPE by applying our innovative solutions and expertise to help customers overcome their business challenges while driving efficiency and achieving sustainability objectives. We also leverage our environmental and social leadership to support talent acquisition and retention, as well as to ensure ongoing access to global markets.

Our sustainability credentials provide a competitive advantage, support talent acquisition and retention, and ensure ongoing access to global markets.

Moreover, the operational and reputational resilience of our value chain create competitive advantages as we work to meet and exceed the expectations of our stakeholders. HPE’s proactive approach to managing environmental and social factors in our operations and supply chain mitigates risks, such as fluctuating commodity prices or growing regulatory burdens, while creating new financial opportunities. We take an active approach to managing climate-related risks by setting science-based goals and enabling carbon savings for our customers through efficient technology solutions. For more information regarding our Living Progress plan and our annual ESG reports, ESG initiatives, and related matters, please visit the “Corporate Responsibility” section of our corporate website.
Driving a Circular and Low-Carbon Economy
We are developing transformative solutions that enable our customers to reap the benefits of growing connectivity while lowering costs and minimizing the environmental footprint of IT. HPE considers the complete lifecycle of our products and solutions, from shifting toward the use of renewable energy and reducing resource extraction, to fighting energy and IT waste through innovative solutions and business models. Together with our customers, we unlock the power of data to solve environmental challenges. In this area, we focus on IT efficiency, product lifecycle management, substances of concern, and the environment.
IT Efficiency
HPE technology is setting records for performance while delivering an ever-lower carbon footprint. Our new technology solutions give our customers an advantage over competitors and dramatically reduce the environmental impact of their IT. In 2021, approximately 50% of the HPE portfolio had sustainability and IT efficiency attributes. We approach efficient IT using the following framework: (1) energy efficiency, (2) equipment efficiency, (3) resource efficiency, and (4) software efficiency. Additionally, by fiscal 2022, HPE will offer our entire portfolio as-a-service, with a range of subscription, pay-per-use, and consumption-driven technology offerings. Providing infrastructure as-a-service has the potential to reduce the environmental impact of IT by cutting the amount of IT equipment needed, as well as the resources required to power and cool equipment.

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Product Lifecycle Management
We’re maximizing environmental and financial savings across the IT lifecycle by designing for the environment, shifting to consumption-based models, and transitioning to a more circular economy. We take a holistic approach to our products and solutions, mitigating environmental and financial costs across our value chain. A key aspect of this approach is our Design for Environment program, which began in 1992 and has continuously evolved over nearly 30 years of innovation. The program has three main priorities: (1) designing for energy efficiency, (2) designing for materials innovation, and (3) designing for longevity and recyclability. In addition, HPE Technology Renewal Centers took in more than 3 million end-of-use assets in 2021, refurbishing approximately 85% for reuse while creating additional sources of capital for customers to invest in IT.
The Environment

The scale of the climate crisis is more visible than ever — disrupting communities, business operations, and economies around the world. At HPE, we recognize the imperative to minimize our industry’s environmental footprint, as well as the opportunity to position ourselves as a business and technology leader enabling a low-carbon economy. Our solutions-focused approach to IT innovation, including plans to offer our entire portfolio as-a-service, enables our customers to reduce the environmental impacts of their IT infrastructure without jeopardizing performance, and to make data-driven decisions that improve the sustainability of entire sectors. As the first IT company to set science-based targets to reduce greenhouse gas emissions across the value chain, including our operations and supply chain, we continue to set ambitious climate goals and take proactive steps regarding our
We are committed to becoming net zero across our value chain by 2050.

carbon footprint, energy use, greenhouse gas emissions, water footprint, and waste management. HPE is committed to becoming net zero across our value chain by 2050, with intermediate science-based climate targets set for 2025 across our operations, supply chain, and product use phase.
Investing in People
HPE continues to invest in the attraction, development, and retention of talent. We are committed to being unconditionally inclusive to capture the ideas and perspectives that fuel innovation and enable our workforce, customers, and communities to succeed in the digital age. When our team members succeed, our company thrives; thus we consistently make employee engagement a priority. In this area, we focus on employee development, engagement, and well-being; employee health and safety; diversity, equity, and inclusion (“DEI”); and community investment. Management goals and executive compensation are tied to human capital factors related to talent retention, employee engagement, and organizational diversity targets.
Enabling the best talent in the industry
HPE cultivates high performance. We do this by communicating a clear purpose and strategy; setting transparent goals; driving accountability; continuously assessing, developing, and advancing talent; and establishing a leadership-driven talent strategy. We invest in attracting, developing, and retaining the best talent. The dynamism of our industry and our company enables team members to grow in their current roles and build new skills. Over the past year, our 60,400 team members completed over 455,000 online/instructor-led courses across a broad range of categories – leadership, inclusion and diversity, professional skills, technical, and compliance. HPE is deeply committed to identifying and developing the next generation of top-tier leadership with a special focus on diverse and technical talent. We redesigned our Inclusive Leadership course to reinforce our leaders’ roles in making HPE an inclusive place to work. In 2021, 86% of our leaders completed the course.
HPE believes in advancing team members’ growth and career goals by unlocking their full potential. Over the past year, we launched My Success Plan, a series of five conversations that take place between people leaders and team members, accompanied by supporting tools to link career aspirations with development opportunities. The HPE Employee Development Grant offers team members seeking degrees and technical certifications, aligned to HPE’s strategy, up to $5,250 per year (in the U.S., amounts vary by country) for tuition and other education-related expenses.

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LIVING PROGRESS
We also conduct an in-depth annual talent and succession review with our CEO and Executive Committee members. The process focuses on accelerating talent development, strengthening succession pipelines, and advancing diversity representation for our most critical roles.
Fostering a culture we are proud of
Our culture — Life Inside the Element — defines the HPE experience and who we are. It provides a blueprint as to how we drive transformation, engage talent, and serve our customers and the world. It’s centered on four key beliefs that guide how we show up every day: accelerating what’s next, making bold moves, believing in the power of “yes we can,” and being a force for good.
Our people power our culture. By putting our culture into action in everything they do, team members bring our beliefs to life to better drive innovation and excellence for our customers, further solidifying HPE’s reputation as a destination for the best talent. Using our beliefs to influence what we do and how we do it is necessary to live up to our purpose – to advance the way people live and work.
Our most recent global engagement survey shows that our culture is resonating with team members, with our overall Employee Engagement Index reaching 84%. More than 85% of team members would recommend HPE as a great place to work, and 89% say they are proud to work for HPE.
Health, Wellness, and Safety
The health, wellness, and safety of every team member remains our top priority at HPE. Whether in the office or working remotely, we have policies and resources in place to help our workforce stay healthy. In response to the COVID-19 pandemic, all of our local country HPE crisis management teams (more than 50) and our central corporate crisis management team (the “Corporate CMT”) remain activated and continue to work quickly to comply with rapidly changing COVID-19 protocols to protect the health and safety of our team members. Our “Work That Fits Your Life” global initiative, which launched in 2019, includes an industry-leading paid parental leave program (minimum six months), part-time work opportunities for new parents or team members transitioning to retirement, and "Wellness Fridays" encouraging team members to leave work early one Friday per month to focus on their well-being. HPE's broader wellness program offers flexibility built around team member needs surrounding mental health, physical health, and financial wellness, while continuing to deliver on critical business results.
Diversity, Equity, and Inclusion

In 2021, HPE re-affirmed its unwavering commitment to social justice and racial equity. Internally, we amplified our commitment to being unconditionally inclusive. In 2021, we increased our overall representation of underrepresented minorities by 1.6 percentage points in the U.S. We also increased our female workforce by 1.0 percentage point worldwide, by 1.2 percentage points in technical roles, and by 2.0 percentage points in executive roles. Furthermore, in 2022, in an effort to increase workforce diversity representation, we established worldwide and US-specific DEI goals for various demographics, such as a 1 percentage point increase in worldwide representation of women among team members and worldwide women executives. Our aim is to increase such DEI representation metrics year over year and double our black and Hispanic executive headcounts by 2027, and for our executive population to be one third female by 2027.

Our Board, CEO, and Executive Committee have been directly involved in setting and reinforcing the high standards of diversity, equity, and inclusion.

For further information on diversity at HPE, including EEO-1 data since 2018, please visit https://www.hpe.com/us/en/about/governance/policies.html.
We view diversity in leadership roles as critical to propel our business. We believe these goals are an integral part of our DEI strategy to promote advancement, equity, and inclusion among our team members, which we believe will continue to fuel HPE as a driver of innovation and an industry disruptor.
Management at all levels worked to expand opportunities and enhance inclusive leadership acumen across the enterprise. Our Board, CEO, and Executive Committee have been directly involved in setting and reinforcing the high standards of diversity, equity, and inclusion. We doubled down on our cultural investment by delivering Inclusion for All, virtual instructor-led sessions based on the latest behavioral science research. This training was offered to all team members, was

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customized for five geographies, and delivered in five languages. Within six months, 63% of the organization participated in the experience. In 2022, this session will be included in the onboarding journey for our new hires and available to all team members who did not complete this in the initial sprint.
We revamped our DEI strategy to consist of three core pillars: advancement, equity, and inclusion. Advancement will accelerate development and progression of our diverse team members by creating pathways to opportunities across the company. Equity will create equitable access to resources, diversified career experiences, and career support. Inclusion will enable a workplace where team members feel respected and valued for who they are while feeling like they belong on the team and can succeed at HPE.
HPE is also continuing to invest and sustain its efforts via our Diversity, Inclusion, and Equity Council (the “DEI Council”). In 2021, we restructured the DEI Council to have three focus areas that align with each of our three DEI pillars. We continually strive to foster a highly inclusive culture for all team members globally.
Community Investment
Our culture of giving strengthens the communities where we live and work, and it remains a powerful means of engaging team members. We use our strengths and skills as a technology leader to support community organizations and empower team members to use their passion and expertise to serve others. We align our community initiatives to our business strategy with the goal of increasing our impact. This involves meeting with HPE leaders to drive synergy between our business and community activities and ensuring our team members are aware of the giving opportunities available to them. Our HPE Accelerating Impact initiative supports technology-centered nonprofits through donations, volunteerism, and our partnership with social impact accelerators. Additionally, we have provided, and continue to provide, assistance to longstanding partners and channel funds to address critical issues and inequities exacerbated by the pandemic.
We also invest in and support the resilience of our communities through our disaster relief programs. HPE’s longstanding support of the Red Cross Disaster Responder Program enables the Red Cross to address all phases of a given disaster – from preparedness to immediate response, all the way through long-term recovery. HPE’s disaster relief strategy is also focused on mitigating the impacts of climate through the HPE Foundation’s partnership with the Natural Resources Defense Council. The focus of such partnership is to address the importance of climate resiliency, reduce communities' vulnerability to the impacts of climate change, and help manage recovery and rebuilding in the aftermath of climate-related disasters.
Operating Responsibly
We win the right way, holding ourselves, our suppliers, and our partners to the highest ethical standards. We protect our customers’ reputations by upholding human rights, promoting accountability, and building security into everything we do. We share a responsibility to protect people and the environment and uphold these standards in our innovation principles, business decisions, and procurement choices. In this area, we focus on corporate governance and ethical behavior, ethical sourcing, human rights, data security, privacy, and public policy.
Ethical Sourcing
We are committed to holding our supply chain partners to high ethical standards and regularly audit and engage with suppliers to ensure compliance with HPE standards through our Supply Chain Responsibility (“SCR”) program. Our mission is to protect and elevate workers, reduce global and community environmental impact, and benefit our company, business partners, and customers. Through our longstanding SCR program, we assess social and environmental risks in our supply chain and set rigorous standards and targets, including our Foreign Migrant Worker Standard and first-of-its-kind science‑based supply chain greenhouse gas emissions reduction goal. While we continue to hone our program and policies to address emerging risks and monitor compliance, we also work to further elevate supply chain social and environmental standards by sharing knowledge and collaborating with our suppliers and industry partners.
Protecting Human Rights Across our Value Chain
We believe that the basic freedoms and standards of treatment to which all people are entitled are universal. Upholding these rights is fundamental to our values. We respect the rights of all individuals impacted by our work and that of our partners. In particular, we respect the rights of vulnerable groups including migrants, children, and women, as defined in the International Labour Organization (“ILO”) Declaration on Fundamental Principles and Rights at Work. We continue to be committed to the United Nations (“UN”) Guiding Principles on Business and Human Rights, which is the international standard on how to apply human rights to how we work, and our standards and codes reflect the ILO’s core conventions. We design and develop internal procedures for robust due diligence, build awareness across our company and partners,

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and strengthen governance and systems to hold ourselves accountable. We adopted recommendations provided by our Human Rights Impact Assessment to refine our strategy and develop our new roadmap for continuous improvement. In 2021, coinciding with the 10th anniversary of the UN Guiding Principles, we revamped our company-wide Global Human Rights Policy to reaffirm our commitments, strengthen the way we govern and measure our human rights activities, and clearly explain how we put our commitment into practice.
Data Security
We prioritize data security at every step of our value chain, safeguarding our operations, as well as our customers’ businesses. The volume of digital data is growing at an exponential rate, and as data increases, so do the threats against it. Furthermore, the cybersecurity landscape has become even more complex due to the COVID-19 pandemic, requiring rapid transitions to remote working, shifting IT infrastructure needs to the edge. We utilize our HPE Trusted Supply Chain program to manufacture our products in highly secure U.S. facilities, reducing sourcing risk and offering verifiable cyber assurance. We continue to improve product technology capabilities to anticipate evolving threats. Our Silicon Root of Trust technology gives our servers an immutable fingerprint that prevents malicious code from corrupting essential firmware. We also utilize certificate-based identities and verifications, which allows our products to attest to their own identity and configuration, making them more secure. Additionally, we help keep customer data secure through software platforms and services that protect against new vulnerabilities, detect intruders fast, and enable quick recovery from an attack.
Privacy
Protecting the privacy of personal information is a priority for business and society. HPE is a leader in practices that protect data, and we comply with all regulations across global markets. Protecting privacy is more than a legal obligation — it safeguards the trust and confidence we’ve built with team members, customers, and business partners. Robust privacy governance and a suite of internal accountability measures ensure we meet regulatory requirements and stakeholder expectations. The HPE Privacy Office is responsible for our global privacy program and works in close partnership with HPE Cyber Security, as well as other global functions and business units within the company. The Privacy Office leads the Privacy Compliance Committee — a group of senior HPE leaders who oversee our global privacy program and compliance work. We educate all HPE team members on privacy through our mandatory annual Standards of Business Conduct training and other privacy training modules. The completion rate for this training is consistently above 99%.
Public Policy
We advocate for policies that will help society thrive in a digital-first world while ensuring the sustainable growth of our business. We have been, and are still, relentlessly pursuing smarter, better ways of using IT that protect citizens and consumers and are cost-effective and sustainable. As a trusted advisor for governments in their digital transformation journeys, HPE advises on cloud strategy and the benefits of hybrid cloud solutions and updated procurement models. By shifting to offer our entire portfolio as-a-service, we aim to provide the best of the public cloud on‑premises and help reduce the barriers to digital transformation through cost‑effective, sustainable IT solutions. Furthermore, throughout the COVID-19 pandemic, we partnered with businesses and nonprofits to support governmental responses to the pandemic, such as collaborating with the U.S. White House to support critical COVID-19 research by providing free supercomputing software and applications expertise and enabling IT engineers deemed essential workers to maintain critical IT infrastructure throughout the pandemic. In India, HPE partnered with state governments and private hospitals to deploy more than 100 testing and vaccination facilities across the country, facilitating more than 2 million patient visits.
Business Resilience
Business Resilience encompasses HPE’s ability to rapidly respond and adapt to disruptive events that have the potential to impact HPE operations, be it our team members, sites, critical operations, customers, partners, brand, or reputation. HPE’s Business Resilience function governs three corporate programs: Crisis Management, Business Continuity, and Travel Security, all of which help to build, support, and promote both operational and reputational resilience, while also enabling the business and creating a competitive advantage for HPE. Our Crisis Management program is designed to help geographic and country leaders prepare for and respond to disruptive events that might impact operations in their geography in an effective, timely manner, with the goal of protecting people and minimizing damage to our profitability, reputation, and ability to operate. Our Business Continuity program is designed to help business and function leaders prepare and plan for disruptive events that might impact critical business operations and services, so that we may continue such critical business operations at acceptable pre-defined levels Our Travel Security program is guided by the Corporate Duty of Care Principle, in that HPE has a moral and legal responsibility (Duty of Care) to ensure the safety and security of our team members, including while they are traveling on company business, whether international or domestic, and

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exposed to higher risks. The mission of HPE’s Business Resilience function is to enable the business to achieve its objectives by improving the effectiveness of risk management, control, response, and governance while implementing industry best practices in the program areas of Crisis Management, Business Continuity, and Travel Security, thereby creating and enhancing HPE’s competitive advantage through effective preparation and planning.
How We Report
Our culture of integrity and transparency builds trust with our stakeholders as we collaborate to make meaningful progress on the issues most relevant to our business. Our best-in-class ESG reporting ensures accountability, aligning with prominent standards and frameworks to meet the needs of our stakeholders. Our ESG disclosures align with investor-driven standards and frameworks such as the Sustainability Accounting Standards Board (“SASB”) and Taskforce on Climate-related Financial Disclosures (“TCFD”). We regularly evaluate the effectiveness and scope of our ESG reporting by analyzing external reporting frameworks, such as SASB and TCFD, and peer company disclosures and implementing feedback from our stockholders and other stakeholders.
OVERSIGHT
HPE Living Progress is overseen by our Board and its various committees, with the NGSR Committee primarily responsible for oversight. HPE leadership regularly briefs the Board on ESG topics covering risks and opportunities, impacts, and strategies. In addition, the NGSR Committee reviews, assesses, reports, and provides guidance to management and the Board regarding HPE’s policies and programs relating to ESG. In 2021, the NGSR Committee charter was updated to strengthen the committee’s oversight of key ESG issues, such as climate change, privacy, and human rights. With the ever-growing importance of the “social” aspect within ESG, our Board and the HR and Compensation Committee play important roles in overseeing critical topics such as employee wellness, diversity metrics, and social justice initiatives.

The Board

Responsible for ensuring ESG risks and opportunities are integrated into HPE’s long-term strategy.

Nominating, Governance and Social Responsibility Committee	Finance and Investment Committee

Primarily responsible for ESG oversight, including the annual review of our ESG strategy, and board diversity and composition, and Living Progress disclosures.	Continuously reviews stockholder sentiment and perspectives, which includes an increasing focus on ESG matters, to ensure alignment and engagement.

HR and Compensation Committee	Audit Committee

Oversees corporate culture and employee relations topics, including inclusion and diversity initiatives, social justice activities, pay equity, as well as compensation philosophy and succession planning.	Oversees ESG risks as part of overall risk management, as well as reviews ESG disclosures in Securities Exchange Commission (“SEC”) filings and ensures we are adhering to our existing controls and procedures.

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LIVING PROGRESS
The NGSR Committee reviews, assesses, reports, and provides guidance to management and the Board regarding HPE’s policies and programs relating to ESG. HPE regularly engages with the Board and executive committee on environmental and social considerations as a matter of best practice to drive continued business success. Our strategy is also informed by the Living Progress Strategy Council, a cross-functional team of executives who ensure best-in-class ESG performance across organizations such as Corporate Affairs, Legal, Human Resources, Global Operations, Ethics and Compliance, and Corporate Strategy.

RECOGNITION
ESG ratings agencies consistently rank HPE among the top global and industry leaders for ESG issue management and performance. In particular, we have been recognized by the following prominent ESG rating agencies:

CDP, DJSI, and MSCI ESG ratings are as of calendar year 2021. Sustainalytics’ ESG rating is as of March 2021. The use by HPE of any MSCI ESG Research LLC or its affiliates (“MSCI”) data, and the use of the MSCI logos, trademarks, service marks, or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of HPE by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided ’as-is’ and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

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GOVERNANCE
OVERVIEW

Our Board is committed to excellence in corporate governance. We know that our long-standing tradition of principled, ethical governance benefits our stockholders, as well as our customers, employees, and communities, and we have developed, and continue to maintain, a governance profile that aligns with industry-leading standards. We believe that the high standards set by our governance structure will continue to have a direct impact on the strength of our business.
The following table presents a brief summary of highlights of our governance profile, followed by more in-depth descriptions of some of the key aspects of our governance structure.

Board Conduct and Oversight	Independence and Participation	Stockholder Rights
•Development and oversight of Company strategy and execution
•Rigorous stock ownership guidelines, including a 7x base salary requirement for the CEO
•Regular, conscientious risk assessment
•Standards of Business Conduct, applied to all directors, executive officers, and employees
•Annual review of developments in best practices
•Significant time devoted to succession planning and leadership development efforts
•Annual evaluations of Board, committees, and individual directors

•10 of 11 director nominees are independent by New York Stock Exchange (“NYSE”) standards
•Independent Chair of the Board
•Executive sessions of non-management directors are generally held at each Board and committee meeting
•All committees of the Board consist entirely of independent directors
•Separate Chair and CEO roles
•Participation in one-on-one meetings with management
•Robust engagement directly with stockholders
•Frequent participation at customer and stakeholder events

•Proxy access right for eligible stockholders holding 3% or more of outstanding common stock for at least three years to nominate up to 20% of the Board
•Special meeting right for stockholders of an aggregate of 25% of voting stock
•All directors annually elected; no staggered Board
•Majority voting in uncontested director elections
•No “poison pill”
•No supermajority voting requirements to change organizational documents

DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and that the Board can include no more than three directors who are not independent directors. These standards are available on our website at https://investors.hpe.com/governance/guidelines. Our director independence standards generally reflect the NYSE corporate governance listing standards. In addition, each member of the Audit Committee and the HRC Committee meets the heightened independence standards required for such committee members under the applicable listing standards.
Under our Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:
(1)    The director is, or has been within the last three years, an employee of Hewlett Packard Enterprise or an immediate family member of the director is, or has been within the last three years, an executive officer of Hewlett Packard Enterprise.
(2)    The director has been employed as an executive officer of Hewlett Packard Enterprise, its subsidiaries, or affiliates within the last five years.
(3)    The director has received, or has an immediate family member who has received, during any 12-month period within the last three years more than $120,000 in direct compensation from Hewlett Packard Enterprise, other than compensation for Board service, compensation received by a director’s immediate family member for service as a non-executive employee of Hewlett Packard Enterprise, or pension or other forms of deferred compensation for prior service with Hewlett Packard Enterprise that is not contingent on continued service.
(4)    (A) The director or an immediate family member is a current partner of the firm that is our internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning)

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practice; or (D) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on our audit within that time.
(5)    The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or has served on that company’s compensation committee.
(6)    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Hewlett Packard Enterprise for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
(7)    The director is affiliated with a charitable organization that receives significant contributions from Hewlett Packard Enterprise.
(8)    The director has a personal services contract with Hewlett Packard Enterprise or an executive officer of Hewlett Packard Enterprise.
For these purposes, an “immediate family member” includes a director’s spouse, parents, step-parents, children, step-children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and any person (other than tenants or employees) who shares the director’s home.
In determining independence, the Board reviews whether directors have any material relationship with Hewlett Packard Enterprise. An independent director must not have any material relationship with Hewlett Packard Enterprise, either directly or as a partner, stockholder, or officer of an organization that has a relationship with Hewlett Packard Enterprise, nor any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director’s relationship to Hewlett Packard Enterprise, the Board considers all relevant facts and circumstances, including consideration of the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation, and is guided by the standards set forth above.
In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2019 between Hewlett Packard Enterprise and entities associated with the independent directors or their immediate family members. The Board’s independence determinations included consideration of the following transactions:
•Mr. Ammann is the former Chief Executive Officer of Cruise LLC, a subsidiary of General Motors Company. Hewlett Packard Enterprise has entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with General Motors Company and its subsidiaries (together “General Motors”). The amount that Hewlett Packard Enterprise paid in each of the last three fiscal years to General Motors, and the amount received in each fiscal year by Hewlett Packard Enterprise from General Motors, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of General Motors Company’s consolidated gross revenues.
•Mr. Kurtz is the Founder and Chief Executive Officer of CrowdStrike Holdings, Inc. Hewlett Packard Enterprise has entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with CrowdStrike. The amount that Hewlett Packard Enterprise paid in each of the last three fiscal years to CrowdStrike, and the amount received in each fiscal year by Hewlett Packard Enterprise from CrowdStrike, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of CrowdStrike’s consolidated gross revenues.
•Each of Mr. Ammann, Ms. Carter, Ms. Hobby, Mr. Kurtz, Mr. Lane, Ms. Livermore, Mr. Noski, Mr. Ozzie, Mr. Reiner, Ms. Russo, and Mrs. Wilderotter, or one of their immediate family members, is a non-employee director, trustee, or advisory board member of another company that did business with Hewlett Packard Enterprise at some time during the past three fiscal years. These business relationships were as a supplier or purchaser of goods or services in the ordinary course of business.
As a result of this review, the Board has determined the transactions and relationships described above would not interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has also determined that each non-employee director during fiscal 2021, including Mr. Ammann, Ms. Carter, Ms. Hobby, Mr. Kurtz, Mr. Lane, Ms. Livermore, Mr. Noski, Mr. Ozzie, Mr. Reiner, Ms. Russo, and Mrs. Wilderotter and each of the members of the Audit Committee, the HRC Committee, and the NGSR Committee had and, with respect to current directors, has no material

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relationship with Hewlett Packard Enterprise (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Hewlett Packard Enterprise) and is independent within the meaning of both our and the NYSE director independence standards. The Board has determined that Mr. Neri is not independent under either standard because of his status as our current President and CEO.
LIMITS ON DIRECTOR SERVICE ON OTHER PUBLIC COMPANY BOARDS
We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to the Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise the ability of these directors to effectively serve on the Board. Our Corporate Governance Guidelines limit each director’s service on other boards of public companies to a number that permits them, given their individual circumstances, to responsibly perform all director duties and, in all events, this service may not exceed four other public company boards. Further, the ability of each director to devote sufficient time and attention to director duties is expressly considered as part of the annual Board self-evaluation process, which aims to evaluate the effectiveness and engagement of HPE’s directors, including in the context of their external commitments.
While the Board considers its directors’ outside directorships during this evaluation process, the Board recognizes that this is one of many outside obligations which could potentially impair a director’s capacity to dedicate sufficient time and focus to their service on the Board. As such, the Board evaluates many factors when assessing the effectiveness and active involvement of each director. Such other factors include:
•The director’s attendance at Board and committee meetings.
•The director’s participation and level of engagement during these meetings.
•The role played by the director on our Board, as well as on his or her outside boards, including committee membership and chair positions.
•The experience and expertise of the director, including both relevant industry experience and service on other (related) public company boards, which enables the director to serve on multiple boards effectively.
We schedule our Board and committee meetings up to two years in advance to ensure director availability and maximum participation. Directors serve for one-year terms; accordingly, there is an opportunity to evaluate annually each director’s ability to serve, which is further discussed in the “Director Evaluations” section below.
Our directors’ active engagement extends to regular participation in events and programs representing HPE’s interests, connecting with our customers, and engaging with our employees. In prior years, our directors have attended the World Economic Forum, HPE Discover, HPE Leader Forum, HPE International Women’s Day, and ReadyNow! (a board directorship readiness immersion program for women) and they sponsor HPE’s Inclusion and Diversity Council. We are very proud to have directors who go above and beyond their standard board duties to promote our interests, our mission, and our values of inclusion and diversity around the world.
SUCCESSION PLANNING
As described in its charter, one of the HRC Committee’s responsibilities is to oversee succession planning and leadership development. The HRC Committee and our Board lead periodic succession and talent reviews, in which critical skills required from management to create stockholder value are utilized to assess the readiness of the CEO’s, Executive Committee members’, and senior officers’ successors. In addition, the Board reviews emerging diverse and technical talent and regularly interacts with key team members, which provides identified successors with important exposure

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GOVERNANCE
opportunities. Lastly, we maintain updated emergency succession plans for the CEO, Executive Committee members, and other Section 16 Officers. On an ongoing basis, the Board reviews these succession plans, with input from the CEO and Chief People Officer, as well as during executive sessions with no members of management present. Succession reviews for key executive roles consist of an assessment of internal candidates, as well as external talent identified by executive search firms. The Board retains such firms with regards to CEO talent identification, while the Company retains its own firms with regards to the identification of talent for other executive positions.
DIRECTOR EVALUATIONS

Our Process
Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness. Every year, the Board conducts a formal evaluation of each committee, individual directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; culture and diversity; and other relevant topics, such as crisis management and ESG-related perspectives and skills.
The process involves the NGSR Committee, working with the Board Chair, designing each year’s evaluation process, which rotates among three formats: (1) written questionnaires, (2) individual interviews, and (3) group discussions. When designing the evaluation process and questions, the Board considers the current dynamics of the boardroom, the Company, our industries, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds.

Written Questionnaires	Individual Interviews	Group Discussions

Format: each of our directors respond to tailored questionnaires and their responses are compiled, analyzed, and discussed with the Board.

☑ Anonymity promotes candor
☑ Cost and time effectiveness
☑ Allows focus on most pertinent issues
☑ Allows for clear comparison of responses when using a numerical scale system

Format: our Board Chair interviews each of our directors separately with questions addressing pertinent topics related to the Board and the Company. The results of these interviews are discussed with the full Board.

☑ Fosters in-depth feedback
☑ More personal, and promotes natural discussion of key topics

Format: led by our Board Chair, our directors engage in a structured conversation during a scheduled Board meeting, covering an agenda of discussion topics that is customized to this format and circulated in advance.

☑ Encourages directors to listen and learn from each other
☑ Allows for elaboration on feedback
☑ Feedback and discussions occur instantly and simultaneously

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
Under our stock ownership guidelines, non-employee directors are expected to accumulate, within five years of their election to the Board, shares of Hewlett Packard Enterprise stock equal in value to at least five times the amount of their annual cash retainer. Shares counted toward these guidelines include any shares held by the director directly or indirectly, including deferred vested awards.
All non-employee directors with more than five years of service have met our stock ownership guidelines, and all non-employee directors with less than five years of service have either met, or are on target to meet, our stock ownership guidelines within the expected time.

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Anti-hedging/pledging policy
HPE has a policy prohibiting directors from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in HPE stock, including, among other things, short sales and transactions involving publicly-traded options. In addition, with limited exceptions, HPE’s directors are prohibited from holding HPE stock in margin accounts and from pledging HPE stock as collateral for loans. These policies further align directors’ interests with those of our stockholders.

RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES
We have adopted a written policy for approval of transactions between us and our directors, director nominees, executive officers, beneficial owners of more than five percent (5%) of Hewlett Packard Enterprise’s stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single 12-month period and such “related persons” have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity).
The policy provides that the NGSR Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the NGSR Committee determines whether the transaction is in the best interests of Hewlett Packard Enterprise. In making that determination, the NGSR Committee takes into account, among other factors it deems appropriate:
•the extent of the related person’s interest in the transaction;
•whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances;
•the benefits to Hewlett Packard Enterprise;
•the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director, or an entity in which a director is a partner, 10% stockholder, or executive officer;
•the availability of other sources for comparable products or services; and
•the terms of the transaction.
The NGSR Committee has delegated authority to the chair of the NGSR Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full NGSR Committee for its review at each of the NGSR Committee’s regularly scheduled meetings.
The NGSR Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:
1.compensation of executive officers that is excluded from reporting under SEC rules where the HRC Committee approved (or recommended that the Board approve) such compensation;
2.director compensation;
3.transactions with another company with a value that does not exceed the greater of $1 million or 2% of the other company’s annual revenues, where the related person has an interest only as an employee (other than executive officer), director, or beneficial holder of less than 10% of the other company’s shares;
4.contributions to a charity in an amount that does not exceed $1 million or 2% of the charity’s annual receipts, where the related person has an interest only as an employee (other than executive officer), or director; and
5.transactions where all stockholders receive proportional benefits.
A summary of transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the NGSR Committee for its review as applicable.

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GOVERNANCE
Fiscal 2021 Related Person Transactions
We enter into commercial transactions with many entities for which our executive officers or directors serve as directors and/or executive officers in the ordinary course of our business. All of those transactions were pre-approved transactions as defined above or were approved or ratified by the NGSR Committee. Hewlett Packard Enterprise considers all pre-approved or ratified transactions to have been at arm’s-length and does not believe that any of our executive officers, directors, or 5% beneficial owners had a material direct or indirect interest in any of such commercial transactions.
COMMUNICATIONS WITH THE BOARD
Individuals may communicate with the Board by contacting: Secretary to the Board of Directors, 1701 East Mossy Oaks Road, Spring, Texas 77389, e-mail: bod-hpe@hpe.com.
This correspondence is provided to all directors. In accordance with instructions from the Board, the secretary to the Board reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board or to individual directors, as appropriate. Our independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes, and job inquiries, not be posted.
Communications that are intended specifically for the Chair of the Board, independent directors, or the non-employee directors should be sent to the e-mail address or street address noted above, to the attention of the Chair of the Board.
GOVERNANCE DOCUMENTS
We maintain a code of business conduct and ethics for directors, officers, and employees, known as our Standards of Business Conduct. We also have adopted Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, Bylaws, and respective charters of the Board committees, form the framework for our governance. All of these documents are available at https://investors.hpe.com/governance for review, downloading, and printing. On our governance website, we will post any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers. Stockholders may request free printed copies of our Certificate of Incorporation, Bylaws, Standards of Business Conduct, Corporate Governance Guidelines, and charters of the committees of the Board by contacting: Hewlett Packard Enterprise Company, Attention: Investor Relations, 1701 East Mossy Oaks Road, Spring, Texas 77389.

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STOCK OWNERSHIP INFORMATION
Common Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of December 31, 2021 concerning beneficial ownership by:
•holders of more than 5% of Hewlett Packard Enterprise’s outstanding shares of common stock;
•our directors and nominees;
•each of the named executive officers listed in the “Fiscal 2021 Summary Compensation Table” on page 86; and
•all of our directors and executive officers as a group.
The information provided in the table is based on our records, information filed with the SEC, and information provided to Hewlett Packard Enterprise, except where otherwise noted.
The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2022 (60 days after December 31, 2021) through the exercise of any stock options, through the vesting and settlement of restricted stock units (“RSUs”) payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after March 1, 2022 and any RSUs vesting or settling on or before March 1, 2022 that may be payable in cash or shares at Hewlett Packard Enterprise’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

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Beneficial Ownership Table

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
BlackRock(1)	132,069,344	10.2%
Dodge & Cox(2)	158,656,219	12.3%
State Street Corporation(3)	0	5.01%
The Vanguard Group(4)	145,301,964	11.65%
Daniel Ammann(5)	85,276	*
Pamela L. Carter(6)	93,391	*
Jean M. Hobby	41,682	*
George R. Kurtz	36,339	*
Raymond J. Lane	886,372	*
Ann M. Livermore(7)	142,581	*
Charles H. Noski	24,745	*
Raymond E. Ozzie	100,590	*
Gary M. Reiner(8)	204,965	*
Patricia F. Russo(9)	236,197	*
Mary Agnes Wilderotter	81,148	*
Thomas E. Black Jr.(10)	54,379	*
Alan May(11)	1,429,759	*
Keerti Melkote	65,353	*
Antonio F. Neri(12)	1,633,347	*
Tarek Robbiati	470,296	*
John F. Schultz	155,829	*
All current executive officers and directors as a group (22 persons)(13)	5,914,643	*

*    Represents holdings of less than 1% based on 1,300,973,738 outstanding shares of common stock as of December 31, 2021.
1     Based on the most recently available Schedule 13G/A filed with the SEC on February 7, 2022 by BlackRock, Inc. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 111,885,972 shares, shared voting power over no shares, sole dispositive power over 132,069,344 shares, and shared dispositive power over no shares beneficially owned. The Schedule 13G/A contained information as of December 31, 2021 and may not reflect current holdings of HPE’s stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
2     Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2021 by Dodge & Cox. According to its Schedule 13G/A, Dodge & Cox reported having sole voting power over 151,624,433 shares, shared voting power over no shares, sole dispositive power over 158,656,219 shares, and shared dispositive power over no shares. The securities reported on the Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts and which clients have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, HPE’s stock. The Schedule 13G/A contained information as of December 31, 2020 and may not reflect current holdings of HPE’s stock. The address for Dodge & Cox is Dodge & Cox, 555 California Street, 40th Floor, San Francisco, California 94104.
3    Based on the most recently available Schedule 13G filed with the SEC on February 12, 2021 by State Street Corporation (‘‘State Street’’). According to its Schedule 13G, State Street reported having sole voting power over no shares, shared voting power over 57,105,733 shares, sole dispositive power over no shares, and shared dispositive power over 64,719,605 shares. The Schedule 13G contained information as of December 31, 2020 and may not reflect current holdings of HPE’s stock. The address for State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
4     Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. (‘‘Vanguard’’). According to its Schedule 13G/A, Vanguard reported having sole voting power over 0 shares, shared voting power over 2,155,525 shares, sole dispositive power over 145,301,964 shares, and shared dispositive power over 5,439,885 shares. The Schedule 13G/A contained information as of December 31, 2021 and may not reflect current holdings of HPE’s stock. The address for Vanguard is The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.
5     Represents 85,276 shares that Mr. Ammann holds indirectly with his spouse.
6     Includes 37,031 shares that Ms. Carter has elected to defer receipt of until the termination of her service as a member of the Board.
7    Includes 104,119 shares that Ms. Livermore holds indirectly through a trust with her spouse.
8     Represents 202,853 shares that Mr. Reiner holds indirectly with his spouse.
9     Includes 220,887 shares that Ms. Russo elected to defer receipt of until the termination of her service as a member of the Board.
10     Includes 37,297 shares that Mr. Black has the right to acquire by exercise of stock options.
11     Includes 1,119,249 shares that Mr. May has the right to acquire by exercise of stock options.
12     Includes 800,829 shares that Mr. Neri has the right to acquire by exercise of stock options.
13     Includes 2,061,732 shares that current executive officers and directors have the right to acquire.

20	HPE 2022 PROXY STATEMENT

OUR BOARD

Responsibilities
•Presides at all meetings of the Board, including executive sessions of the independent directors.
•Oversees the planning of the annual Board calendar, schedules and sets the agenda for meetings of the Board in consultation with other directors, and leads the discussion at such meetings.
•Chairs the annual meeting of stockholders.
•Is available in appropriate circumstances to speak on behalf of the Board.
•Performs such other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by the Board from time to time.

OUR CHAIR

BOARD STRUCTURE AND COMMITTEE COMPOSITION
As of the date of this proxy statement, the Board has 12 directors and the following five standing committees: (1) Audit Committee (“Audit”); (2) Finance and Investment Committee (“FIC”); (3) HR and Compensation Committee (“HRC”); (4) Nominating, Governance and Social Responsibility Committee (“NGSR”); and (5) Technology Committee (“Tech”). The current committee membership and the function of each of these standing committees is described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on our Governance website at https://investors.hpe.com/governance#committee-charters.
Each committee reviews and reassesses the adequacy of its charter annually, conducts annual evaluations of its performance with respect to its duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the committee’s activities. Additionally, the Board and each of the committees have the authority to retain, terminate, and receive appropriate funding for outside advisors as the Board and/or each committee deems necessary.
The composition of each standing committee is as follows:

Independent Directors	Audit	FIC	HRC	NGSR	Tech
Daniel Ammann		CHAIR
Pamela L. Carter	●		CHAIR
Jean M. Hobby	●
George R. Kurtz					●
Raymond J. Lane					●
Ann M. Livermore		●		●
Charles H. Noski		●
Raymond E. Ozzie					CHAIR
Gary M. Reiner				CHAIR	●
Patricia F. Russo			●	●
Mary Agnes Wilderotter*	CHAIR		●

Employee Directors
Antonio F. Neri
* Not standing for re-election
BOARD LEADERSHIP STRUCTURE
The Board is currently led by an independent director, Patricia F. Russo, our Chair. Our Bylaws and Corporate Governance Guidelines permit the roles of Chair and Chief Executive Officer to be filled by the same or different individuals, although the Corporate Governance Guidelines express a preference for the separation of the two roles. This flexibility allows the Board to determine whether the two roles should be combined or separated based upon our needs and the Board’s

HPE 2022 PROXY STATEMENT	21

OUR BOARD
assessment of its leadership from time to time. The Board believes that our stockholders are best served at this time by having an independent director serve as Chair. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chair facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as management development and succession planning, executive compensation, and Company performance, engages with stockholders, and leads our Board’s consideration of key governance matters.
BOARD COMPOSITION
Our Board consists of world-class directors with the diversity of skills, experience, ethnicity, and gender necessary to provide exceptional leadership for HPE.
The selection criteria for our directors includes:
•high professional and personal ethics and values consistent with our long-standing values and standards;
•broad policy-making experience in business, government, education, technology, or public service;
•sufficient time to devote to the Board and our Company;
•diversity of ethnicity, gender, background, and experience including: senior leadership and operating experience in a publicly-listed company; board experience in a publicly-listed company; financial, industrial/technical, brand marketing or international expertise; and
•experience as an investor with a commitment to enhancing stockholder value and representation of the interests across our stockholder base.
We continually assess whether our Board maintains the right balance of skills, experience, and acumen required for exceptional leadership. Our Board structure, composition, and evaluation process are thoughtfully designed in consideration of a number of factors, including our stockholders’ and stakeholders’ perspectives and the proven positive effect that diversity can have on decision making, risk oversight, innovation, and financial performance. In particular, we mandate our external search firm to prioritize searches for candidates exhibiting racial, ethnic, and/or gender diversity. This year, our Board continues to bring a diverse set of backgrounds, skills, and experiences to HPE that are essential to collaborating with management and driving our strategy forward; in terms of gender and ethnic diversity, we continue to have one of the most diverse boards in our industry. Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. The Board has undergone significant refreshment over the last five years to better align the Board’s composition to our long-term strategy and broaden the Board’s perspectives to enhance its performance.
Director Tenure

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OUR BOARD
COMMITTEES OF THE BOARD:

AUDIT COMMITTEE
For financial reporting process and audit

Members	Risk Oversight Role and Primary Responsibilities
Audit
•Oversee the performance of our internal audit function
•Review the qualifications, independence, work product, and performance of the independent registered public accounting firm and evaluate and determine the firm's compensation

Mary Agnes Wilderotter (chair)*	Financial Reporting
* not standing for re-election	•Oversee financial reporting
•Review and discuss earnings press releases

•Review the audit and integrity of our financial statements

Compliance Processes
•Oversee our compliance with legal and regulatory requirements
•Conduct investigations into complaints concerning federal securities laws
Pamela L. Carter	•Review results of significant investigations and management's response to investigations

Risk Management
•Review identified risks to HPE, including litigation and compliance matters
•Review risk assessment and management policies, including the Enterprise Risk Management program
•Review and oversee business continuity, crisis management and disaster recovery risks and planning
Jean M. Hobby

Information and Cybersecurity
•Review the adequacy and effectiveness of information and cybersecurity policies and related internal controls

Required Qualifications
Each director on the Audit Committee must be independent within the meaning of the NYSE standards of independence for directors and audit committee members, and must meet applicable NYSE financial literacy requirements, each as the Board determines. The Board determined that each of the Audit Committee members is independent within the meaning of applicable laws and listing standards. Additionally, at least one director on the Audit Committee must be an “audit committee financial expert,” as determined by the Board in accordance with the SEC rules. The Board determined that each of Mrs. Wilderotter, chair of the Audit Committee and Ms. Hobby is an audit committee financial expert.

Key Skills and Experiences
	•Audit	•Financial Statement Review
	•Compliance	•Risk Management
•Cybersecurity

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OUR BOARD

FINANCE AND INVESTMENT COMMITTEE
For significant treasury matters, strategic transactions, and capital allocation reviews

Members	Risk Oversight Role and Primary Responsibilities
Finance

•Oversee significant treasury matters such as capital structure and allocation strategy, global liquidity, borrowings currency exposure, cash position, dividend policy, share issuances and repurchases, and capital spending

•Oversee our loans and loan guarantees of third parties
•Review capitalization of our Financial Services business
Daniel Ammann (chair)

Mergers and Acquisitions

•Evaluate and revise our mergers and acquisitions approval policies structure
•Assist the Board in evaluating investment, acquisition, certain long-term commercial, joint venture, and divestiture transactions

•Evaluate the execution, financial results, and integration of completed transactions

Ann M. Livermore	Investment
•Review derivative policy

•Review and approve certain swaps and other derivative transactions

•Oversee fixed income investments

Required Qualifications
A majority of the directors on the Finance and Investment Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines. The Board determined that each of the Finance and Investment Committee members is independent within the meaning of applicable laws and listing standards.
Charles H. Noski

Key Skills and Experiences
	•Capital Structure and Strategy	•Investment
	•Captive Finance	•Venture Capital
•Enterprise Information Technology

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OUR BOARD

HR AND COMPENSATION COMMITTEE
For executive compensation structure and human capital strategy

Members	Risk Oversight Role and Primary Responsibilities
Compensation Structure and Strategy
•Discharge the Board’s responsibilities relating to the compensation of our executives and directors
•Annually review and evaluate management’s performance and compensation
•Oversee and provide risk management of our compensation structure, including our equity and benefits programs
Pamela L. Carter (chair)	•Review and discuss the Compensation Discussion and Analysis and additional disclosures in compliance with SEC or listing standards

Human Resources and Workforce Management
•Generally oversee our human resources and workforce management programs
•Monitor workforce diversity and equal employment opportunity issues

Talent Management and Succession Planning
•Review senior management selection and oversee executive succession planning and leadership development
Patricia F. Russo

Delegation of Authority

•May delegate its duties and responsibilities to a subcommittee consisting of one or more directors on the HRC Committee, another director, or other persons, unless otherwise prohibited by applicable laws or listing standards

Required Qualifications
Mary Agnes Wilderotter* * not standing for re-election	Each director on the HRC Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines. In addition, members of the HRC Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Board determined that each of Ms. Carter, chair of the HRC Committee, and HRC Committee members, Ms. Russo and Mrs. Wilderotter, is independent within the meaning of the NYSE standards of independence for directors and compensation committee members, and qualifies as “non-employee directors” and “outside directors” for purposes of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, respectively.

Compensation Committee Interlocks and Insider Participation
None of our executive officers served as a member of the compensation committee of another company, or as a director of another company, whose executive officers also served on our HRC Committee or as one of our directors.

Key Skills and Experiences
	•Executive Compensation	•Operations
	•Human Resources Management	•Legal and Regulatory Compliance

HPE 2022 PROXY STATEMENT	25

OUR BOARD

NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE
For board evaluation, director nomination, and corporate citizenship

Members	Risk Oversight Role and Primary Responsibilities
Corporate Governance
•Develop and regularly review our Corporate Governance Guidelines
•Identify and monitor social, political, and environmental trends and provide guidance relating to public policy matters and global citizenship
•Oversee our ESG practices, policies, and disclosure to align with our core business strategy and evaluate our progress against ESG targets
•Review proposed changes to our Certificate of Incorporation, Bylaws, and Board committee charters
Gary M. Reiner (chair)	•Ensure proper attention is given and effective responses are made to stockholder concerns

•Design and execute annual evaluations of the Board, committees, and individual directors
•Oversee the HRC Committee's evaluation of senior management

Board Composition
•Identify, recruit, and recommend candidates to be nominated for election as directors
Ann M. Livermore
•Develop and recommend Board criteria for identifying director candidates

•Oversee the organization and leadership structure of the Board to discharge its duties and responsibilities properly and efficiently
•Evaluate director independence and financial literacy and expertise

Required Qualifications
Each director on the NGSR Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines. The Board determined that each of the NGSR Committee members is independent within the meaning of applicable laws and listing standards.
Patricia F. Russo

Key Skills and Experiences
	•Corporate Citizenship	•Executive and Director Level Leadership Experience
•Corporate Governance
	•Operations	•Legal, Regulatory, and Public Policy

26	HPE 2022 PROXY STATEMENT

OUR BOARD

TECHNOLOGY COMMITTEE
For technology and intellectual property portfolio strategy

Members	Risk Oversight Role and Primary Responsibilities
Technology and Intellectual Property Strategies
•Make recommendations to the Board concerning our technology strategies
•Assess the health and oversee the execution of our technology strategies
•Assess the scope and quality of our intellectual property

Technology Trends and Guidance
Raymond E. Ozzie (chair)	•Identify, evaluate, and monitor existing and potential trends in technology development

•Provide guidance on technology as it may pertain to market entry and exit, investments, mergers, acquisitions and divestitures, research and development investments, and key competitor and partnership strategies

Privacy and Data Protection
•Monitor new technology, trends, and regulatory obligations with respect to privacy, data protection, and data retention
George R. Kurtz

Required Qualifications
Each director on the Technology Committee will have such qualifications as the Board determines.

Key Skills and Experiences
Raymond J. Lane	•Cybersecurity	•Intellectual Property Expertise
	•Entrepreneurship	•Research and Development

	•Enterprise Information Technology	•Venture Capital

Gary M. Reiner

HPE 2022 PROXY STATEMENT	27

OUR BOARD
BOARD RISK OVERSIGHT
Given today’s ever-changing economic, social, and political landscape, a structured, conscientious approach to risk management is more important than ever for our Company. Our Board, both directly and through its committees, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is an enterprise-wide program designed to enable effective and efficient identification of, and management visibility into, critical enterprise risks and to facilitate the incorporation of risk considerations into decision making across the Company.
In particular, the ERM program:
•clearly defines risk management roles and responsibilities;
•brings together senior management to discuss risk;
•promotes visibility and constructive dialogue around risk relevant to the company’s strategy and operation; and
•facilitates appropriate risk response strategies at the Board, committee, and management levels.

The Board
The Board oversees management’s implementation of the ERM program, including reviewing our enterprise risk portfolio and evaluating management’s approach to addressing identified risks. In addition, the Board oversees escalated risks and the inclusion of risk considerations in strategy decisions. Various Board committees also have responsibilities for the oversight of risk that supplement the ERM program, as described below.

Audit Committee	Finance and Investment Committee	HR and Compensation Committee
Responsible for overseeing risks related to the Company’s financials, audits, internal controls, litigation, regulatory matters, as well as cybersecurity governance and monitoring activities, and designing the annual ERM program.	Responsible for overseeing finance-related risks pertaining to the Company’s investments, acquisitions, strategic commercial relationships, joint ventures, and divestitures, as well as risks relating to treasury, debt, and financial services.	Considers risks and achievement of company objectives associated with our compensation policies and practices, HR programs and strategies, diversity and gender programs, training, metrics, and executive succession planning.

Nominating, Governance and Social Responsibility Committee		Technology Committee
Oversees risks associated with stockholder concerns, public policy, government affairs, and regulatory and compliance matters relating to emerging political, environmental, and global citizenship trends, as well as ESG matters, which include, among other topics, human rights, privacy, sustainability, corporate social responsibility, and corporate governance.		Oversees risks associated with the Company’s innovation efforts, technology strategies, and intellectual property portfolio, as well as risks pertaining to privacy, data protection, and data retention.

Under the ERM program, management develops a holistic portfolio of our enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments, and incorporating information regarding specific categories of risk gathered from various internal HPE departments. Our Global Business groups, Internal Audit, Enterprise Finance Reporting, Treasury, Information Technology, Cybersecurity, Human Resources, Corporate Affairs, and Legal teams all provide input into this process and are responsible for the day-to-day monitoring, evaluating, reporting, and mitigating of their respective risk categories. Management then develops response plans for risks categorized as requiring management focus based on performance indicators and monitors other identified risk areas. Management provides reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.
This structure ensures that we provide specialized attention to, and oversight of, key risk areas by aligning our unique set of committees with risk oversight in their individual areas of expertise. Throughout the year, the Board oversees its committees’ ongoing risk oversight activities, and the Audit Committee escalates issues relating to risk oversight to the full Board, in a continuous effort to keep the Board adequately informed of developments that could affect the Company’s risk profile or other aspects of our business. The Board also considers specific risk topics in connection with strategic planning and other matters.

28	HPE 2022 PROXY STATEMENT

OUR BOARD
Cybersecurity Risk Management
HPE operates a complex and large IT infrastructure critical in maintaining our ongoing operations in addition to a significant R&D footprint including labs, build and test systems, and supporting infrastructure which all have varying levels of risk exposures. We have a Chief Security Officer (“CSO”) who oversees the back office security, inclusive of the corporate IT environment and security standards that are used as a framework for the management of security across HPE. Our CSO is also responsible for developing and administering our corporate security training and sponsors our policy and standards. Our cybersecurity plan is reviewed annually, and the Board, Audit Committee, and senior management oversee our cybersecurity program, receiving regular updates directly from our CSO, management, and HPE product security experts from various business and operational areas.
Compensation Risk Management
During fiscal 2021, we undertook an annual review of our material compensation processes, policies, and programs for all employees to assess whether our compensation programs and practices are reasonably likely to have a material adverse effect on Hewlett Packard Enterprise. In conducting this assessment, we reviewed the structure of all of our material compensation plans against an inventory of risk features, our risk control systems and governance structure, the design and oversight of our compensation programs, and the developments, improvements, and other changes made to those programs over the past year. Management presented a summary of the findings to the HRC Committee, and based on this analysis and discussion with management and its independent advisor, the HRC Committee concluded that the overall program did not foster excessive risk taking or contain provisions or features likely to have a material adverse effect on HPE.
Overall, we believe that our programs contain an appropriate balance of fixed and variable features and short- and long-term incentives, as well as complementary metrics and reasonable, performance-based goals with appropriate payout curves that balance upside opportunity for overachievement of target goals with downside implications for underachievement. We believe that these factors, combined with effective Board and management oversight and the engagement of an independent advisor that does no other work for HPE, operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation related aspects of their jobs.
Diversity and Inclusion Risk Management
The HRC Committee — in overseeing HPE’s human resources strategy, programs, and objectives — provides oversight and evaluation of our compensation structure, including equity and benefit programs. The HRC Committee effectively oversees workforce management practices and programs and monitors HPE’s diversity and inclusion efforts to ensure compliance with equal opportunity employment requirements. HPE consistently sets bold targets beyond these requirements that champion diversity and inclusion actions to hire, promote, recognize, train, and retain individuals of diverse ethnic and racial backgrounds. The HRC Committee, through its authority, regularly monitors these programs’ internal employee training metrics in determining company performance and achievement of DEI targets.
Crisis Risk Management

Hewlett Packard Enterprise maintains a vigorous crisis management framework overseen by senior management, the Executive Risk Council, and the Board. HPE’s crisis management strategy starts with a central corporate crisis management team (the “Corporate CMT”) that develops and adjusts policies, playbooks, and procedures; facilitates communications; and coordinates with team members across countries, functions, and business units through local, country-level Corporate CMTs. The Audit Committee regularly reviews and updates the Company’s crisis management framework, policies, and processes. HPE’s crisis management framework is only one aspect of its Business Resilience programs which also include its business continuity and other risk mitigation strategies.
As we enter into the third year of this global health crisis, protecting the health of our team members remains our first and foremost goal.

In response to the COVID-19 pandemic, the Corporate CMT has been following a risk-based and phased approach by aligning with local government guidelines for site and operations reconstitution and recovery. Throughout the COVID-19 pandemic crisis, the Board has overseen HPE’s crisis management policies and response to ensure that we identify and respond to emerging risks

HPE 2022 PROXY STATEMENT	29

OUR BOARD
and provide meaningful updates to our stakeholders. In particular, the Board continues to (1) assess the impact of the pandemic on our employees and business, (2) review and evaluate key risk areas, such as cyber-related challenges, (3) receive frequent updates on strategy, capital allocation acts, and impacts from management and the Corporate CMT, (4) conduct strategic evaluations of response and recovery scenarios and plans in close coordination with management and consultants, and (5) review stakeholder communications plans with management, ensuring effective and transparent communications.
As we enter into the third year of this global health crisis, protecting the health of our team members remains our first and foremost goal. To that end, HPE has announced a vaccine policy as a condition of site entry, working at customer and third-party sites, and for travel and attending events. Our Corporate CMTs around the globe are working on implementing COVID-19 vaccination and risk mitigation strategies where it is legally permissible to do so and where vaccines are readily available to team members.
Climate Change Risk Management
Climate change serves as a risk multiplier increasing both the frequency and severity of natural disasters that may affect our worldwide business operations. HPE was an early adopter of the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), and we undertake climate scenario analyses to enhance our understanding and management of these risks and opportunities. The NGSR Committee provides oversight of the Company’s ESG strategy, policies, and practices, including those related to climate change. HPE has set ambitious public targets to manage environmental impacts such as greenhouse gas emissions, renewable energy procurement, and product energy effectiveness. Progress against these targets is routinely monitored by management and reviewed at least annually by the NGSR Committee. In addition, in 2021, every member of the HPE Board of Directors completed an online training course to augment their understanding of the Company’s climate strategy, targets, and net zero commitment. Details on HPE’s climate strategy and performance, as well as our TCFD disclosure, can be found in our annual Living Progress Report.
Human Rights Risk Management
HPE has an industry-leading human rights program, and we are proud of our leadership position in integrating respect for human rights around the world into our operations and value chain. We consistently score at the top of the industry on major human rights benchmarks and are the only two-time winner of the Thomson-Reuters Foundation’s prestigious Stop Slavery Award, which recognizes our efforts to combat forced labor and modern slavery.
Our Board provides substantial oversight of HPE’s global human rights program. The program sits in HPE’s Ethics & Compliance Office, led by our Chief Ethics & Compliance Officer (“CECO”). The CECO reports to HPE’s Chief Operating and Legal Officer (“COLO”). Our CECO meets at least quarterly with the Audit Committee of the Board to report on key ethics and compliance risks facing the company, and we address human rights risk in our annual ethics and compliance risk review with the Board. The Board approves HPE’s annual Modern Slavery Transparency Statement, and the Audit Committee approves HPE’s annual Conflict Minerals Disclosure filed with the U.S. Securities and Exchange Commission. Our human rights program also falls within our broader ESG strategy, policies, and public disclosures, which are led by our Chief Sustainability Officer and overseen by the Board’s NGSR Committee.
The CECO also chairs HPE’s Ethics & Compliance Committee, an executive-level committee comprising our COLO, CFO, General Counsel, and other senior executives from our business units, that provides oversight and guidance for HPE’s ethics and compliance program. This committee meets quarterly, and often considers human rights issues.
Throughout the year, the Board, our executives, CECO, and COLO review emerging human rights trends, including salient risks, stakeholder perspectives, and HPE’s approach to mitigating those risks. In 2021, we substantially revised our Global Human Rights Policy, highlighting six salient human rights risks — (1) responsible use of our products, (2) responsible product development, (3) modern slavery and decent work, (4) responsible sourcing of minerals, (5) inclusion & diversity, and (6) water use — which have been identified through a company-wide human rights risk assessment conducted by a third-party human rights expert. We continuously monitor these human rights risks and perform thorough due diligence to avoid complicity in human rights violations.

30	HPE 2022 PROXY STATEMENT

OUR BOARD

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our Board has regularly scheduled meetings and an annual meeting of stockholders each year, in addition to special meetings scheduled as appropriate. During fiscal 2021, our Board held eight meetings. In addition, our five committees held a total of 34 meetings, with the Audit Committee meeting 10 times, the HRC Committee meeting six times, the NGSR Committee meeting five times, the Finance and Investment Committee meeting six times, and the Technology Committee meeting seven times. Of the five regularly scheduled and three special Board meetings held during fiscal 2021, seven included an executive session consisting of only non-management directors. The Board expects that its members will rigorously prepare for, attend, and participate in all Board and applicable committee meetings and each annual meeting of stockholders. In addition to participation at Board and committee meetings, our directors discharged their responsibilities throughout the year through frequent one-on-one meetings and other communications with our Chair, our CEO, and other members of senior management regarding matters of interest.
With an average attendance rate of 95%, each of our directors who was a director during fiscal 2021 attended at least 80% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served.
Directors are also encouraged to attend our annual meeting of stockholders. Last year, each of our directors was in attendance.

HPE 2022 PROXY STATEMENT	31

OUR BOARD
DIRECTOR CANDIDATE SELECTION AND EVALUATION
Overview
* Not standing for re-election
Stockholder Recommendations
The policy of the NGSR Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the NGSR Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria set forth on page 40 under “Proposals To Be Voted On—Proposal No. 1 Election of Directors—Hewlett Packard Enterprise Company Board of Directors Skills and Qualifications.” Any stockholder recommendations submitted for consideration by the NGSR Committee should include verification of the person submitting

32	HPE 2022 PROXY STATEMENT

OUR BOARD
the recommendation’s stockholder status, the recommended candidate’s name and qualifications for Board membership, and should be addressed to:
Corporate Secretary
Hewlett Packard Enterprise Company
1701 East Mossy Oaks Road
Spring, Texas 77389
Email: bod-hpe@hpe.com
Stockholder Nominations
In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and, under certain circumstances, to include their nominees in the Hewlett Packard Enterprise proxy statement. For a description of the process for nominating directors in accordance with our Bylaws, see “Questions and Answers—Stockholder Proposals, Director Nominations, and Related Bylaws Provisions—How may I nominate individuals to serve as directors and what are the deadlines for director nominations?” on page 112.
Identifying and Evaluating Candidates for Directors
The NGSR Committee, in consultation with the Chair, prudently assesses the following throughout the year:
•whether the Board is of the appropriate size;
•whether the Board maintains the appropriate diversity, skills, perspectives, and experiences that align with the Company’s strategy;
•whether any vacancies on the Board are expected due to retirement or otherwise; and
•whether the Board would benefit from the addition of a director with a specific skill set, giving consideration to evolving skills, perspectives, and experiences needed on our Board.
The NGSR Committee also considers board refreshment as part of its annual evaluation of the Board, with the goal of maintaining a diverse Board to ensure representation of varied perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics to support the global demands of our business. Diversity is considered in a broad sense, including, among other attributes, skills and experience, perspectives, gender, ethnicity, and geography. Separately, we have also mandated our external search firm to prioritize candidates exhibiting racial, ethnic, and/or gender diversity. We balance the importance of historical knowledge of the Company with our regard for fresh perspectives by considering director tenure on a case-by-case basis, rather than imposing mandatory term limits. Our current directors bring a diverse set of skills, backgrounds, and experience to HPE that are essential to driving our strategy forward as the market and competitive landscape evolves. In particular, in terms of gender and ethnic diversity, we continue to have one of the most diverse boards in our industry.
Once the NGSR Committee determines a vacancy or necessity, we engage a professional search firm on an ongoing basis to identify and assist the NGSR Committee in identifying, evaluating, and conducting due diligence on potential director nominees. In each instance, the NGSR Committee considers the totality of the circumstances of each individual candidate. Identified candidates are evaluated at regular or special meetings of the NGSR Committee and may be considered at any point during the year. In addition, the NGSR Committee considers properly submitted stockholder recommendations of candidates for the Board to be included in our proxy statement. The NGSR Committee evaluates all nominees appropriately submitted, regardless of source of recommendation, using the same rigorous evaluation process and criteria. In evaluating such nominations, the NGSR Committee seeks to achieve a balance of knowledge, experience, and capability that will enable the Board to effectively oversee the business.

HPE 2022 PROXY STATEMENT	33

OUR BOARD
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
Non-employee director compensation is determined by the Board, acting on the recommendation of the HRC Committee. When determining compensation, the HRC Committee annually considers market data for our peer group, which is the same group used for HPE’s executive compensation benchmarking purposes (see Executive Compensation—Compensation Discussion and Analysis—Other Compensation-Related Matters—Fiscal 2021 Peer Companies) as well as input from Frederic W. Cook & Co., Inc. (“FW Cook”), the independent compensation consultant retained by the HRC Committee. Directors who are employees of the Company or its affiliates do not receive separate compensation for their Board service.
The HRC Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations to ensure that the compensation is competitive and appropriately reflects time commitment and director responsibilities. A competitive compensation package is important because it enables attraction and retention of highly qualified directors who are critical to our long-term success. As noted above, FW Cook conducted a review of director compensation levels relative to our peer group. Results of their review indicated HPE’s then-current director compensation program was positioned near the median relative to our peer group. To maintain pace with expected market trends, the HRC Committee recommended a $5,000 increase to the annual cash retainer and a $5,000 increase to the annual equity retainer. The HRC Committee intends to continue to conduct director compensation reviews annually.
During board year 2021, non-employee directors were compensated for their service as shown in the chart below:

Pay Component	Director Compensation(1)	Additional Information
Annual Cash Retainer(2)	$105,000	May elect to receive up to 100% in HPE stock(3), which may be deferred(4)
Annual Equity Retainer	$230,000 granted in RSUs(5)	May defer up to 100%(4)
Meeting Fees	$2,000 for each board meeting in excess of ten	Paid in cash
	$2,000 for each committee meeting in excess of ten (per committee)	May elect to receive up to 100% in HPE stock(3), which may be deferred(4)
Board Chair Fee(2)	$200,000	May elect to receive up to 100% in HPE stock(3), which may be deferred(4)
Committee Chair Fees(2)	Lead independent director: $40,000 Audit committee: $30,000 HRC committee: $25,000 All others: $20,000	May elect to receive up to 100% in HPE stock(3), which may be deferred(4)
Stock Ownership Guidelines	5x annual cash retainer (i.e., $525,000)	Shares held by the director, directly or indirectly, and deferred vested RSUs are included in the stock ownership calculation. Should be met within five years of election to the Board
1.For purposes of determining director compensation, we use a compensation year that generally commences with the month in which the annual stockholders meeting is held and ends one day prior to the following year’s annual stockholders meeting date. However, this does not coincide with our November through October fiscal year. Therefore, the pay components for the director compensation program for fiscal 2021 reflect program guidelines during both the 2020 and 2021 board years. The 2020 board year began in April 2020 and ended April 2021. The 2021 board year began in April 2021 and will continue until April 2022.
2.Annual cash retainers as well as Chair and committee chair fees paid in cash are paid in quarterly installments.
3.Annual cash retainers and Chair or committee chair fees received in shares of HPE stock in lieu of cash are delivered quarterly in four equal grants. Meeting fees received in shares of HPE stock are delivered at the end of the board year.
4.Deferral elections are made annually and are effective for the following calendar year. For calendar year 2021, directors were permitted to elect to defer all or a portion of any compensation received in the form of RSUs or shares of HPE stock.
5.RSUs generally vest on the earlier of the date of the annual stockholder meeting in the following year or after one year from the date of grant. Directors receive dividend equivalent units with respect to RSUs.
Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are requested to attend board events).

34	HPE 2022 PROXY STATEMENT

OUR BOARD
Fiscal 2021 Director Compensation
The following table provides information regarding compensation for directors who served during fiscal 2021:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
Patricia F. Russo	151,458	379,709	—	531,167
Daniel Ammann	122,917	230,014	—	352,931
Pamela L. Carter	133,917	230,014	—	363,931
Jean M. Hobby	104,917	230,014	—	334,931
George R. Kurtz	102,917	230,014	—	332,931
Raymond J. Lane	—	329,439	—	329,439
Ann M. Livermore	102,917	230,014	—	332,931
Antonio F. Neri(4)	—	—	—	—
Charles H. Noski	102,917	230,014	—	332,931
Raymond E. Ozzie	122,917	230,014	—	352,931
Gary M. Reiner	—	349,429	—	349,429
Lip-Bu Tan(5)	—	38,186	—	38,186
Mary Agnes Wilderotter	138,917	230,014	—	368,931
1.The dollar amounts shown represent the cash portion of the annual retainers, committee chair fees, lead independent director fees, if applicable, Chair fees, and additional meeting fees earned with respect to service during fiscal 2021. See “Additional Information About Fees Earned or Paid in Cash in Fiscal 2021” below. Any amounts elected to be received as HPE stock in lieu of cash are reflected in the Stock Awards column.
2.The amounts in this column reflect the grant date fair value of the annual equity retainer in the amount of $230,014, granted in the form of RSUs in fiscal 2021, as well as the following compensation voluntarily elected to be received in shares or deferred units of HPE stock in lieu of all or a portion of the annual cash retainer, and chair and additional meeting fees (where applicable) during fiscal 2021: Ms. Russo received $149,695, Mr. Lane received $99,425, Mr. Reiner received $119,415, and Mr. Tan received $38,186 in shares of HPE stock. The number of shares of HPE stock granted in lieu of cash is determined using the closing stock price on the last day of the board quarter (rounded down to the nearest share). All or a portion of the stock awards may have been deferred based on the director’s compensation election.
3.Represents the grant date fair value of the annual equity retainer granted in fiscal 2021, calculated in accordance with applicable accounting standards relating to share-based payment awards. For awards of RSUs, that amount is calculated by multiplying the closing price of HPE’s stock on the date of grant by the number of units awarded.
4.As CEO, Mr. Neri did not receive any compensation for his board service. Please see the “Executive Compensation—Compensation Discussion and Analysis” section (the “CD&A”) for details regarding Mr. Neri’s fiscal 2021 compensation.
5.Mr. Tan served as a board member during board year 2020 and did not seek reelection for the 2021 board year. Amounts represent a prorated amount paid in fiscal 2021 for his time served in board year 2020.

HPE 2022 PROXY STATEMENT	35

OUR BOARD
Additional Information About Fees Earned or Paid in Cash in Fiscal 2021
The following table provides additional information regarding fees earned or paid in cash to non-employee directors in fiscal 2021:

Name	Annual Retainers(1) ($)	Committee Chair/Board Chair Fees(2) ($)	Additional Meeting Fees(3) ($)	Total(4) ($)
Patricia F. Russo	51,458	100,000	—	151,458
Daniel Ammann	102,917	20,000	—	122,917
Pamela L. Carter	102,917	25,000	6,000	133,917
Jean M. Hobby	102,917	—	2,000	104,917
George R. Kurtz	102,917	—	—	102,917
Raymond J. Lane	—	—	—	—
Ann M. Livermore	102,917	—	—	102,917
Antonio F. Neri(5)	—	—	—	—
Charles H. Noski	102,917	—	—	102,917
Raymond E. Ozzie	102,917	20,000	—	122,917
Gary M. Reiner	—	—	—	—
Lip-Bu Tan(6)	—	—	—	—
Mary Agnes Wilderotter	102,917	30,000	6,000	138,917
1.The dollar amounts shown include annual cash retainers earned during fiscal 2021 and are based on a portion of the 2020 and 2021 board years.
2.Committee chair fees are calculated based on service during each board year. The dollar amounts shown include such fees earned in fiscal 2021 and are based on a portion of the 2020 and 2021 board years.
3.Additional meeting fees are calculated based on the number of designated board meetings and committee meetings attended during each board year.
4.Total excludes compensation voluntarily elected to be received in shares of HPE stock in lieu of cash during fiscal 2021 as described in footnote three in the “Fiscal 2021 Director Compensation” table above.
5.As CEO, Mr. Neri did not receive any compensation for his board service. Please see the “CD&A” section for details regarding Mr. Neri’s fiscal 2021 compensation.
6.Mr. Tan served as board member during board year 2020 and did not seek reelection for the 2021 board year. His annual retainer and committee chair fees represent a prorated amount paid in fiscal 2021 for his time served in board year 2020.

36	HPE 2022 PROXY STATEMENT

OUR BOARD
Additional Information About Non-Employee Director Equity Awards
The following table provides additional information regarding the stock awards made to non-employee directors during fiscal 2021, the grant date fair value of each of those awards, and the number of stock awards outstanding as of the end of fiscal 2021:

Name	Stock Awards Granted During Fiscal 2021 (#)	Grant Date Fair Value of Stock Awards Granted During Fiscal 2021(1) ($)	Stock Awards Outstanding at Fiscal Year End(2) (#)
Patricia F. Russo	25,633	379,709	235,266
Daniel Ammann	14,146	230,014	14,379
Pamela L. Carter	14,146	230,014	51,410
Jean M. Hobby	14,146	230,014	14,379
George R. Kurtz	14,146	230,014	14,379
Raymond J. Lane	21,690	329,439	14,379
Ann M. Livermore	14,146	230,014	14,379
Antonio F. Neri(3)	—	—	—
Charles H. Noski	14,146	230,014	14,379
Raymond E. Ozzie	14,146	230,014	14,379
Gary M. Reiner	23,233	349,429	14,379
Lip-Bu Tan(4)	3,332	38,186	—
Mary Agnes Wilderotter	14,146	230,014	14,379
1.Represents the grant date fair value of stock awards granted in fiscal 2021 calculated in accordance with applicable accounting standards. For awards of RSUs, that number is calculated by multiplying the closing price of HPE’s stock on the date of grant by the number of units awarded.
2.Includes dividend equivalent units accrued with respect to outstanding awards of RSUs during fiscal 2021.
3.As CEO, Mr. Neri did not receive any compensation for his board service. Please see the “CD&A” section for details regarding Mr. Neri’s fiscal 2021 compensation.
4.Mr. Tan served as a board member during board year 2020 and did not seek reelection for the 2021 board year.

HPE 2022 PROXY STATEMENT	37

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1:	Election of Directors

On the recommendation of the NGSR Committee, the Board has nominated the 11 persons named below for election as directors this year, each to serve for a one-year term or until the director’s successor is elected and qualified.
Director Nominee Experience and Qualifications
The Board annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. The Board believes that its members should possess a variety of skills, professional experience, and backgrounds in order to effectively oversee our business. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board membership criteria described below.
Our Corporate Governance Guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our long-standing values and standards. They should have broad experience at the policy-making level in business, government, education, technology, or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the NGSR Committee takes into account a potential director’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our stockholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.
The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees’ individual biographies below contain information about their experience, qualifications, and skills that led the Board to nominate them.
All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Antonio F. Neri, Tarek Robbiati, and Rishi Varma, will vote for a nominee or nominees designated by the Board or the Board may decrease the size of the Board.
There are no family relationships among our executive officers and directors.
Recommendation of the Board of Directors

Our Board recommends a vote FOR the election to the Board of each of the following nominees.

38	HPE 2022 PROXY STATEMENT

PROPOSALS TO BE VOTED ON
Hewlett Packard Enterprise Company 2022 Board of Directors Nominees
Our employees and our Board reflect our goal of bringing together great minds of all backgrounds to provide the best for HPE and the world. The following provides a snapshot of the diversity, skills, and experience of our director nominees, followed by summary information about each individual nominee.

Independent Directors
Name	Age	HPE director since	Noteworthy experience	Industry experience	Other current public company boards
Daniel Ammann	49	2015	Former Chief Executive Officer, Cruise LLC Former President and Chief Financial Officer, General Motors Company	•Automotive •Financial Services •IT/Technology	None
Pamela L. Carter	72	2015	Former President, Cummins Distribution Business Former President, Cummins Filtration	•Manufacturing •Distribution •Government •Automotive •Operations •Legal, Regulatory, and Public Policy •Supply Chain	Enbridge Inc. Broadridge Financial Solutions, Inc.
Jean M. Hobby	61	2019	Former Global Strategy Partner and Chief Financial Officer, PricewaterhouseCoopers, LLP	•Financial Services	Integer Holdings Corporation Texas Instruments Incorporated
George R. Kurtz	51	2019	President, Chief Executive Officer, and Co-Founder, CrowdStrike Holdings, Inc.	•IT/Technology •Security	CrowdStrike Holdings, Inc.
Raymond J. Lane	75	2015	Managing Partner, GreatPoint Ventures Former President and Chief Operating Officer, Oracle Corporation Partner Emeritus, Kleiner Perkins	•IT/Technology •Food Tech	Beyond Meat, Inc.
Ann M. Livermore	63	2015	Former Executive Vice President, Hewlett-Packard Company Enterprise Business	•IT/Technology •Logistics •Semiconductors	United Parcel Service, Inc. QUALCOMM Incorporated Samsara Inc.
Charles H. Noski	69	2020	Former Chief Financial Officer and Vice Chairman, Bank of America Corporation
Former Chief Financial Officer, Northrop Grumman Corporation
Former Chief Financial Officer and Vice Chairman, AT&T Inc.
			Former President and Chief Operating Officer, Hughes Electronics Corporation	•Communications •Aerospace & Defense •Financial Services	Booking Holdings Inc.
Raymond E. Ozzie	66	2015	Chief Executive Officer, Blues Wireless Inc. Former Chief Software Architect and Chief Technical Officer, Microsoft Corporation	•IT/Technology •Communications	None
Gary M. Reiner	67	2015	Operating Partner, General Atlantic LLC Former Senior Vice President and Chief Information Officer, General Electric Company	•IT/Technology •Financial Services	Citigroup, Inc.
Patricia F. Russo	69	2015	Former Chief Executive Officer, Alcatel-Lucent, S.A.	•Automotive •Manufacturing •Distribution •IT/Technology	General Motors Company KKR & Co. Inc. Merck & Co., Inc.
Employee Director
Antonio F. Neri	54	2018	President and Chief Executive Officer, Hewlett Packard Enterprise Company	•IT/Technology	Anthem, Inc.

HPE 2022 PROXY STATEMENT	39

PROPOSALS TO BE VOTED ON
Hewlett Packard Enterprise Company Board of Directors Skills and Qualifications
Our Board selected the nominees based on their diverse set of backgrounds, skills, and experiences, which align with our business strategy and contribute to the effective oversight of HPE.

Gender Diversity	Ethnic Diversity	Independence

The following includes a skills and qualifications matrix highlighting many of the key experiences and competencies our directors bring to the Company.

Business Development and Strategy: Experience in setting and executing corporate strategy is critical to the successful planning and execution of our long-term vision.

Business Ethics: Experience in, and continued dedication to, the highest levels of ethics and integrity within the enterprise context underpins the holistic commitment of HPE to operate with integrity.

Executive Level Leadership: Experience in executive positions within enterprise businesses is key to the effective oversight of management.

Technology and Innovation: Experience in researching or developing leading-edge technologies, such as software/hardware development, high-tech manufacturing, and cloud computing is core to understanding our R&D, manufacturing, supply chain, and markets.

Extensive Industry Leadership: Experience at the executive level in the technology sector enhances our Board’s ability to oversee management in a constantly changing industry.

40	HPE 2022 PROXY STATEMENT

PROPOSALS TO BE VOTED ON

Growth and Transformation: Experience with companies that underwent significant growth and transformation provides valuable insights to HPE in the midst of our strategic pivot to as-a-service solutions.

Global: Experience operating in a global context by managing international enterprises, residence abroad, and studying other cultures enables oversight of how HPE navigates a global marketplace.

Cybersecurity: Experience in understanding the impact and increasing importance of the cybersecurity threat landscape in our own business and that of our customers is critical to an effective risk management program.

Risk and Compliance: Experience identifying, mitigating, and managing risk in enterprise operations helps our directors effectively oversee our Enterprise Risk Management program, which is vital to customer and stockholder protection.

Financial and Audit: Experience in accounting and audit functions and the ability to analyze financial statements and oversee budgets are key to supporting the Board’s oversight of our financial reporting and functions.

Investment: Experience in venture and investment capital underlies our capital allocation decisions and ensures that the investors’ view of our business is incorporated in Board discussions.

Human Resources Management: Experience in human resources management in large organizations assists our Board in overseeing succession planning, effective talent development, and our executive compensation program.

Legal, Regulatory, and Public Policy: Experience in government positions or setting and analyzing public policy, legislative, and administrative priorities offers insight into the regulatory environments in the sectors and jurisdictions in which we operate.

Environmental, Social, and Governance
Environmental: Experience in environmental and sustainability topics strengthens the Board’s oversight and assures that strategic business imperatives and long-term value creation for stockholders are achieved within a responsible and sustainable business model.

Social: Experience in advocating for gender and racial equality, human rights, and effective corporate citizenship ensures that the Company remains at the forefront of ensuring social justice, diversity and inclusivity.

Public Company Board Governance: Experience on other public company boards provides insight into the dynamics and operations of a corporate board, the relationship between a public company board to senior management and stockholders, and the oversight of strategic, operational, and corporate governance-related matters.

HPE 2022 PROXY STATEMENT	41

PROPOSALS TO BE VOTED ON

DANIEL AMMANN
Recent Career
Mr. Ammann served as the Chief Executive Officer of Cruise LLC, an autonomous vehicle company, from January 2019 to December 2021. Mr. Ammann served as the President of General Motors Company, an automotive company, from January 2014 to December 2018. From April 2011 to January 2014, Mr. Ammann served as Chief Financial Officer and Executive Vice President of General Motors. Mr. Ammann joined General Motors in April 2010 as Vice President of Finance and Treasurer, a role he served in until April 2011.
Public Directorships	Committee Membership: Finance and Investment (Chair)
None	HPE Director Since: 2015

Impact
Mr. Ammann brings a robust understanding of technology, consumer, manufacturing, and financial industries to HPE’s Board. Mr. Ammann gained valuable insight into customer financial services through his leadership over the rebuilding of the captive finance company of General Motors and accumulated in-depth knowledge of financial instruments and strategy from his roles as Treasurer and CFO at General Motors and an extensive career in investment banking prior to that.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Executive Level Leadership
•Extensive Industry Leadership
•Financial and Audit
•Global
•Growth and Transformation
•Investment
•Risk and Compliance
•Technology and Innovation

42	HPE 2022 PROXY STATEMENT

PROPOSALS TO BE VOTED ON

PAMELA L. CARTER
Recent Career
Ms. Carter served as the President of Cummins Distribution Business, a global division of Cummins Inc., a Fortune 500 company focused on diesel and natural gas engine and related technology design, manufacture, and distribution, from 2008 until her retirement in 2015. Prior to that, Ms. Carter served as Vice President and then President of Cummins Filtration, from 2005 to 2008. From 2000 to 2003, Ms. Carter served as Vice President and General Manager, EMEA at Cummins. Prior to that, Ms. Carter served as Vice President, General Counsel, and Corporate Secretary of Cummins from 1997 to 2000. In 1992, Ms. Carter was elected state attorney general of Indiana, becoming the first African American female to be elected to that office in the United States, serving until 1997.
Public Directorships*
•Enbridge Inc. •Broadridge Financial Solutions, Inc.
Committee Membership: Audit; HR and Compensation (Chair)
HPE Director Since: 2015

Former Service**	Impact
•Spectra Energy Corp. •CSX Corporation	Ms. Carter brings a wealth of experiences to the HPE Board following a trailblazing career including becoming the first African American woman ever elected as a state attorney general, and subsequently executive officer of Cummins. Ms. Carter also benefits the Board with her comprehensive legal experience in both the public and private sectors along with her global, strategic, operational, and transformational leadership capability and expertise.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Environmental
•Executive Level Leadership
•Extensive Industry Leadership
•Financial and Audit
•Global
•Growth and Transformation
•Human Resources Management
•Legal, Regulatory, and Public Policy
•Public Company Board Governance
•Risk and Compliance
•Social
•Technology and Innovation

*    Enbridge Inc. is a global energy infrastructure company, and Broadridge Financial Solutions, Inc. is a financial industry servicing company.
**    Within the last 5 years. CSX Corporation is a rail-based freight transportation company, and Spectra Energy Corp was a natural gas company merged with Enbridge Inc.

HPE 2022 PROXY STATEMENT	43

PROPOSALS TO BE VOTED ON

JEAN M. HOBBY
Recent Career
Ms. Hobby served as a Global Strategy Partner at PricewaterhouseCoopers LLP (“PwC”) from 2013 until her retirement in June 2015. Prior to that, Ms. Hobby served as PwC’s Technology, Media and Telecom Sector Leader from 2008 to 2013 and its Chief Financial Officer from 2005 to 2008. Ms. Hobby joined PwC in 1983 and became a partner in 1994.

Committee Membership: Audit
HPE Director Since: 2019

Public Directorships*	Impact
•Integer Holdings Corporation •Texas Instruments Incorporated	From her senior leadership roles at PwC, including as Global Strategy Partner and CFO, Ms. Hobby brings deep expertise in finance, strategic planning, and technology to the Board. In addition, with her strong experience in audit- and financial control-related matters, she helps drive the Board’s robust exercise of its oversight responsibilities.

Former Service**
•CA, Inc.
Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Executive Level Leadership
•Financial and Audit (Audit Committee Financial Expert)
•Global
•Public Company Board Governance
•Risk and Compliance
•Technology and Innovation

*    Integer Holdings Corporation is a medical device manufacturing company, and Texas Instruments Incorporated is a designer of semiconductors.
**    Within the last 5 years. CA, Inc. is a software company.

44	HPE 2022 PROXY STATEMENT

PROPOSALS TO BE VOTED ON

GEORGE R. KURTZ
Recent Career
Mr. Kurtz has served as a director, President, CEO, and Co-Founder of CrowdStrike Holdings, Inc., a cybersecurity technology company, since November 2011. Prior to founding CrowdStrike, from October 2004 to October 2011, Mr. Kurtz served in various positions at McAfee Associates, Inc., a computer security software company, including Worldwide Chief Technology Officer and Executive Vice President from October 2009 to October 2011. Before its acquisition by McAfee in October 2004, Mr. Kurtz founded and served as CEO of Foundstone, Inc., a security products and services company, starting in October 1999. Mr. Kurtz began his career at PricewaterhouseCoopers LLP as a Certified Public Accountant in 1992.
Public Directorships*
•CrowdStrike Holdings, Inc.
Committee Membership: Technology
HPE Director Since: 2019

Impact
Mr. Kurtz brings invaluable technical acumen and insight across cloud, AI, big data, and cybersecurity. In addition, the Board benefits from his deep entrepreneurial experience in identifying and commercializing emerging technologies.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Executive Level Leadership
•Extensive Industry Leadership
•Financial and Audit
•Global
•Growth and Transformation
•Legal, Regulatory, and Public Policy
•Public Company Board Governance
•Risk and Compliance
•Technology and Innovation

*    CrowdStrike Holdings, Inc. is a cybersecurity software company.

HPE 2022 PROXY STATEMENT	45

PROPOSALS TO BE VOTED ON

RAYMOND J. LANE
Recent Career
Mr. Lane has served as Managing Partner of GreatPoint Ventures, a venture firm focused on early stage enterprise and digital health technologies, since April 2014. Prior to that, Mr. Lane served as executive Chairman of Hewlett-Packard Company from September 2011 to April 2013 and as non-executive Chairman of Hewlett-Packard Company from November 2010 to September 2011. Since April 2013, Mr. Lane has served as Partner Emeritus of Kleiner Perkins, a private equity firm, after having previously served as one of its Managing Partners from 2000 to 2013. Prior to joining Kleiner Perkins, Mr. Lane was President, Chief Operating Officer, and Director of Oracle Corporation, a software company. Before joining Oracle in 1992, Mr. Lane was a senior partner of Booz Allen Hamilton, Inc., a consulting company. Prior to Booz Allen Hamilton, Mr. Lane served as a division vice president with Electronic Data Systems Corporation, an IT services company that Hewlett-Packard Company acquired in August 2008. He was with IBM Corporation from 1969 to 1977. Mr. Lane served as Chairman of the Board of Trustees of Carnegie Mellon University from July 2009 to July 2015. He also serves on the Board of Special Olympics International.
Public Directorships*
•Beyond Meat, Inc.

Former Service
•Hewlett-Packard Company

Committee Membership: Technology
HPE Director Since: 2015

Impact
As an early stage venture capital investor, principally in the information technology industry, Mr. Lane provides the Board valuable insight into worldwide operations, management, and the development of corporate strategy, drawing on experience from a career leading large technology enterprises spanning several decades.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Environmental
•Executive Level Leadership
•Extensive Industry Leadership
•Global
•Growth and Transformation
•Investment
•Public Company Board Governance
•Social
•Technology and Innovation

*    Beyond Meat, Inc. is a producer of plant-based meat substitutes.

46	HPE 2022 PROXY STATEMENT

PROPOSALS TO BE VOTED ON

ANN M. LIVERMORE
Recent Career
Ms. Livermore served as Executive Vice President of the Hewlett-Packard Company’s Enterprise Business from 2004 until June 2011, and served as an Executive Advisor to our Chief Executive Officer between then and 2016. Prior to that, Ms. Livermore served in various other positions at Hewlett-Packard Company in marketing, sales, research and development, and business management since joining the Company in 1982.

Committee Membership: Finance and Investment; Nominating, Governance and Social Responsibility
HPE Director Since: 2015
Public Directorships*
•United Parcel Service, Inc. •QUALCOMM Incorporated •Samsara Inc.	Impact
Ms. Livermore brings extensive experience in senior leadership positions from nearly 35 years at Hewlett-Packard Company and Hewlett Packard Enterprise. Her tenure provides the Board vast in-house knowledge and experience in the areas of technology, marketing, sales, research and development, and business management.

Former Service
•Hewlett-Packard Company

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Executive Level Leadership
•Extensive Industry Leadership
•Global
•Growth and Transformation
•Human Resources Management
•Public Company Board Governance
•Risk and Compliance
•Technology and Innovation

*    United Parcel Service, Inc. is a package delivery and logistics company, Qualcomm Incorporated is a semiconductor and telecommunications equipment company, Samsara Inc. is a software and technology company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

HPE 2022 PROXY STATEMENT	47

PROPOSALS TO BE VOTED ON

ANTONIO F. NERI
Recent Career
Mr. Neri has served as President and Chief Executive Officer of Hewlett Packard Enterprise since June 2017 and February 2018, respectively. Mr. Neri previously served as Executive Vice President and General Manager of our Enterprise Group from November 2015 to June 2017. Prior to that, Mr. Neri served in a similar role for Hewlett-Packard Company’s (“HP”) Enterprise Group from October 2014 to November 2015. Mr. Neri served as Senior Vice President and General Manager of the HP Servers business unit from September 2013 to October 2014 and concurrently as Senior Vice President and General Manager of the HP Networking business unit from May 2014 to October 2014. Prior to that, Mr. Neri served as Senior Vice President and General Manager of the HP Technology Services business unit from August 2011 to September 2013 and as Vice President, Customer Services for the HP Personal Systems Group from 2007 to August 2011, having first joined HP in 1996. From May 2016 to July 2017, Mr. Neri served as a director of H3C Technologies Co., Limited, a technology company. From March 2012 to February 2013, Mr. Neri served as a director of Mphasis Limited, a technology company.
Public Directorships*
•Anthem, Inc.

Committee Membership: None
HPE Director Since: 2018

Impact
Dedicating more than twenty years to HPE, Mr. Neri rose from serving in a call center for HP Customer Support to our President and CEO. A gifted engineer and inspiring leader, Mr. Neri oversaw the development of numerous technological innovations at HPE, including: HPE Apollo, the industry leading high performance compute platform; HPE Superdome X, the world’s most scalable and modular in-memory computing platform; and HPE Synergy, the world’s first composable infrastructure platform. In addition, Mr. Neri oversaw many of HPE’s strategic acquisitions, including Aruba Networks, Inc., BlueData Software, Inc., Cloud Cruiser, Inc., Cloud Technology Partners, Inc., Cray, Inc., MapR Technologies, Inc., Nimble Storage, Inc., Silver Peak Systems, Inc., SimpliVity Corporation, and Silicon Graphics International Corp. Mr. Neri is an HPE veteran with a passion for the Company’s customers, partners, employees, and culture.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Executive Level Leadership
•Extensive Industry Leadership
•Financial and Audit
•Global
•Growth and Transformation
•Human Resources Management
•Investment
•Public Company Board Governance
•Risk and Compliance
•Social
•Technology and Innovation

*    Anthem, Inc. is a healthcare insurance company.

48	HPE 2022 PROXY STATEMENT

PROPOSALS TO BE VOTED ON

CHARLES H. NOSKI
Recent Career
Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until his retirement in September 2012 and as its Chief Financial Officer from May 2010 to June 2011. Prior to that, Mr. Noski served as Chief Financial Officer of Northrop Grumman Corporation from 2003 until 2005, and as Board Director from 2002 to 2005. Mr. Noski previously served as Chief Financial Officer of AT&T Inc. from 1999 to 2002 and also served as Vice Chairman of the Board of Directors in 2002. From 1990 until 1999, Mr. Noski served in various leadership positions with Hughes Electronics Corporation, including President, Chief Operating Officer, and Board Director. Mr. Noski began his career with Deloitte & Touche LLP in 1973, ultimately serving as partner until 1990.
Public Directorships*
•Booking Holdings Inc.

Committee Membership: Finance and Investment
Former Service**	HPE Director Since: 2020
•Microsoft Corporation •Avon Products, Inc. •Wells Fargo & Company
Impact
Mr. Noski brings extensive experience in finance, accounting, risk, capital markets, and business operations to our Board, spanning the financial services, aerospace and defense, telecommunications, and technology sectors. With a unique portfolio of business skills, and deep expertise in finance and accounting matters, including capital management, restructuring, and capital markets, he is an invaluable asset to our Board.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Executive Level Leadership
•Extensive Industry Leadership
•Financial and Audit
•Global
•Growth and Transformation
•Investment
•Public Company Board Governance
•Risk and Compliance
•Technology and Innovation

*    Booking Holdings Inc. is an online travel and related services company.
**    Within the last 5 years. Microsoft Corporation is a software and services company, Avon Products, Inc. is a beauty products company, and Wells Fargo & Company is a financial services company,

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PROPOSALS TO BE VOTED ON

RAYMOND E. OZZIE
Recent Career
Mr. Ozzie founded and currently serves as the Chief Executive Officer of Blues Wireless Inc., a provider of integrated hardware, software, and services for cellular IoT communications. Mr. Ozzie served as Chief Software Architect and Chief Technical Officer of Microsoft Corporation from 2005 until December 2010, having created Microsoft Azure and having played a key role in Microsoft’s transformation from PC software to being a services-centric company. Mr. Ozzie joined Microsoft in 2005 after it acquired Groove Networks, Inc., a collaboration software company that he founded in 1997.
Public Directorships None
Committee Membership: Technology (Chair)
HPE Director Since: 2015

Former Service*	Impact
•Hewlett-Packard Company	As a serial entrepreneur, tech veteran, and the creator of Lotus Notes, Mr. Ozzie is widely recognized as an influential technology expert with a thorough understanding of both business strategy and software development. Combined with his experience as an executive in some of the largest multinational technology companies and as an entrepreneur, Mr. Ozzie has proven an invaluable asset to the Board.

Skills and Qualifications
•Business Development and Strategy •Business Ethics •Cybersecurity •Executive Level Leadership •Extensive Industry Leadership •Growth and Transformation •Technology and Innovation

*    Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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GARY M. REINER
Recent Career
Mr. Reiner has served as Operating Partner at General Atlantic LLC, a private equity firm, since November 2011. Previously, Mr. Reiner served as Special Advisor to General Atlantic LLC from September 2010 to November 2011. Prior to that, Mr. Reiner served as Senior Vice President and Chief Information Officer at General Electric Company (“GE”), a technology, media and financial services company, from 1996 until March 2010. Mr. Reiner previously held other executive positions with GE since joining the company in 1991. Earlier in his career, Mr. Reiner was a partner at The Boston Consulting Group, Inc., a consulting company, where he focused on strategic and process issues for technology businesses.
Public Directorships*
•Citigroup Inc.	Committee Membership: Nominating, Governance and Social Responsibility (Chair); Technology

Former Service	HPE Director Since: 2015
•Hewlett-Packard Company * •Box, Inc. **
Impact
Mr. Reiner provides decades of experience driving corporate strategy, information technology and best practices across complex organizations. HPE’s Board benefits from Mr. Reiner’s deep insight into how IT can help global companies succeed through his many years of experience as Chief Information Officer at General Electric.

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Executive Level Leadership
•Extensive Industry Leadership
•Growth and Transformation
•Investment
•Public Company Board Governance
•Technology and Innovation

*    Citigroup, Inc. is an investment banking and financial services corporation, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.
**    Within the last 5 years. Box, Inc. is a software company.

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PROPOSALS TO BE VOTED ON

PATRICIA F. RUSSO
Recent Career
Ms. Russo has served as the Chair of our Board of Directors since November 2015. Previously, Ms. Russo served as the Lead Independent Director of Hewlett-Packard Company from July 2014 to November 2015. Ms. Russo served as Chief Executive Officer of Alcatel-Lucent, S.A., a communications company, from 2006 to 2008. Previously, Ms. Russo served as Chairman of Lucent Technologies Inc. (“Lucent”), a communications company, from 2003 to 2006 and Chief Executive Officer and President of Lucent from 2002 to 2006.

Public Directorships*	Committee Membership: Nominating, Governance and Social Responsibility; HR and Compensation
•General Motors Company •KKR & Co. Inc. •Merck & Co., Inc.
HPE Director Since: 2015

Impact
Ms. Russo brings to the Board extensive global business experience along with proven leadership acumen for a wide range of transformative transactions, including mergers and acquisitions and business restructurings, notably having led Lucent through a severe industry downturn and later a merger with Alcatel, as well as overseeing the split of Alcoa Corporation and Arconic Corporation. In addition, Ms. Russo has gained significant experience on governance issues facing large public companies, including from her service as Chair of the Governance and Corporate Responsibility Committee of General Motors Company, and former service as Lead Director and Chair of the Governance and Nominating Committee of Arconic Corporation. A globally recognized thought leader in business and governance, Ms. Russo has led the Board’s oversight of HPE’s transformation journey.
Former Service
•Hewlett-Packard Company* •Alcoa Corporation** •Arconic Corporation**

Skills and Qualifications

•Business Development and Strategy
•Business Ethics
•Cybersecurity
•Environmental
•Executive Level Leadership
•Extensive Industry Leadership
•Financial and Audit
•Global
•Growth and Transformation
•Human Resources Management
•Public Company Board Governance
•Risk and Compliance
•Social
•Technology and Innovation

*    General Motors Company is an automotive company, KKR & Co. Inc. is an investment firm, Merck & Co., Inc. is a pharmaceuticals company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.
**    Within the last 5 years. Alcoa Corporation is a metals and manufacturing company, and Arconic Corporation is an engineering and manufacturing company.

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PROPOSAL NO. 2:	Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed, and as a matter of good corporate governance is requesting ratification by the stockholders of, Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated and combined financial statements for the fiscal year ending October 31, 2022. During fiscal 2021, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain other audit-related and tax services. See “Principal Accounting Fees and Services” below and “Report of the Audit Committee of the Board of Directors” on page 100. Representatives of Ernst & Young LLP are expected to participate in the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Principal Accounting Fees and Services
The following table shows the fees paid or accrued by Hewlett Packard Enterprise for fiscal 2021 and 2020.

	2021	2020
	In millions
Audit Fees(1)	$15.1	$13.5
Audit-Related Fees(2)	1.2	1.9
Tax Fees(3)	0.7	1.1
All Other Fees(4)	0.4	—
Total	$17.4	$16.5
1    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
2    Audit-related fees for fiscal 2021 and 2020 primarily included fees related to accounting consultation, attestation services, and acquisition due diligence.
3    Tax fees for fiscal 2021 and 2020 primarily included fees associated with tax planning.
4    All other fees for fiscal 2021 and 2020 primarily included advisory service fees.
In accordance with its written charter, the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm.
The Audit Committee approved all of the fees above.
Vote Required
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year requires the affirmative vote of a majority of the shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.
Recommendation of the Board of Directors

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year.

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PROPOSALS TO BE VOTED ON

PROPOSAL NO. 3:	Vote to Approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to Increase the Plan’s Shares Available for Issuance

EXECUTIVE SUMMARY OF THE PROPOSAL AND SELECTED PLAN INFORMATION
Introduction
On February 2, 2022, upon recommendation of the HRC Committee, the Board approved an amendment of the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of common stock of HPE available for issuance under the 2021 Plan by an additional 15,000,000 shares, subject to stockholder approval at the 2022 Annual Meeting of Stockholders. The 2021 Plan is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors.
We believe that increasing the number of shares available for issuance under the 2021 Plan is necessary in order to allow the Company to continue to use equity awards, including performance awards. We believe that granting equity-based compensation to eligible officers, employees, and non-employee directors is an effective means to encourage ownership in the Company by key personnel whose contribution is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in our stockholders’ interest and share in the Company’s success.
If this proposal is approved by our stockholders, the Amendment No. 1 to the 2021 Plan, which is attached as Annex A to this proxy statement, will become effective on April 5, 2022, thereby increasing the overall number of shares available for issuance under the 2021 Plan by 15,000,000, increasing the number of shares available for issuance pursuant to incentive stock option awards under the 2021 Plan by that same 15,000,000, and extending the expiration date of the 2021 Plan by approximately one year to April 5, 2032. If our stockholders do not approve this proposal, the 2021 Plan will remain in effect in its current form, subject to its expiration date. However, without approval of the amendment of the 2021 plan by our stockholders, there will be insufficient shares available under the 2021 Plan to make annual awards and to provide grants to new hires in the coming years. In this event, the HRC Committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible officers, employees and non-employee directors.
Background
The 2021 Plan was adopted, upon receipt of stockholder approval, effective as of April 14, 2021 (the “Original Effective Date”). Once adopted, the 2021 Plan superseded the Company’s 2015 Stock Incentive Plan (the “2015 Plan”), with no future awards available for issuance under the 2015 Plan on and after the Original Effective Date of the 2021 Plan.
Proposed Share Reserve
Currently, the number of shares that may be issued or transferred to participants under the 2021 Plan shall not exceed the sum of (i) 7,000,000 shares, plus (ii) any shares that are available for grant under the 2015 Plan as of the Original Effective Date, plus (iii) any shares subject to awards under the 2015 Plan that are cash-settled, forfeited, terminated or lapse after the Original Effective Date. As of December 31, 2021, this number is calculated at 21,617,535 shares. If this proposal is approved, the number of shares that may be issued or transferred to participants under the 2021 Plan increases by 15,000,000.
If any shares subject to an award under the 2021 Plan are forfeited, terminated, lapse, or otherwise do not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, lapse, non-issuance or cash settlement, be again available for grants under the 2021 Plan.

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In the event that withholding tax liabilities arising from a full-value award (i.e., an award other than stock options or stock appreciation rights) under the 2021 Plan or, after the Original Effective Date, arising from a full-value award under the 2015 Plan, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the 2021 Plan’s reserve.
Impact on Dilution and Fully-Diluted Overhang
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain, and ensure that our leadership team and key employees are focused on our strategic priorities. If Amendment No. 1 to the 2021 Plan is approved, the total fully-diluted overhang as of December 31, 2021, would be approximately 7.8%, as is presented below in the Summary of Key Stock Plan Data. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
Expected Duration of the Share Reserve
We expect that the increased share reserve under the 2021 Plan, if this proposal is approved by our stockholders, will be sufficient for awards for one or two years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2021 Plan's reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
The 2021 Plan incorporates numerous governance best practices, including:
•No “liberal share recycling” of options or stock appreciation rights (“SARs”).
•Dividends and dividend equivalent rights for full-value awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied; dividend equivalents will not be awarded for options or SARs.
•Minimum 100% fair market value exercise price for options and SARs.
•No repricing of options or SARs and no cash buyout of underwater options and SARs without stockholder approval, except for equitable adjustments in connection with a change in control (“CIC”).
•No “liberal” CIC definition or automatic “single-trigger” CIC vesting.
•No “evergreen” share increases or automatic “reload” awards.
Plan Term
The 2021 Plan is currently scheduled to terminate on April 14, 2031 (i.e., the tenth anniversary of the Original Effective Date), unless terminated earlier by the Board. If this proposal is approved by our stockholders, the termination date will extend until April 5, 2032 which is the tenth anniversary of that approval. Termination of the 2021 Plan shall not affect the terms or conditions of any award granted under the 2021 Plan prior to termination.

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SUMMARY OF KEY STOCK PLAN DATA
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance- based equity awards earned, over each of the last three fiscal years under the 2015 Plan and 2021 Plan:

	2021	2020	2019
Time-Vested Stock Options / Stock-Settled SARs Granted	0	0	0
Performance-Contingent Stock Options Earned *	0	0	1,555,377
				3-Year Average
Stock-Settled Time-Vested Restricted Shares/Units Granted	27,079,462	22,239,686	20,376,821
Stock-Settled Performance-Based Shares/Units Earned **	823,957	621,289	554,953
Weighted-Average Basic Common Shares Outstanding	1,309,000,000	1,294,000,000	1,353,000,000
Share Usage Rate	2.13%	1.77%	1.66%	1.85%
•No performance-contingent stock options were granted during fiscal 2019, 2020, or 2021.
** With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance-based shares/units granted during the foregoing 3-year period were as follows: 1,331,477 shares in fiscal 2021, 7,078,127 shares in fiscal 2020, and 923,131 shares in fiscal 2019.

Note that amounts in the table above differ from the amounts reported in the Company’s annual Form 10-K filings for fiscal 2019, 2020, and 2021 for the following reasons: (i) cash-settled awards are excluded, (ii) performance-contingent full-value and stock option awards are included in the year in which the performance criteria were achieved, and (iii) awards assumed in connection with acquisitions are excluded.
Overhang as of December 31, 2021
The following table sets forth certain equity award information under the 2015 Plan and 2021 Plan as of December 31, 2021 (unless otherwise noted):

Stock Options / Stock-Settled SARs Outstanding	10,992,070
Weighted-Average Exercise Price of Outstanding Stock Option	$6.96
Weighted-Average Remaining Term of Outstanding Stock Option	3.8 years
Total Stock-Settled Full-Value Awards Outstanding	62,997,710
Remaining shares available for grant under the 2021 Plan prior to proposed increase*	21,617,535
Additional shares being requested under the 2021 Plan	15,000,000
Basic common shares outstanding as of the record date (February 4, 2022)	1,300,271,387
Fully-diluted overhang**	7.8%
* For reference purposes, the remaining shares available for grant under the 2021 Plan are denoted as of December 31, 2021 is inclusive of the unused shares under the 2015 Plan which were rolled over into the 2021 Plan as of the Original Effective Date. Upon stockholder approval of the 2021 Plan on the Original Effective Date, no further awards could be made under the 2015 Plan.
** In this proposal, fully-diluted overhang is calculated as the sum of stock-settled grants (stock options, stock-settled SARs, and stock-settled full value awards) outstanding under the 2015 Plan and 2021 Plan plus the remaining shares available under the 2021 Plan plus the proposed increase to the share reserve under the 2021 Plan (numerator) divided by the sum of the numerator plus common shares outstanding (denominator), with all data effective as of December 31, 2021.

As of February 4, 2022, the per-share closing price of our common stock as reported on the New York Stock Exchange was $16.84.
Summary of the 2021 Plan
The principal features of the 2021 Plan, as proposed to be amended, are summarized below. The following summary does not purport to be a complete description of all of the provisions of the 2021 Plan. It is qualified in its entirety by reference to the complete text of Amendment No. 1 as set forth in Annex A to this proxy statement, as well as the 2021 Plan, which is available at annualmeeting.hpe.com.
General. The purpose of the 2021 Plan is to encourage ownership in HPE by key personnel whose continued service is considered essential to HPE's continued progress, and thereby align grantees' and stockholders' interests. Stock options,

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SARs, stock grants (including stock units), and cash awards may be granted under the 2021 Plan. Options granted under the 2021 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.
Administration. The Plan may be administered by the Board, a committee appointed by the Board or its delegate (as applicable, the "Administrator"). The HRC Committee of the Board currently serves as Administrator.
Shares Available. Subject to the equitable adjustment provisions of the 2021 Plan and the permitted addbacks described below, the maximum number of shares that may be delivered to participants under the 2021 Plan shall not exceed the sum of 22,000,000 shares (representing the sum of (x) 7,000,000 shares previously approved by stockholder at the Company’s 2021 annual meeting and (y) an additional 15,000,000 shares subject to the stockholder approval at the 2022 annual meeting under this proposed amendment), plus any shares that were available for grant under the 2015 Plan as of the Original Effective Date, plus any shares subject to awards under the 2015 Plan that were or are cash-settled, forfeited, terminated or lapse after the Original Effective Date.
If any shares subject to an award under the 2021 Plan are forfeited, an award terminates, lapses, or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), the shares subject to such award shall, to the extent of such forfeiture, lapse, non-issuance, or cash settlement, be added to the 2021 Plan’s reserve. In the event that withholding tax liabilities arising from a full-value award or, after the Original Effective Date, arising from a full-value award under the 2015 Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the 2021 Plan’s reserve.
Notwithstanding anything to the contrary, the following shares will not again be available for awards under the 2021 Plan: (a) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option under the 2021 Plan, (b) shares tendered to or withheld by the Company to pay the withholding taxes relating to an outstanding option or SAR under the 2021 Plan, (c) the total number of shares underlying a SAR that is net-settled in shares, or (d) shares repurchased by the Company on the open market with the proceeds of the exercise of an option under the 2021 Plan.
The shares available for issuance under the 2021 Plan will not be reduced by awards of Options and SARs issued in connection with our acquisition of another entity if such awards are issued in substitution of similar awards outstanding under the acquired entity’s equity incentive plan. In addition, shares remaining available for issuance under an acquired entity’s stockholder approved plan shall be available for issuance under the 2021 Plan (subject to any applicable conversion ratio or exchange ratio).
If this proposal is approved, the maximum number of shares of common stock may be issued in the aggregate in respect of incentive stock options under the 2021 Plan will increase from 7,000,000 to 22,000,000.
Eligibility. Grants may be made under the 2021 Plan to employees of HPE and its affiliates and to non-employee directors. Incentive stock options may be granted only to employees of HPE or its corporate subsidiaries. As of October 31, 2021, there were approximately 60,400 employees and 11 non-employee directors who would be eligible to receive grants under the 2021 Plan. The Administrator, in its discretion, selects the grantees to whom awards may be made, the time or times at which the grants are made, and the terms of the grants.
Terms and Conditions of Options and Stock Appreciation Rights. Each option or SAR is evidenced by a grant agreement between HPE and the grantee and is subject to the following additional terms and conditions:
•Exercise Price. The Administrator determines the exercise price of options and SARs at the time the grant is made. The exercise price per share of a stock option or SAR may not be less than 100% of the fair market value of a share of common stock on the date the grant is made, although replacement grants with lower exercise prices may be made to service providers of entities acquired by HPE. The fair market value of the common stock is the closing sales prices for the common stock on the date the grant is made (or if no sales were reported that day, the last preceding day a sale occurred). No option or SAR may be repriced to reduce the exercise price or permit the cash buyout of underwater options or SARs without stockholder approval (except in connection with an equitable adjustment or a change in control of HPE).
•Exercise of Options and Stock Appreciation Rights; Form of Consideration. The Administrator determines when options or SARs become exercisable and, in its discretion, may accelerate the vesting of any outstanding grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of HPE (with some

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restrictions), broker assisted cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.
•Term of Option or Stock Appreciation Right. The term of an option or SAR may be no more than ten years from the date of grant or 10 1/2 years where permitted in jurisdictions outside of the United States. No option or SAR may be exercised after the expiration of its term, except that if an option or SAR is “in the money” and a blackout period or other trading restriction is in effect on the date the option or SAR would otherwise expire, then the Administrator may approve for such option or SAR to remain in effect until 30 days following the end of the applicable blackout period or other restriction period.
•Termination of Employment. If a grantee's employment terminates for any reason, then all options and SARs held by the grantee under the 2021 Plan generally will terminate shortly following the grantee's termination unless determined otherwise by the Administrator.
•Other Provisions. The grant agreement may contain other terms, provisions, and conditions not inconsistent with the 2021 Plan, as may be determined by the Administrator.
Terms and Conditions of Stock Grants. Each stock grant agreement is evidenced by a grant agreement between HPE and the grantee and is subject to the following additional terms and conditions:
•Termination of Employment. In the case of stock grants, including stock units, unless the Administrator determines otherwise, the restricted stock or restricted stock unit agreement will provide that the unvested stock or stock units will be forfeited upon the grantee's termination of employment for any reason.
•Vesting. The vesting of a stock grant may be subject to performance criteria, continued service of the grantee, or both, as determined by the Administrator. See description of vesting rules for dividend equivalents below.
•Purchase Price; Form of Consideration. The Administrator determines the purchase price, if any, of the shares subject to a stock grant and the acceptable means of payment, which may include cash, check, wire transfer, other shares of common stock of HPE (with some restrictions), broker assisted cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.
•Other Provisions. The grant agreement may contain other terms, provisions and conditions not inconsistent with the 2021 Plan, as may be determined by the Administrator.
Performance Criteria. For purposes of the 2021 Plan, performance criteria means any one or more of the performance criteria listed below, either individually, alternatively, or in combination, applied to either HPE as a whole or to a business unit, affiliate, or business segment, either individually, alternatively, or in any combination, and measured over any applicable performance period determined by the Administrator, on an absolute basis, or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator in the grant agreement (which may be in the form of a separate plan or program adopted by HPE or an affiliate): (1) cash flow (including operating cash flow or free cash flow) or cash conversion cycle; (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (3) earnings per share; (4) growth in earnings or earnings per share, cash flow, revenue, gross margin, operating expense, or operating expense as a percentage of revenue; (5) stock price; (6) return on equity or average stockholder equity; (7) total shareholder return; (8) return on capital; (9) return on assets or net assets; (10) return on investment; (11) revenue (on an absolute or adjusted basis); (12) net profit or net profit before annual bonus; (13) income or net income; (14) operating income or net operating income; (15) operating profit, net operating profit, or controllable operating profit; (16) operating margin, operating expense, or operating expense as a percentage of revenue; (17) return on operating revenue; (18) market share or customer indicators; (19) contract awards or backlog; (20) overhead or other expense reduction; (21) growth in stockholder value relative to the moving average of the S&P 500 Index, a peer group index or another index; (22) credit rating; (23) strategic plan development and implementation, attainment of research and development milestones, or new product invention or innovation; (24) succession plan development and implementation; (25) improvement in productivity or workforce diversity; (26) attainment of objective operating goals and employee metrics; (27) economic value added; and (28) any other objective or subjective performance criteria determined by the HRC Committee. The HRC Committee may appropriately adjust any evaluation of performance under established performance criteria to reflect one or more events that occur during a performance period, including without limitation: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) acquisitions and divestitures not foreseen in the Company’s financial plan for an applicable performance period, (F) one-time expenses (with or without an individual or aggregate threshold) not foreseen in the

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Company’s financial plan for the performance period, (G) the impact of foreign currency exchange rates (with or without a threshold), and (H) any other unusual or infrequently occurring or special items.
Dividends; Dividend Equivalents. The Administrator may provide that dividends or dividend equivalents will accrue in respect of unvested stock grants (including stock units) and be paid in connection with the vesting of the grant; provided that in no case will accrued dividends or dividend equivalents be paid in connection with unvested stock grants (including stock units) that fail to become vested. In no event will dividends or dividend equivalents be granted or paid with respect to stock options or SARs.
Non-Employee Director Grants. Non-employee directors are eligible for annual retainer grants under the 2021 Plan. Unless the Board determines otherwise, the non-employee directors will receive their annual equity retainer in the form of restricted stock units that, subject to the Board's discretion to accelerate, vest at the next annual stockholder meeting, or if earlier, one year after the grant. In addition, unless the Board determines otherwise or a director specifically elects otherwise, each non-employee director will have the opportunity to elect to receive his or her annual cash retainer in the form of a fully-vested stock grant. Unless the Board or Administrator determines otherwise, the grants relating to the annual equity retainer are granted automatically shortly after the beginning of the director's year of service while stock grants related to the annual cash retainer are automatically granted on the date the cash retainer would be paid.
For any non-employee director other than the non-executive chairperson of the Board, the value of the combined annual equity retainer (calculated based on the grant date fair value of such annual equity retainer for financial reporting purposes) plus the annual cash retainer, whether paid in the form of cash or a stock award, for any director plan year shall not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non-executive chairperson of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Cash Awards. Each cash award agreement (which may be in the form of a separate plan or program adopted by HPE or an affiliate and may include annual incentive program awards to our Section 16 officers) will contain provisions regarding (1) the target and maximum amount payable to the grantee as a cash award, (2) the performance criteria and level of achievement versus the criteria that will determine the amount of the payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) any further terms and conditions, in each case not inconsistent with the 2021 Plan, as may be determined by the Administrator.
Nontransferability. Unless otherwise determined by the Administrator, grants made under the 2021 Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee. The Administrator will have the sole discretion to permit the transfer of a grant; however, any permitted transfer will be without consideration.
Adjustments Upon Changes in Capitalization, Merger or Sale of Assets. Subject to any required action by HPE's stockholders, (1) the number and kind of shares covered by each outstanding grant, (2) the price per share subject to each outstanding grant, (3) the number of shares available pursuant to the 2021 Plan, and (4) performance criteria applicable to outstanding Awards, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination, or reclassification of HPE's stock, or any other increase or decrease in the number of issued shares of HPE's stock effected without receipt of consideration by HPE.
In the event of a liquidation or dissolution, any unexercised options, SARs, or stock grants will terminate. The Administrator, in its discretion, may provide that each grantee shall have the right to exercise all of the grantee's options or SARs, including those not otherwise exercisable, until the date that is ten days prior to the consummation of the liquidation or dissolution, and be fully vested in any other stock grants.
In the event of a change in control of HPE, as defined in the 2021 Plan and determined by the Board or the HRC Committee, the Board or a committee thereof, in its discretion, may provide for (a) the assumption, substitution, or adjustment of each outstanding grant, (b) the acceleration of the vesting of options or SARs and termination of any restrictions on stock grants or cash awards, or (c) the cancellation of grants for a cash payment to the grantee. Underwater options or SARs may be cancelled in connection with such change in control without any payment made with respect thereto.
Amendment and Termination of the 2021 Plan. The Administrator may amend, alter, suspend, or terminate the 2021 Plan, or any part thereof, at any time and for any reason. However, HPE will obtain stockholder approval for any amendment to the 2021 Plan to the extent required by applicable laws or stock exchange rules. In addition, without limiting the foregoing,

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unless approved by HPE stockholders, no amendment shall be made that would: (1) materially increase the maximum number of shares for which grants may be made under the 2021 Plan, other than an increase pursuant to an equitable adjustment; (2) reduce the minimum exercise price for options or SARs granted under the 2021 Plan; (3) reduce the exercise price of outstanding options or SARs; or (4) materially expand the class of persons eligible to receive grants under the 2021 Plan. No action by the Administrator or stockholders may materially impair any grant previously made under the 2021 Plan without the written consent of the grantee. Unless terminated earlier, the 2021 Plan shall terminate ten years from the later of (i) the date of approval by the stockholders of HPE, and (ii) the date that our stockholders approve the issuance of additional shares under the 2021 Plan. Accordingly, subject to approval of this proposal and absent future action by the stockholders or the Administrator, the 2021 Plan will terminate on April 5, 2032.
2021 Plan Benefits
Because benefits under the 2021 Plan will depend on the Administrator's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers, and other employees if Amendment No. 1 to the 2021 Plan is approved by the stockholders. The Fiscal 2021 Summary Compensation Table and the Fiscal 2021 Grants of Plan-Based Awards Table set forth information with respect to equity awards previously granted to our named executive officers under the 2015 Plan and 2021 Plan. Additionally, please see the “Director Compensation and Stock Ownership Guidelines” section for a description of our non-employee director compensation program and equity awards granted to our non-employee directors under the 2015 Plan and 2021 Plan.
U.S. Federal Income Tax Consequences
The following is a summary of the effect of U.S. federal income taxation upon grantees and HPE with respect to awards granted under the 2021 Plan based on the U.S. Federal income tax laws in effect as of the date of this proxy statement. It does not intend to be exhaustive and does not discuss the tax consequences arising in the context of a grantee's death, or the income tax laws of any municipality, state or foreign country in which the grantee's income or gain may be taxable or the gift, estate, excise (including application of Sections 409A, 280G or 4999 of the Code), or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, HPE advises all recipients to consult their own tax advisors concerning the tax implications of grants made under the 2021 Plan.
Non-Statutory Stock Options. A grantee does not recognize any taxable income at the time a non-statutory stock option is granted or upon vesting. Upon exercise, the grantee recognizes taxable income generally measured by the excess of the fair market value of the shares at that time over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of HPE is subject to tax withholding by HPE. Unless limited by Section 162(m) of the Code, HPE is entitled to a deduction in the same amount as and at the time the grantee recognizes ordinary income. Upon a sale or other disposition of the shares at arm's length by the grantee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Incentive Stock Options. A grantee who is granted an incentive stock option does not recognize taxable income at the time the option is granted, upon vesting, or upon exercise, although the difference between the exercise price and the fair market value on the date of exercise is an adjustment item for alternative minimum tax purposes and may subject the grantee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the grantee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the grantee will recognize capital gain equal to the excess of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the grantee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, HPE is entitled to a deduction in the same amount as and at the time the grantee recognizes ordinary income.
Stock Appreciation Rights. SARs will generally be taxed in the same manner as non-statutory stock options. Unless limited by Section 162(m) of the Code, HPE is entitled to a corresponding deduction.
Stock Grants. A restricted stock grant is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the grant will be forfeited in the event that the grantee ceases to provide services to HPE. As a result of this substantial risk of forfeiture, the grantee will not recognize ordinary income at the time of grant. Instead, the grantee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the

60	HPE 2022 PROXY STATEMENT

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stock becomes transferable, if earlier (the "vesting date"). The grantee's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the vesting date.
The grantee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by filing an election pursuant to Section 83(b) of the Code within 30 days of grant. In that case, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of grant, if any.
Any stock grants that are fully vested on the grant date will generally be taxable to the grantee as ordinary income (based on the excess of the fair market value over the purchase price, if any) on the grant date.
The ordinary income recognized by an employee in connection with a stock grant will be subject to tax withholding by HPE. Unless limited by Section 162(m) of the Code, HPE is entitled to a deduction in respect of stock grants in the same amount as and at the time the grantee recognizes ordinary income.
Upon a sale or other disposition of shares at arm's length by the grantee, any difference between the sale price and the grantee's tax basis (usually the value of the shares at the time of vesting), is treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Units and Performance-based Units. A grantee does not recognize any taxable income at the time a stock unit is granted. Generally, restricted stock units, including performance-based units, will be subject to income taxation based upon the fair market value of the shares underlying the units on each date shares are delivered or made available to the grantee. The ordinary income recognized by an employee will be subject to tax withholding by HPE. Unless limited by Section 162(m) of the Code, HPE is entitled to a deduction in the same amount as and at the time the grantee recognizes ordinary income. Upon a sale or other disposition of shares at arm's length by the grantee, any difference between the sale price and the grantee's tax basis (usually the value of the shares at the time of settlement), is treated as long-term or short-term capital gain or loss, depending on the holding period.
Cash Awards. The recipient will have taxable ordinary income, in the year of receipt, equal to the amount of cash received. Any cash received by an employee of HPE will be subject to tax withholding by HPE. Unless limited by Section 162(m) of the Code, HPE will be entitled to a tax deduction in the amount and at the time the grantee recognizes compensation income.
Section 162(m) of the of the Internal Revenue Code. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2021 Plan, when combined with all other types of compensation received by a covered employee from HPE, may cause the $1,000,000 deduction limitation to be exceeded in any particular year.
Vote Required
Approval of this proposal to increase the number of shares available for issuance under the 2021 Plan requires the affirmative vote of the majority of the votes cast.
Recommendation of the Board of Directors

Our Board recommends a vote FOR the approval of Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to Increase the Plan’s Shares Available for Issuance.

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PROPOSALS TO BE VOTED ON

PROPOSAL NO. 4:	Advisory Vote to Approve Executive Compensation

Our Board and HRC Committee are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for all decisions regarding compensation. Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, and reward our executive team for delivering stockholder value. Below is a summary of key elements of our fiscal compensation programs relative to this philosophy.

Pay-for-Performance
Total direct compensation is primarily performance based and delivered in the form of cash and equity to align the interests of our management with those of our stockholders
Total direct compensation is generally positioned within a competitive range of the market median, with differentiation by executive, as appropriate, based on individual factors such as tenure, criticality of the role, proficiency in the role, sustained performance over time, and importance to our leadership succession plans

Realized total direct compensation fluctuates and is directly linked to annual and long-term performance and stockholder value over time
Incentive awards are heavily dependent upon achievement of critical operating goals and our stock performance, and are primarily measured against objective metrics that directly link to the creation of sustainable value for our stockholders

We balance growth objectives, top- and bottom-line objectives, and short- and long-term objectives to reward for overall performance and avoid overemphasizing a singular focus
Long-term incentives are delivered in part in the form of performance-based equity, which vests upon achievement of both absolute and relative performance metrics that drive stockholder value
The HRC Committee annually validates the pay-for-performance relationship of our incentive plans through an analysis conducted by its independent compensation consultant

62	HPE 2022 PROXY STATEMENT

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Corporate Governance

What We Do	What We Don’t Do
Design compensation programs that do not encourage excessive risk-taking	Enter into individual executive employment agreements
Maintain above-market stock ownership guidelines that require the CEO, and other executive officers to hold shares equal to at least 7x and 5x their base salary, respectively	Provide tax gross-ups for executive perquisites
Provide limited executive perquisites	Pay share-dividend equivalents in our long-term incentive program before vesting of the underlying shares occurs
Prohibit hedging or pledging of Company stock by our executive officers and our directors	Provide supplemental defined benefit pension plans (except in the case of international transfers, as required by law)
Maintain a clawback policy that permits the Company to recover annual and long-term incentives	Engage in liberal share recycling of options or stock appreciation rights
Maintain a severance policy that provides for “double-trigger” change in control equity vesting
Engage an independent compensation consultant for the HRC Committee that does no other work for the Company
The Executive Compensation portion of this proxy statement contains a detailed description of our compensation philosophy and programs, the compensation decisions made under those programs with regard to our named executive officers (“NEOs”) for fiscal 2021, and the factors considered by the HRC Committee in making those decisions. We believe that we maintain a compensation program deserving of stockholder support. Accordingly, the Board of Directors recommends stockholder approval of the compensation of our NEOs as disclosed in this proxy statement.
Recommendation of the Board of Directors

Our Board recommends a vote FOR the approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

As an advisory vote in accordance with Section 14A of the Exchange Act, this proposal is not binding on HPE, the Board, or the HRC Committee. However, the HRC Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

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PROPOSALS TO BE VOTED ON

PROPOSAL NO. 5:	Stockholder Proposal Entitled: “Special Shareholder Meeting Improvement”

We received a stockholder proposal from John Chevedden seeking to have us amend the Bylaws of the Company to lower the stockholder ownership threshold required to call a special meeting from 25% to 15% (the "Proposal"). The proponent has requested we include the Proposal and supporting statement in this proxy statement and, if properly presented, the Proposal will be voted on at the annual meeting. We will provide the proponent's address and the number of shares that he beneficially owns upon oral or written request of any stockholder. This Proposal and supporting statement are quoted verbatim in italics below.
The Board opposes adoption of the Proposal and asks stockholders to review the Board's response, which follows the proponent's Proposal.
STOCKHOLDER PROPOSAL
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING STOCKHOLDER PROPOSAL

Proposal 5 — Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to calI a special shareholder meeting.
HPE currently has one of the highest stock ownership thresholds to call a special meeting — 25% of shares. This 25% of shares translates into more than 32% of the HPE shares that normally vote at our annual meeting. It would be hopeless to think that shareholders, who do not have time to vote, would have the time to take the special procedural steps to ask for a special shareholder meeting.
Plus there are 300-words in our bylaws that describe shares that are owned by shareholders but do not qualify to formally participate in the call for a special shareholder meeting. Hence a group shareholders could determine that when they combine shares to meet the 25% of shares to call a special meeting (that are not excluded by the 300-words in our bylaws) that they actually have an ownership right on 40% of the shares that vote at the annual meeting.
Thus for practical purposes a theoretical 25% translate into real 40% — not much for management to brag about as far as empowering shareholders as claimed in the 2019 annual meeting proxy.
HP Inc. (HPQ) provides that 15% of shares can call a special shareholder meeting. And HPQ stock is up 105% in a recent 5-year period compared to a measly 19% for HPE in a robust stock market.
Plus HPE shareholders gave 46%-support to a shareholder right to act by written consent at our 2019 annual meeting. This likely equals 51%-approval from the shares that have access to independent proxy voting advice.
Southwest Airlines and Target are companies that does not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.
Since management will not give shareholders a right to act by written consent we need the right for 15% of shares to be able to call a special shareholder meeting.
A special shareholder meeting can elect a new director. Mr. Raymond Lane received 159 million negative votes and Ms. Mary Agnes Wilderotter, Audit Committee Chair, received 107 million negative votes at our 2021 annual meeting.

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Our management is best served by providing the means for 15% of shareholders, who have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.
Also shareholder engagement is a means with little traction to introduce new ideas to management. Management has not cited one instance of shareholder engagement convincing management to change course. And management can abruptly discontinue or drastically restructure any shareholder engagement program if it fails to give mostly cheerleading feedback to management.
Please vote yes:
Special Shareholder Meeting Improvement — Proposal 5
BOARD OF DIRECTORS STATEMENT IN OPPOSITION
The Board has carefully considered the Proposal and, for the reasons outlined below, the Board believes that it is not in the best interests of HPE and its stockholders. Given our strong governance practices that promote Board accountability and enhanced stockholder rights, our robust stockholder engagement program, and that special meetings are costly and can divert the Board’s and management’s attention from overseeing and running our business, we believe that our current 25% ownership threshold, which is common among public companies, strikes an appropriate balance. Therefore, the Board recommends that stockholders vote AGAINST the Proposal.
Our strong corporate governance and stockholder engagement practices have been a long-standing priority at HPE.
The input that we receive from our stockholders through regular engagement is a cornerstone of our corporate governance practices. As highlighted in the section entitled “Stockholder Engagement” of this proxy statement, Company leaders meet regularly with stockholders to discuss matters of importance to each stockholder, including strategy; operational performance; environmental, social and governance matters; diversity, equity, and inclusion and human capital matters; and business practices. Through stockholders engagement, we have received valuable feedback and important external viewpoints that inform our decisions and our strategy.
Our current 25% special meeting threshold is consistent with that of other leading public companies.
The Board’s position is also supported by practices of other large public companies. As of December 2021, data shows that more than half of S&P 500 companies that provide stockholders the right to call special meetings set their ownership threshold at 25% or higher.
Special meeting rights could be abused by special interest stockholders.
Special meetings, by their nature, are extraordinary and should occur rarely. A special meeting should only be called if stockholders representing a significant amount of HPE’s shares believe that there is an issue that cannot wait for the regular annual meeting. Lowering this threshold to 15% increases the risk that a relatively small group of stockholders with narrow or short-term interests could call special meetings to advance their own particular, short-term focused agendas that are not aligned with the long-term interests of HPE and our other stockholders. Our current threshold can be met by as few as three of our stockholders acting together. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue brought forth is unduly narrow and/or not deemed a critical issue by HPE’s stockholders generally. Furthermore, lowering the threshold to 15% could allow such few stockholders to call special meetings solely to seek concessions from HPE that serve only their interests in exchange for avoiding the expense and disruption of a special meeting. Moreover, this proposal does not take into account “short” positions, which reduce or eliminate the true economic interest of the proposing stockholder(s).
Special meetings require substantial resources.
Special meetings also subject HPE to considerable expense and time, regardless of whether such meeting is held in person or virtually, and can distract management and the Board from important business initiatives and objectives, which can be disruptive to our business operations and long-term stockholder interests, as well as waste valuable corporate resources. We must pay to prepare, print, and distribute to stockholders the legal disclosure documents related to the meeting, solicit proxies, tabulate votes, and, for a virtual meeting, engage a service provider to host the meeting online. Therefore, the Board believes that the 25% ownership threshold strikes an appropriate balance between giving stockholders the year-

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PROPOSALS TO BE VOTED ON
round ability to call special meetings on critical matters, while at the same time protecting against the risk of unnecessary expenses and business disruptions.
Laws and rules applicable to HPE also afford stockholders opportunities to express their views on key corporate actions.
For example, under Delaware law and NYSE rules, we must submit significant matters, such as mergers and consolidations, large share issuances, and equity compensation plans, to a stockholder vote. In addition, our Board has established procedures for stockholders to communicate directly with our directors outside the annual meeting cycle, which are described elsewhere in this proxy statement.
Summary
The Board believes that the implementation of this Proposal is not in the best interests of stockholders or the Company and is unnecessary, given the current ability of stockholders to call special meetings and the Company's strong corporate governance practices and policies. This Proposal would circumvent the protections, procedural safeguards, and advantages provided to all stockholders by stockholder meetings. The Board believes the 25% threshold is more appropriate than the 15% threshold in this Proposal and protects stockholders generally from potential misuse of the right to call a special meeting by a small and non-representative group of special interest stockholders. Accordingly, the Board recommends that you vote AGAINST this Proposal.
Vote required
Approval of this Proposal requires the affirmative vote of a majority of the shares of HPE common stock present in person or represented by proxy and entitled to be voted on the Proposal at the annual meeting.
Recommendation of the Board of Directors

X	Our Board recommends a vote AGAINST the stockholder proposal entitled: “Special Shareholder Meeting Improvement.”

66	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for the fiscal 2021 Named Executive Officers (“NEOs”), who are listed below:

Antonio F. Neri President and Chief Executive Officer
Tarek Robbiati Executive Vice President, Chief Financial Officer
John F. Schultz Executive Vice President, Chief Operating and Legal Officer
Alan May Executive Vice President, Chief People Officer
Thomas E. Black Jr. Senior Vice President, General Manager of Storage
Fiscal 2021 NEOs also include Keerti Melkote, former President, Intelligent Edge, and Founder, Aruba Networks. Mr. Melkote stepped down from his role as President of Intelligent Edge effective June 1, 2021.

HPE 2022 PROXY STATEMENT	67

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
Hewlett Packard Enterprise is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. We enable customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future. Our customers range from small- and medium-sized businesses to large global enterprises and governmental entities. Our legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and we strive every day to uphold and enhance that legacy through our dedication to providing innovative technological solutions to our customers.
In fiscal 2021, our operations were organized into six business segments including Compute, High Performance Computing and Artificial Intelligence (“HPC & AI”, formerly known as High Performance Computing and Mission Critical Solutions, or “HPC & MCS”), Storage, Intelligent Edge, Financial Services, and Corporate Investments and Other.
Strategic Initiatives
The pace of technology disruption continues to increase, and the pandemic has accelerated several megatrends. First, data at the edge is increasing exponentially, driven by the proliferation of devices. Secure connectivity is essential to enable the digital experiences we now rely on and power new, engaging digital experiences in the future. Second, enterprises need a cloud experience everywhere to manage data and workloads wherever they live across a distributed enterprise. Third, data growth is creating countless new opportunities. Enterprises need ways to generate insights from this data to build new business models. Across these trends is the shift in how enterprises are consuming their technology. Increasingly, customers want to digitally transform while preserving capital and eliminating operating expense by paying only for the IT they use.
Data insights are critical to deliver business outcomes, but extracting value from data is challenging. Data is growing and evolving rapidly. Its characteristics are shifting, as it becomes more unstructured, more time-sensitive, and more distributed. Frequently, data is siloed and spread across different multi-gen IT systems, often trapped in critical legacy architecture. Many organizations cannot adequately extract insights from their data at the edge or face cloud migration challenges because of their legacy applications. Customers need a data-first modernization approach across edge to data center to cloud.
We declared our vision to be the edge-to-cloud company. Our HPE GreenLake platform accelerates multi-generation IT transformation through a unified cloud services experience that enables customers to access, control, and maximize the value of all their workloads and data. Our solutions across connectivity, cloud, and data – which are increasingly being delivered as-a-service through HPE GreenLake – are complemented by HPE Pointnext services that provide unique transformation capabilities, as well as HPE Financial Services, which helps customers unlock financial capacity.
We made four strategic acquisitions in fiscal 2021 to accelerate our edge-to-cloud and as-a-service strategy: CloudPhysics, Inc., Determined AI Inc., Ampool Inc., and Zerto Ltd. These acquisitions extend our ability to provide faster and more accurate real world insights from customer’s data in almost every industry, accelerate hybrid analytics, and deliver on our shift to more cloud-native, software-defined data services solutions.
COVID-19 Pandemic Update
While great progress has been made in the fight against the novel coronavirus pandemic, it remains a global challenge. We believe that the pandemic has forced fundamental changes in businesses and communities that are aligned with our edge-to-cloud platform delivered as-a-service strategy. Navigating through the pandemic and planning for a post-COVID world have increased customers' needs for as-a-service offerings, secure connectivity, remote work capabilities, and analytics to unlock insights from data. Our solutions are aligned to these needs, and we see opportunity to help our customers drive digital transformations as they continue to adapt to operate in a new world.
Although the immediate impacts of the COVID-19 pandemic have been assessed, the long-term magnitude and duration of the disruption and resulting decline in business activity is still highly uncertain and cannot currently be predicted.

68	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
Fiscal 2021 Financial Performance

Fiscal 2021 Financial Summary

$27.8B	$1.96	$5.9B	$796M
Fiscal 2021 Net Revenue	Non-GAAP Diluted Net Earnings Per Share (1)	Fiscal 2021 Cash Flow From Operations (2)	Annualized Revenue Run-rate (“ARR”) (3)

3%	27%	162%	36%
YoY Change in Net Revenue	YoY Change in Non-GAAP Diluted Net Earnings Per Share (1)	YoY Change in Cash Flow from Operations (2)	YoY Change in ARR
1.See the “GAAP to Non-GAAP Reconciliation” attached as Annex B for additional details regarding Non-GAAP diluted net earnings per share.
2.Fiscal 2021 Cash Flow From Operations includes $2.2 billion of after-tax cash impact from Oracle’s satisfaction of the judgment in the Itanium litigation.
3.See “Fiscal 2021 PfR” for additional details on ARR’s definition.

•Our financial performance exceeded all of our key financial targets, including a 3% increase in revenue, a 27% increase in Non-GAAP diluted net earnings per share, and a 162% increase in cash flow from operations (65% excluding one-time proceeds from litigation judgment, net of taxes paid). These results reflect both the strong demand environment and management’s excellence in execution.
•Our pivot to as-a-service continued its strong momentum from the prior year. Our annualized revenue run-rate (“ARR”) of $796 million was up 36% from fiscal 2020. For more information regarding ARR, see the “Fiscal 2021 PfR” table under the “Fiscal 2021 Annual Incentive” section.
Fiscal 2021 Compensation Results

Fiscal 2021 Incentive Program Results

179%	182%	80%	107%
Average Corporate NEO Annual Incentive Payout as Percentage of Target	Average Business Segment NEO Annual Incentive Payout as Percentage of Target	First Segment Achievement of the Fiscal 2020 PARSUs Based on the 2-year Performance Period as Percentage of Target	Second Segment Achievement of the Fiscal 2019 PARSUs Based on the 3-year Performance Period as Percentage of Target

•The fiscal 2021 annual incentive program for our NEOs used key financial metrics and, for NEOs other than the CEO, a management by objectives (“MBO”) modifier tied to qualitative and quantitative goals. Above-target revenue performance and profitability were achieved, despite the ongoing impact of the pandemic, as we experienced record demand for our solutions as customers are responding to our edge-to-cloud value proposition.
•The first segment of the fiscal 2020 Performance-adjusted Restricted Stock Units (“PARSUs”) and the second segment of the fiscal 2019 PARSUs were earned at 80% and 107% of target, respectively, due to strong net income growth in fiscal 2021, which improved the two-year and three-year average Non-GAAP net income performance. These results include the impact of an 80% of target relative Total Shareholder Return (“TSR”) modifier that reduced overall payouts due to below-median performance over the respective performance periods.

HPE 2022 PROXY STATEMENT	69

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION PAY-FOR-PERFORMANCE PHILOSOPHY
Our executive compensation programs, practices, and policies reflect the Company’s commitment to reward short- and long-term performance that aligns and drives stockholder value. The tables below summarize the key elements of the compensation programs applicable to our NEOs in fiscal 2021 that support HPE’s pay-for-performance philosophy.

Pay-for-Performance
Total direct compensation is primarily performance based and delivered in the form of cash and equity to align the interests of our management with those of our stockholders
Total direct compensation is generally positioned within a competitive range of the market median, with differentiation by executive, as appropriate, based on individual factors such as tenure, criticality of the role, proficiency in the role, sustained performance over time, and importance to our leadership succession plans

Realized total direct compensation fluctuates and is directly linked to annual and long-term performance and stockholder value over time
Incentive awards are heavily dependent upon achievement of critical operating goals and our stock performance, and are primarily measured against objective metrics that directly link to the creation of sustainable value for our stockholders

We balance growth objectives, top- and bottom-line objectives, and short- and long-term objectives to reward for overall performance and avoid overemphasizing a singular focus
Long-term incentives are delivered in part in the form of performance-based equity, which vests upon achievement of both absolute and relative performance metrics that drive stockholder value
The HRC Committee annually validates the pay-for-performance relationship of our incentive plans through an analysis conducted by its independent compensation consultant

70	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
HPE maintains a number of policies and practices that support its compensation philosophy, align executives’ and stockholders’ interests, and are consistent with market and corporate governance best practices.

What We Do	What We Don’t Do
Design compensation programs that do not encourage excessive risk-taking	Enter into individual executive employment agreements
Maintain above-market stock ownership guidelines that require the CEO, and other executive officers to hold shares equal to at least 7x and 5x their base salary, respectively	Provide tax gross-ups for executive perquisites
Provide limited executive perquisites	Pay share-dividend equivalents in our long-term incentive program before vesting of the underlying shares occurs
Prohibit hedging or pledging of Company stock by our executive officers and our directors	Provide supplemental defined benefit pension plans (except in the case of international transfers, as required by law)
Maintain a clawback policy that permits the Company to recover annual and long-term incentives	Engage in liberal share recycling of options or stock appreciation rights
Maintain a severance policy that provides for “double-trigger” change in control equity vesting
Engage an independent compensation consultant for the HRC Committee that does no other work for the Company

OVERSIGHT AND AUTHORITY OVER EXECUTIVE COMPENSATION
Role of the HRC Committee and its Advisors
The HRC Committee oversees and provides strategic direction to management regarding all aspects of HPE’s pay program for senior executives. It makes recommendations regarding the compensation of the CEO to the independent members of the Board for approval, and it reviews and approves the compensation of the remaining Section 16 Officers. All HRC Committee members are independent non-employee directors with significant experience in executive compensation matters. The HRC Committee engages its own independent compensation consultant as well as its own independent legal counsel.
The HRC Committee continued to retain both Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant and Vedder Price, P.C. (“Vedder Price”) as its independent legal counsel in fiscal 2021.
FW Cook provided analyses, market comparator benchmarking, and recommendations that informed the HRC Committee’s decisions. All modifications to the compensation programs for our NEOs and other Section 16 Officers were assessed by FW Cook on behalf of the HRC Committee, and were discussed and approved by the HRC Committee. Pursuant to SEC rules, the HRC Committee assessed the independence of its advisors, and concluded each is independent and that no conflict of interest exists that would prevent FW Cook or Vedder Price from independently providing service to the HRC Committee.
Neither FW Cook nor Vedder Price performs other services for the Company, and neither will do so without the prior consent of the HRC Committee Chair. FW Cook regularly attends HRC Committee meetings and engages with the HRC Committee Chair and the HRC Committee members outside the presence of management.
The HRC Committee met six times in fiscal 2021. FW Cook participated in most of those meetings, as well as preparatory meetings and executive sessions.

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Role of Management and the CEO in Setting Executive Compensation
Management leads the development of our compensation programs and considers market competitiveness, business results, business strategy, experience, and individual performance in evaluating NEOs and other Section 16 Officers compensation. The Executive Vice President and Chief People Officer and other members of our human resources organization, together with members of our finance and legal organizations, work with the CEO to design and develop compensation programs for the HRC Committee’s review. Management also recommends changes to existing plans and programs applicable to NEOs and other Section 16 Officers, as well as financial and other performance targets to be achieved under those programs, and prepares analyses of financial data, peer comparisons, and other briefing materials to assist the HRC Committee in making its decisions. During fiscal 2021, management continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Because Meridian is engaged by management, the HRC Committee has determined that it is not independent. This was taken into consideration when any information or analyses were provided by Meridian.
For fiscal 2021, Mr. Neri provided input to the HRC Committee regarding performance metrics and the setting of appropriate company-wide and business-specific performance targets. Mr. Neri also recommended target individual MBO goals for the NEOs, and the other senior executives who reported directly to him. Mr. Neri was not involved in deliberations regarding his own compensation. Mr. Neri was subject to the same financial performance goals as the executives who led our Corporate functions, and his compensation was approved by the independent members of the Board upon the recommendation of the HRC Committee.
DETAILED COMPENSATION DISCUSSION AND ANALYSIS
Components and Mix of Compensation
Our executive compensation program is strongly focused on long-term and performance-based pay. Over 90% of Mr. Neri’s fiscal 2021 target total direct compensation was linked to performance, and on average, 86% of our other NEOs’ fiscal 2021 target total direct compensation was performance-linked, as illustrated in the charts below.

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The table below describes HPE’s pay components, along with the role and factors for determining each pay component applicable to our NEOs in fiscal 2021.

Pay Component	Role	Determination Factors
Base Salary	•Provides fixed portion of annual cash income	•Value of role in competitive marketplace •Criticality of the role •Skills, experience, and performance of individuals compared to the market as well as internal equity
Annual Incentive (i.e., Pay-for-Results or “PfR” Program)	•Provides variable portion of annual cash income •Focuses executives on annual objectives that support long-term strategy and value creation
•Target opportunities based on competitive marketplace, internal equity, and level of experience
•Actual payouts based on performance against annual goals at the corporate, business segment (where applicable), and individual level.

Long-term Incentives: •Performance-adjusted Restricted Stock Units (“PARSUs”) •Restricted Stock Units (“RSUs”)	•Incentivizes long-term sustained financial and stock price performance •Aligns interests of executives with stockholders •Encourages equity ownership •Encourages retention
•Target awards based on competitive marketplace, internal equity, and skills and performance of executive
•Realized value based on actual performance against corporate goals, and absolute and relative stock price performance

All Other: •Benefits •Perquisites •Severance Protection	•Supports the health and security of our executives, and their ability to save on a tax-deferred basis •Enhances executive productivity	•Competitive marketplace •Level of executive •Standards of good governance

Process For Setting And Awarding Fiscal 2021 Executive Compensation
The Board and the HRC Committee regularly discuss ways to further align our executive compensation program with our business strategy and stockholders’ interests. Fiscal 2021 target total direct compensation levels for HPE executives (other than the CEO) were determined by the HRC Committee based on recommendations from our CEO. In making changes for fiscal 2021, the HRC Committee considered the evolution of HPE’s business and business needs, as well as appropriate levels of compensation in comparison to HPE’s peer companies. The objectives were to encourage strong performance, pay commensurately with performance, and align the interests of HPE’s executives with those of HPE’s stockholders.
The HRC Committee and the Board considered a broad range of facts and circumstances in setting our overall executive compensation levels. Among the factors considered for our executives generally, and for the NEOs in particular, were market competitiveness, our CEO’s recommendations for all NEOs excluding himself, internal equity, and individual performance. The weight given to each factor may differ from year to year, is not formulaic, and may differ among individual NEOs in any given year. For example, when we recruit externally, market competitiveness, experience, and the circumstances unique to a particular candidate may weigh more heavily when determining compensation levels. In contrast, when determining year-over-year compensation for current NEOs, internal equity and individual performance may weigh more heavily in the analysis.
Because such a large percentage of NEO pay is performance based, the HRC Committee spent significant time discussing and determining the appropriate metrics and goals for HPE’s annual and long-term incentive programs. For fiscal 2021, management made an initial recommendation of goals, which were assessed by FW Cook, and then were discussed and approved by the HRC Committee. Major factors considered in setting goals for each fiscal year include business results from the most recently completed fiscal year, business-specific strategic plans, macroeconomic factors, competitive performance results and goals, conditions or goals specific to a particular business, and strategic initiatives.

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In addition, the HRC Committee considered feedback from our stockholders and the results of our fiscal 2019 Say on Pay vote (which was the most current vote at the time fiscal 2021 compensation was set). Our fiscal 2020 Say on Pay vote reflected 94.7% support from our stockholders, based on the percentage of shares voted. The HRC Committee believes this indicates that our stockholders support the philosophy, strategy, objectives, and administration of our executive compensation programs.
Following the close of fiscal 2021, the HRC Committee reviewed actual financial results and MBO performance against preset objective goals under our incentive compensation programs for the year. Actual payouts were determined by reference to performance against the established goals. In addition, the HRC Committee met in executive session without members of management present to review Mr. Neri’s fiscal 2021 performance, and the independent members of the Board approved Mr. Neri’s fiscal 2021 incentive amount.
Compensation Program Revisions For Fiscal 2021
The fiscal 2021 annual and long-term incentive programs remained largely consistent with those from the prior year, but a one-time change was made to the fiscal 2021 annual incentive PfR program for the CEO. To emphasize alignment with the financial results of the Company, Mr. Neri’s annual incentive program for fiscal 2021 was based solely on the various revenue and operating profit performance metrics only, with no MBO modifier.
Although Mr. Neri was not subject to an MBO modifier in fiscal 2021, the independent members of the Board reviewed Mr. Neri’s performance during an executive session held shortly following the end of the fiscal year. The evaluation included an analysis of Mr. Neri’s results for a set of leadership metrics focused on employee engagement, retention of top talent, and key diversity areas, as well as certain milestones associated with our as-a-service transition.
In fiscal 2021, some of Mr. Neri’s non-financial accomplishments included:
•Achievement of record levels in employee engagement for two years in a row, driven in large part by Mr. Neri’s personal leadership and authenticity throughout the COVID-19 pandemic, characterized by frequent, transparent communications with all team members worldwide.
•Improvement in diversity representation with continued increase in diverse executives in senior leadership roles.
•Establishment of an Edge-to-Cloud Council of top technical leaders and recruiting a top Chief Technology Officer to accelerate the pivot to deliver all products and offerings as-a-service by fiscal 2022.
DETERMINATION OF FISCAL 2021 EXECUTIVE COMPENSATION
Fiscal 2021 Base Salary
Our executives receive a limited percentage of their target total direct compensation in the form of base salary, which reinforces our philosophy of linking pay to performance. The HRC Committee positioned executive base salaries to be within a competitive range of the market median for comparable positions at our peer companies, and to generally comprise approximately 10% to 15% of the NEOs’ overall target total direct compensation, which is consistent with the practice of our peer group companies. The NEOs are paid an amount of base salary sufficient to attract qualified executive talent and maintain a stable management team.
The HRC Committee recommended, and the independent members of our Board approved, an increase to Mr. Neri’s salary to $1.225 million to reduce the gap in his compensation compared to the median of our peer companies. This change was effective at the beginning of fiscal 2021. Mr. Robbiati’s base salary was increased to $850,000, effective as of the beginning of fiscal year 2021 (see “Other Fiscal 2021 Actions” for details). Mr. Black’s base salary was increased to $550,000, also effective as of the beginning of fiscal year 2021. No changes were made to base salaries of other NEOs at the beginning of fiscal 2021.

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Annual Base Salary
Named Executive Officer	Fiscal 2020 ($)	Fiscal 2021 ($)	Increase %(1)
Antonio F. Neri	1,175,000	1,225,000	4%
Tarek Robbiati	800,000	850,000	6%
John F. Schultz	775,000	775,000	—%
Alan May	625,000	625,000	—%
Thomas E. Black Jr. (2)	479,750	550,000	15%
Keerti Melkote	700,000	700,000	—%
1.Increase percentages are rounded.
2.Mr. Black’s increase reflects the expansion of his role as the leader of our Storage business.

Fiscal 2021 Annual Incentives
Pay-for-Results (“PfR”) Program Design
Our NEOs were eligible to earn an annual incentive bonus under the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan, as amended and restated January 25, 2017 (the “HPE 2015 Stock Incentive Plan”) for fiscal 2021. The target annual incentive awards for fiscal 2021 were set at 200% of base salary for Mr. Neri, 150% of base salary for Mr. Robbiati (see “Other Fiscal 2021 Actions” for details), and 125% of base salary for the other NEOs.

•The financial metrics have a potential to earn up to 200% of target

•To drive profitable growth and strong margins, the Corporate revenue payout cannot exceed the payout for operating profit

•The MBO modifier (which applies to all the NEOs other than the CEO) is based on individual quantitative and qualitative goals, and is applied to final financial funding while preserving the capped payout of 200% of target

Company revenue, incremental Intelligent Edge revenue, annualized revenue run-rate, and operating profit metrics were used for the 2021 annual incentives for all Corporate NEOs. The inclusion of incremental Intelligent Edge revenue and annualized revenue run-rate reinforces the importance of our strategic growth areas including our as-a-service transition. The annual incentive programs for Mr. Black and Mr. Melkote were based on business segment revenue, operating profit, annualized revenue run-rate, and services orders where applicable. These metrics were important annual measures to drive stockholder value through company strategy and business results. The achievement of certain individual performance-based MBO goals may result in a range between 20% increase and 20% decrease to financial funding to determine the final annual incentive payout for each NEO, other than Mr. Neri. The MBO goals were established at the beginning of the performance period and were measured objectively following the end of the fiscal year.
The specific metrics, their linkage to corporate or business segment results, as applicable, and the weighting that was placed on each, were chosen because the HRC Committee believed:
•performance against these metrics enhances value for stockholders, capturing both the top and bottom line;

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•a balanced weighting and various caps limit the likelihood of rewarding executives for taking excessive risk; and
•using different measures avoids paying for the same performance twice.
The financial performance metrics applicable to our PfR program for fiscal 2021 are defined and explained in greater detail below:

Fiscal 2021 PfR
Financial Performance Metrics	Definition(1)	Rationale for Metric
Corporate Revenue	Net revenue as defined and reported in HPE’s Annual Report on Form 10-K for fiscal 2021	Reflects top line financial performance, which is a strong indicator of our long-term ability to drive stockholder value
Business Segment Revenue	Business segment net revenue, including intersegment net revenue, as defined and reported in HPE’s Annual Report on Form 10-K for fiscal 2021
Corporate Operating Profit	Non-GAAP earnings from operations (2), as defined and reported in HPE’s Annual Report on Form 10-K for fiscal 2021	Reflects operational financial performance which is directly tied to stockholder value on a short-term basis
Business Segment Operating Profit	Segment earnings from operations, as defined and reported in HPE’s Annual Report on Form 10-K for fiscal 2021
Corporate Annualized Revenue Run-Rate(3)	Annualized revenue run-rate, as defined and reported in HPE’s Annual Report on Form 10-K for fiscal 2021	Reinforces the importance of our as-a-service transition
Business Services Orders	Business services attach orders as defined and reported in HPE’s internal orders results	Reflects both long-term top line and short-term operational financial performance tied to stockholder value
1.For purposes of establishing financial performance targets and results under incentive plans, HPE’s financial results, whether reported in accordance with generally accepted accounting principles (“GAAP”) or non-GAAP, may be further adjusted as permitted by the relevant plans and approved by the HRC Committee. The HRC Committee reviewed GAAP to non-GAAP adjustments and any other adjustments to ensure performance took into account the way the goals were set and executive accountability for performance. These metrics and the related performance targets are relevant only to HPE’s executive compensation program and should not be used or applied in other contexts.
2.Fiscal 2021 non-GAAP earnings from operations exclude after-tax costs related to the amortization of initial direct costs, amortization of intangible assets, transformation costs, disaster charges, stock-based compensation expense, and acquisition, disposition and other related charges. HPE’s management used non-GAAP earnings from operations to evaluate and forecast HPE’s performance before gains, losses, or other charges that were considered by HPE’s management to be outside of HPE’s core business segment operating results. We believe that presenting non-GAAP earnings from operations provides investors with greater visibility to the information used by HPE’s management in its financial and operational decision making. We further believe that providing this additional non-GAAP information helps management to evaluate and measure performance. This additional non-GAAP information is not intended to be considered in isolation or as a substitute for GAAP information.
3.Annualized revenue run-rate is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized value of all recurring net GreenLake services revenue, related financial services revenue (which includes rental income for operating leases and interest income for capital leases), and software-as-a-service, subscription, and other as-a-service offerings recognized during a quarter and multiplied by four. We use ARR as a performance metric. ARR should be viewed independently of net revenue and deferred revenue and is not intended to be combined with any of these items.
In consideration of HPE’s continued business transformation and the considerable impact of foreign exchange rates, the HRC Committee approved plan mechanics in the beginning of the performance period to automatically adjust for the impact of foreign exchange rates on actual performance results to no more than +/- 5%, the impact of mergers and acquisitions, one-time expenses above certain levels not foreseen in the financial plan and where related benefits are outside the current plan period, extraordinary events largely out of management’s control to the extent actual impact differs from original plan assumptions, and changes to tax law and accounting rules. The HRC Committee continues to have the ability to reverse such adjustments and may review and approve adjustments below the initially set guidelines in special cases.

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Fiscal 2021 Financial Results
Shortly after the completion of fiscal 2021, the HRC Committee reviewed and determined formulaic performance against the corporate financial metrics as follows:

Fiscal 2021 PfR Program — Corporate Performance Against Financial Metrics
		Fiscal 2021 Goals ($ in billions)(1)
Metric	Weight	Threshold	Target	Maximum	Result(2) ($ in billions)	Percentage of Target Financial Funding
Corporate Revenue	35%	26.1	27.5	28.3	27.8	48%
Corporate Operating Profit (3)	50%	2.5	2.7	2.9	2.8	89%
Annualized Revenue Run-rate (4)	10%	0.70	0.76	0.81	0.80	17%
Intelligent Edge Revenue	5%	2.9	3.1	3.2	3.3	10%
Total	100%		—		—	164%
1    Corporate targets are only disclosed after the end of the performance period, and were set at challenging levels. Other than business segment metrics measured in the Corporate PfR program, the Company does not disclose the targets pertaining to its business segments because this information is not otherwise publicly disclosed by the Company, and the Company believes it would cause competitive harm to do so in this proxy statement. Consistent with financial targets that are communicated to stockholders, business-segment targets were set at levels necessary to drive stockholder value such that they would be challenging for each business segment to achieve its applicable targets.
2    Based on the plan mechanics approved in the beginning of the performance period, certain adjustments to corporate and business segment revenue and operating profit results were automatically made with the HRC Committee’s ability to reverse such adjustments. These automatic adjustments had no impact on Corporate Financial Funding and included impacts associated with the operational investments in our business that were not included in the fiscal 2021 budget.
3    See the “GAAP to Non-GAAP Reconciliation” attached as Annex B for additional details regarding Corporate Operating Profit (“Non-GAAP Earnings from Operations”).
4    See “Fiscal 2021 PfR” for additional details on ARR’s definition.
Discussion of Fiscal 2021 MBOs
As the CEO, Mr. Neri evaluated the performance of other Section 16 Officers and presented his recommendations based on those evaluations to the HRC Committee shortly following the end of the fiscal year. The evaluations included an analysis of each officer’s performance against their individual MBOs, which included a set of leadership metrics focused on employee engagement, retention of top talent, and key diversity areas for each group, and other differentiated performance metrics. After discussion, the HRC Committee determined the degree of attainment of the MBOs. The results of these evaluations and select MBOs for the other NEOs are summarized below:
Mr. Robbiati. The HRC Committee determined that Mr. Robbiati’s MBO performance was above target. Mr. Robbiati exceeded the free cash flow target and ensured HPE remained on track to deliver aggressive run-rate savings through a disciplined approach. Mr. Robbiati also executed on his commitment to deliver a 14% non-GAAP effective tax rate, yielding material EPS contributions. Additionally, Mr. Robbiati drove an increase in employee engagement and improvement in key diversity metrics.

Mr. Schultz. The HRC Committee determined that Mr. Schultz’s MBO performance was above target. Mr. Schultz performed well in his first year as Chief Operating and Legal Officer, and demonstrated visionary capabilities to advance the transformation of HPE to an as-a-service company. Mr. Schultz also led the implementation of HPE’s Edge-to-Office vision resulting in a stronger employee value proposition based on a hybrid work environment. Additionally, Mr. Schultz drove an increase in employee engagement and improvement in key diversity metrics.

Mr. May. The HRC Committee determined that Mr. May’s MBO performance was above target. Mr. May demonstrated strong performance and exceeded his MBO goals. Most notably, HPE achieved an all-time high on employee engagement and improved across all diversity representation metrics. Additionally, Mr. May drove an increase in the acquisition of key technical talent.

Mr. Black. The HRC Committee determined that Mr. Black’s MBO performance was above target. Mr. Black demonstrated strong leadership including driving financial growth and overseeing two strategic acquisitions to accelerate HPE’s pivot to an as-a-service company. Additionally, Mr. Black drove an increase in employee engagement and improvement in key diversity metrics.

Mr. Melkote. The HRC Committee determined that Mr. Melkote’s MBO performance was above target. Mr. Melkote demonstrated strong leadership, resulting in a record year of revenue and operating profit performance for Intelligent Edge, while positioning the business for future success under new leadership. Additionally, Mr. Melkote drove an increase in employee engagement and improvement in key diversity metrics.

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Based on the findings of these performance assessments, the HRC Committee determined the overall level of achievement and resulting MBO modifier in the table below. HPE does not disclose detailed MBO goals for each NEO out of concern for competitive harm.

Fiscal 2021 PfR Program Performance Against Non-Financial Metrics (MBOs)
Named Executive Officer	MBO Modifier (%)
Antonio F. Neri (1)	N/A
Tarek Robbiati	120
John F. Schultz	115
Alan May	115
Thomas E. Black Jr.	120
Keerti Melkote	110
1.As indicated in “Compensation Program Revisions for Fiscal 2021”, Mr. Neri’s annual incentive program did not include an MBO modifier.
Based on the fiscal 2021 financial performance and MBO achievement described above, the annual incentive payouts for the NEOs under the PfR program were as follows:

Fiscal 2021 PfR Program Annual Incentive Payout
			% of Target Annual Incentive Funded
Named Executive Officer	Annual Salary ($)	Annual Incentive Target (% of Salary)	Financial Metrics (1) (% of Target)	MBO Modifier (% of Target)	Actual Payout (1) (% of Target)	Actual Payout ($)
Antonio F. Neri	1,225,000	200	164	N/A	164	4,005,970
Tarek Robbiati	850,000	150	164	120	196	2,501,688
John F. Schultz	775,000	125	164	115	188	1,821,592
Alan May	625,000	125	164	115	188	1,469,026
Thomas E. Black Jr.	550,000	125	175	120	200	1,375,000
Keerti Melkote	700,000	125	152	110	168	1,466,212
1 Financial Metrics and Actual Payout percentages are rounded.

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Long-term Incentives
Fiscal 2021 Award Mix
The HRC Committee maintained a fiscal 2021 long-term incentive (“LTI”) design for our NEOs that consisted of a value-based mix of two equity vehicles illustrated in the following chart:

•PARSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives, and stockholder alignment. The earned award is based on two- and three-year results against predetermined corporate performance goals and relative long-term stockholder returns.
•RSUs support retention and are linked to stockholder value and ownership, which are also important goals of HPE’s executive compensation program. Annual RSUs vest ratably over three years from the date of grant.
Fiscal 2021 Annual LTI Grant Values
The HRC Committee, and in the case of Mr. Neri, the independent members of the Board, approved the value of fiscal 2021 annual LTI awards for the NEOs based on factors such as competitive market data, internal equity, individual performance, and the executives’ potential future contributions.

Fiscal 2021 Annual LTI Target Award Values ($)
Named Executive Officer	PARSUs (50%)	RSUs (50%)	Total LTI Value (100%)
Antonio F. Neri	6,250,000	6,250,000	12,500,000
Tarek Robbiati	2,212,500	2,212,500	4,425,000
John F. Schultz	2,162,500	2,162,500	4,325,000
Alan May	1,637,500	1,637,500	3,275,000
Thomas E. Black Jr.	750,000	750,000	1,500,000
Keerti Melkote	1,775,000	1,775,000	3,550,000

These values represent the target dollar value of awards granted. The actual grant date fair value used for accounting and disclosure purposes may vary. For more information on NEO grants of PARSUs and RSUs during fiscal 2021, see the “Fiscal 2021 Grants of Plan-Based Awards” table.

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Fiscal 2021 PARSUs
The PARSUs were structured to have two- and three-year performance periods that began at the start of fiscal 2021 and continue through the end of fiscal 2022 and 2023, respectively. Under this program, fifty percent of the PARSUs are eligible for vesting based on performance over two years with continued service, and fifty percent are eligible for vesting based on performance over three years with continued service. The two- and three-year performance measures are each based on HPE’s non-GAAP net income growth and a modifier dependent upon relative Total Shareholder Return performance against the S&P 500 constituents.
The PARSUs granted to our NEOs measure net income to drive accountability for all aspects of revenue, costs, expenses, depreciation on past capital expenditures, and taxes, which we believe are all key drivers of stockholder value. Internal non-GAAP net income goals were set after consideration of historical performance, internal budgets, and external expectations.
Additional details regarding the fiscal 2021 PARSU design are illustrated and further described below.

Fiscal 2021 PARSUs
Segment	Vesting(1)	Non-GAAP Net Income Growth vs. Internal Goals(2)(3)(4)		Relative TSR vs. S&P 500 +/- 20% Modifier(4)		Overall Payout
Segment One	50% after two-year Performance Period	Max Target Threshold < Threshold	200% 100% 50% 0%	≥ 90th percentile 50th percentile ≤ 25th percentile	1.2x 1.0x 0.8x	0 - 200% of Target
Segment Two	50% after three-year Performance Period	Max Target Threshold < Threshold	200% 100% 50% 0%	≥ 90th percentile 50th percentile ≤ 25th percentile	1.2x 1.0x 0.8x	0 - 200% of Target
1.Performance measurement and vesting occur fifty percent each at the end of the two- and three-year periods, subject to continued service.
2.Non-GAAP net income goals are determined based on the most recent preceding fiscal-year results adjusted by the predetermined year-over-year net income growth rates approved by the HRC Committee at the beginning of the performance period.
3.Targets to be disclosed only following the end of the performance periods out of concern for competitive harm.
4.Interpolated for performance between threshold/target and target/maximum achievement levels for net income and relative TSR.
Vesting Achievement Under the Fiscal 2020-2021 PARSU Award Cycle
The number of Segment One Fiscal 2020 PARSUs earned was based on our performance against two-year non-GAAP net income growth rates approved by the HRC Committee at the beginning of the performance period and a modifier dependent upon relative TSR performance against the S&P 500 constituents. The actual performance achievement as a percent of target for the completed two-year performance period as of October 31, 2021 is summarized in the table below:

		Non-GAAP Net Income Growth (% of target earned)				Relative TSR vs. S&P 500(1) (modifier of achievement %)		Total Payout (% of Target Vesting)
	Performance Period	YoY Target	YoY Result	Achievement %	2-year Average Achievement %
Segment						Percentile	Modifier %
Segment One(2)	FY20 (3)	101%	73%	—%	100.0%	14th percentile	80.0%	80.0%
	FY21 (4)	108%	130%	200.0%
1.Relative TSR as reported by Bloomberg and calculated using the average closing price of HPE and the S&P 500 companies’ common stock for the beginning and end of the performance period, assuming reinvestment of dividends.
2.Segment One of the fiscal 2020 PARSU performance period began on November 1, 2019 and ended on October 31, 2021.
3.The non-GAAP net Income Growth threshold and maximum for fiscal 2020 were 96% and 106% respectively.
4.The non-GAAP net Income Growth threshold and maximum for fiscal 2021 were 102% and 114% respectively.

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Vesting Achievement Under the Fiscal 2019-2021 PARSU Award Cycle
The number of Segment Two Fiscal 2019 PARSUs earned was based on our performance against three-year non-GAAP net income growth rates approved by the HRC Committee at the beginning of the performance period and a modifier dependent upon relative TSR performance against the S&P 500 constituents. The actual performance achievement as a percent of target for the completed three-year performance period as of October 31, 2021 is summarized in the table below:

		Non-GAAP Net Income Growth (% of target earned)				Relative TSR vs. S&P 500(1) (modifier of achievement %)		Total Payout (% of Target Vesting)
	Performance Period	YoY Target	YoY Result	Achievement %	3-year Average Achievement %
Segment						Percentile	Modifier %
Segment Two(2)	FY19 (3)	97%	105%	200.0%	133.3%	18th percentile	80.0%	106.7%
	FY20 (4)	107%	73%	—%
	FY21 (4)	107%	130%	200.0%
1.Relative TSR as reported by Bloomberg and calculated using the average closing price of HPE and the S&P 500 companies’ common stock for the beginning and end of the performance period, assuming reinvestment of dividends.
2.Segment Two of the fiscal 2019 PARSU performance period began on November 1, 2018 and ended on October 31, 2021.
3.The non-GAAP net Income Growth threshold and maximum for fiscal 2019 were 92% and 102% respectively.
4.The non-GAAP net Income Growth threshold and maximum for fiscal 2020 and fiscal 2021 were 101% and 113% respectively.

Other Fiscal 2021 Actions
Compensation actions for Chief Financial Officer - In February 2021, the HRC Committee engaged in extensive discussions about the merits of, and strategy for, adjusting Mr. Robbiati’s compensation to ensure his continued service throughout a multi-year transformation period.
As reported in our March 15, 2021 Form 8-K, in addition to the normal fiscal year 2021 long-term incentive awards, the HRC Committee granted Mr. Robbiati an equity award with a grant date fair value of $7.5 million. The award was split equally between RSUs that vest in two equal tranches in December 2021 and 2022, subject to continued service, and PARSUs that vest in three equal tranches in December 2021, 2022, and 2023, subject to continued service and the Company’s achievement of predetermined goals related to non-GAAP net income, subject further to a multiplier based on the Company’s achievement of relative total shareholder return performance against the S&P 500 constituents.
As part of the restructuring of Mr. Robbiati’s compensation, the HRC Committee also increased his base salary to $850,000 and his target annual incentive award to 150% of base salary, effective as of the beginning of fiscal year 2021. The HRC Committee also established a target fair value for Mr. Robbiati’s annual long-term incentive grant for fiscal year 2022 of $5.5 million. In recognition of his exceptional performance in fiscal 2021, the Committee awarded Mr. Robbiati $6 million in December 2021 as part of the normal annual award process for all executives.
These changes to Mr. Robbiati’s compensation, including the special $7.5 million award made in March 2021, were intended to promote his continued engagement during a very complicated multi-year strategic transformation and to ensure that realized pay is heavily influenced by our success in meeting milestone goals and creating sustainable stockholder value.
Transition and Retirement of Former Intelligent Edge President - As reported in our June 1, 2021 Form 8-K, Mr. Melkote stepped down from his role as President of Intelligent Edge effective as of that date and transitioned to an advisory role. Ultimately, the HRC Committee concluded that retaining Mr. Melkote for an extended period was critical to key customer relationships. As such, Mr. Melkote’s employment terms were extended through the end of the 2021 calendar year, and the HRC Committee revised the treatment of his equity grants to strengthen the non-competition and non-solicitation provisions applicable after retirement.
As reported in our December 10, 2021 Form 10-K, effective December 8, 2021, HPE and Mr. Melkote entered into a retirement agreement under which his outstanding equity awards shall be eligible to continue vesting on their current vesting schedule after Mr. Melkote’s December 31, 2021 retirement, subject to (i) all existing performance vesting criteria for PARSUs, (ii) Mr. Melkote’s entry into a standard release of claims, and (iii) Mr. Melkote’s ongoing adherence to standard non-competition and non-solicitation covenants for the duration of the awards’ vesting schedule.

HPE 2022 PROXY STATEMENT	81

EXECUTIVE COMPENSATION
The HRC Committee believes that these amendments provided value to the Company by securing Mr. Melkote’s extended service during an important transition period and by lengthening the period after his retirement, during which he is subject to non-competition and non-solicitation restrictions, thereby protecting our Intelligent Edge’s competitive advantages.

Benefits
Our NEOs receive health and welfare benefits (including retiree medical benefits if eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to our U.S. employees generally. We do not provide our executives, including the NEOs, with special or supplemental U.S. defined benefit pension or health benefits.
The NEOs, along with other executives who earn base salary or annual incentives in excess of certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), were eligible in fiscal 2021 to participate in the HPE Executive Deferred Compensation Plan (the “EDCP”). This plan is maintained to permit executives to defer a portion of their compensation and related taxation on such amounts. This is a standard benefit plan also offered by the majority of our peers, and is more fully described in the “Narrative to the Fiscal 2021 Nonqualified Deferred Compensation Table” section. Amounts deferred or matched under the EDCP are credited with notional investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HPE 401(k) Plan. No amounts in the EDCP earn above-market returns.
Perquisites
Consistent with the practices of our peer group companies, we provide limited perquisites to our senior executives, including the NEOs, as discussed below.
We provide our NEOs with financial counseling services to assist them in obtaining professional financial advice, which is a common benefit among our peers. This helps increase the understanding and effectiveness of our executive compensation program, and also increases productivity by limiting distractions from Company responsibilities to attend to personal financial matters. The value of these services is taxable to our executives.
We provide our NEOs with home office network equipment from our Intelligent Edge business to enable optimal productivity regardless of where work is performed. This aligns with business continuity and COVID-19 concerns, as well as our Edge-to-Office philosophy.

Our CEO may use Company aircraft for personal purposes in the CEO’s own discretion and, at times, is advised to use Company aircraft for personal travel for security reasons. The other NEOs may use Company aircraft for personal purposes under certain limited circumstances, if available and approved in advance by the CEO. The NEOs, including the CEO, are taxed on the value of this personal usage according to applicable tax rules. There is no tax gross-up paid on the income attributable to this value.
For details on perquisites received during fiscal 2021, see the “Fiscal 2021 Summary Compensation Table” below.

82	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
OTHER COMPENSATION-RELATED MATTERS
Use of Comparative Compensation Data and Compensation Philosophy
The HRC Committee reviewed Section 16 Officer compensation and compared it to that of executives in similar positions with HPE’s peers for purposes of benchmarking target pay levels. The HRC Committee’s annual review of our peer group resulted in no changes.
The HRC Committee reviewed and approved the following 18-company peer group, which informed decision making for fiscal 2021 target pay levels:

Fiscal 2021 Peer Companies
Accenture	Honeywell	Micron Technology
ADP	HP Inc.	NetApp
Cisco Systems, Inc.	IBM	Qualcomm
Cognizant	Intel Corporation	Seagate Technology
DXC Technology	Jabil	Western Digital
Flex Ltd.	Juniper Networks	Xerox

For fiscal 2021, FW Cook used the following screening criteria to develop a pool of potential peers:
•Industry — companies operating in similar or comparable industry space
•Size — companies that would position HPE in a range around the peer median on size characteristics mainly focused on revenue and market cap
HPE is positioned within a reasonable range around peer median on several size characteristics (e.g., revenue, operating income, and total assets). At the time the fiscal 2021 peer group was approved, the Company was between the median and 75th percentile for revenue and between the 25th percentile and median for market capitalization.
In reviewing comparative pay data from these companies against pay for our Section 16 Officers (including our NEOs), the HRC Committee evaluated data, using regression analysis where necessary to adjust for size differences between HPE and the expanded set of companies included in the analysis. Exclusions were made for particular data points of certain companies if they were anomalous and not representative of market practices. The HRC Committee continued to set target total direct compensation levels for fiscal 2021 that were generally within a competitive range of the market median, although in some cases higher for attraction and retention purposes.
The HRC Committee will continue to review HPE’s peer group annually to assess the appropriateness for competitive benchmarking of executive pay and compensation design.
Executive Stock Ownership Guidelines
HPE has stock ownership guidelines designed to align executives’ interests more closely with those of our stockholders, and to mitigate the potential for taking excessive risk that could affect the value of HPE stock. The CEO is expected to attain and hold an investment position in our stock equal to seven times base salary, and all other NEOs are expected to attain and hold an investment position equal to five times base salary within five years of assuming the designated position. Shares counted toward the guidelines include those held by the executive directly or through a broker, shares held in the executive’s account in the HPE 401(k) Plan, shares held as unvested restricted stock, and shares underlying time-vested RSUs. As of end of fiscal 2021, shares underlying vested but unexercised stock options (fifty percent of the “in-the-money” value of such options) also counted towards satisfying the ownership guideline. During fiscal 2022, the HRC Committee subsequently approved a change to the stock ownership guidelines to provide that share underlying options (whether vested or unvested) no longer count towards satisfying the ownership requirement. Under both formulations (with and without credit for shares underlying vested but unexercised stock options) all NEOs held the expected investment position in HPE’s stock as of the end of fiscal 2021 or were on target to reach the expected position within the five-year timeline.

HPE 2022 PROXY STATEMENT	83

EXECUTIVE COMPENSATION
Anti-hedging/Pledging Policy
We have a policy prohibiting HPE’s executive officers and directors from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in HPE stock, including, among other things, short sales and transactions involving publicly-traded options. In addition, with limited exceptions, HPE’s executive officers are prohibited from holding HPE stock in margin accounts and from pledging HPE stock as collateral for loans. Our Insider Trading Policy, which is applicable to all levels of HPE employees and to our directors, also prohibits all hedging transactions in HPE equity securities, regardless of whether or not such securities were granted as HPE compensation. These policies further align executives’ interests with those of our stockholders.
Policy on Recovery in Event of Financial Restatement
HPE maintains a “clawback” policy that permits the Company to recover certain annual incentives (and long-term cash incentives, if any) from senior executives in the event that fraud or personal misconduct results in a significant restatement of financial results. The policy permits the recovery of incentives paid from those senior executives whose fraud or misconduct resulted in the restatement to the extent the amounts paid would have been lower absent the fraud or misconduct, as determined by the Board. In addition, HPE’s equity grant agreements and employee agreements regarding confidential information and proprietary developments provide that incentive and equity awards are subject to clawback, cancellation, or other appropriate treatment if the recipient engages in misconduct that is prohibited by applicable law or HPE policy, or if clawback is otherwise required by applicable law or HPE policy.
Fiscal 2022 Compensation Program
The HRC Committee approved a fiscal 2022 compensation structure that continues to align our executives’ and stockholders’ interests and reinforce our business strategy. The fiscal 2022 annual and long-term incentive programs will remain largely consistent with those from fiscal 2021, but one change was made:
Mr. Neri’s annual incentive program for fiscal 2022 will include an MBO modifier based on individual quantitative and qualitative goals including a set of leadership metrics focused on employee engagement, retention of top talent, key diversity areas, plus environmental metrics, and operational metrics that are core to the Company’s culture and strategic success.
In fiscal 2022, the HRC Committee will continue its ongoing evaluation of the overall compensation system to ensure that it best supports the Company’s talent needs, rewards management for the successful execution of short- and long-term operating goals and business strategy, and aligns pay with stockholder interests and strong governance standards.
Accounting and Tax Effects
The HRC Committee’s principal consideration in authorizing compensation for our executives is whether we believe such compensation facilitates the achievement of our pay for performance philosophy. Accordingly, we believe it is important to retain the flexibility to compensate executives in a manner designed to meet our compensation objectives, even if such compensation is potentially not deductible for tax purposes.

84	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
HRC COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The undersigned members of the HR and Compensation Committee of the Board of Directors of Hewlett Packard Enterprise Company have reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett Packard Enterprise Company filed for the fiscal year ended October 31, 2021.

HRC COMMITTEE
Pamela L. Carter, chair Patricia F. Russo Mary Agnes Wilderotter

HPE 2022 PROXY STATEMENT	85

EXECUTIVE COMPENSATION
FISCAL 2021 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our CEO, CFO, our three other most highly compensated executive officers who remained employed at the end of fiscal 2021, and one former executive officer who did not remain as an executive as of the end of fiscal 2021.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Antonio F. Neri
President and Chief Executive Officer
	2021	1,225,000	—	13,118,823	—	4,005,970	16,091	686,531	19,052,415
	2020	1,077,083	—	10,811,086	—	1,332,450	38,370	230,407	13,489,396
	2019	1,100,000	—	10,254,482	—	2,089,343	49,115	221,557	13,714,497
Tarek Robbiati (6)
Executive Vice President, Chief Financial Officer
	2021	850,000	—	12,204,482	—	2,501,688	—	9,531	15,565,701
	2020	733,333	—	4,022,739	—	660,000	—	13,032	5,429,104
	2019	800,000	500,000	3,536,038	—	1,187,127	—	241,250	6,264,414
John F. Schultz
Executive Vice President, Chief Operating and Legal Officer
	2021	775,000	—	4,539,107	—	1,821,592	—	236,853	7,372,552
	2020	710,417	—	3,519,893	—	639,375	—	84,148	4,953,833
	2019	750,000	—	5,283,473	—	1,163,519	—	82,909	7,279,901
Alan May
Executive Vice President, Chief People Officer
	2021	625,000	—	3,437,122	—	1,469,026	—	62,450	5,593,598
	2020	572,917	—	3,017,046	—	515,625	—	58,117	4,163,705
	2019	600,000	—	2,525,746	—	890,345	—	43,992	4,060,083
Thomas E. Black Jr. (7)
Senior Vice President, General Manager of Storage
	2021	550,000	317,267	1,574,253	—	1,375,000	—	66,892	3,883,412

Keerti Melkote (8)
Former President, Intelligent Edge, and Founder, Aruba Networks
	2021	700,000	—	3,725,739	—	1,466,212	—	33,700	5,925,651
	2020	641,667	—	3,268,454	—	525,000	—	11,367	4,446,488

1.Amounts shown represent base salary earned during the fiscal year, as described in the “Fiscal 2021 Base Salary” section.
2.The grant date fair value of all stock awards has been calculated in accordance with applicable accounting standards. For information on the assumptions used to calculate the fair value of the awards, refer to Note 5, “Stock-Based Compensation” to our “Consolidated Financial Statements” in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2021, as filed with the SEC on December 10, 2021. In the case of RSUs, the value is determined by multiplying the number of units granted by the closing price of HPE’s stock on the grant date. For PARSUs awarded in fiscal 2021, amounts shown reflect the grant date fair value of the PARSUs for the two- and three-year performance periods beginning with fiscal 2021, based on the probable outcome of performance conditions related to these PARSUs on the grant date. The 2021 PARSUs include both market-related (relative TSR) and internal (non-GAAP net income) performance goals as described under “Determination of Fiscal 2021 Executive Compensation—Long-term Incentives.” Consistent with the applicable accounting standards, the grant date fair value of the relative TSR component has been determined using a Monte Carlo simulation model. In March 2021, Mr. Robbiati received an additional equity award consisting of RSUs and PARSUs. The table below sets forth the grant date fair value for the PARSUs granted to our NEOs in fiscal 2021:

86	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Name	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)*
Antonio F. Neri	6,868,818	13,737,635
Tarek Robbiati	6,241,973	12,483,947
John F. Schultz	2,376,608	4,753,215
Alan May	1,799,625	3,599,250
Thomas E. Black Jr.	824,255	1,648,510
Keerti Melkote	1,950,741	3,901,481
*    With the exception of Mr. Robbiati’s awards, all amounts shown represent the grant date fair value of the PARSUs subject to the internal non-GAAP net income performance goals and relative TSR modifier (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance (i.e., 200% of target) for the two- and three-year performance periods beginning in fiscal 2021. The grant date fair value of the PARSUs awarded on December 10, 2020 was $13.32 per unit, which was determined using a Monte Carlo simulation model. For Mr. Robbiati, these amounts represent the grant date fair value of the PARSUs granted on December 10, 2020, as well as the grant date fair value of the additional PARSUs granted on March 15, 2021. Both grants are subject to the internal non-GAAP net income performance goals and a relative TSR modifier. The grant date fair value of Mr. Robbiati’s additional PARSUs was $16.31 per unit.

3.All amounts shown represent payouts under the PfR program. Such amounts were earned during the applicable fiscal year but paid after the end of that fiscal year.
4.Amounts shown represent the increase in actuarial present value of NEO pension benefits during the applicable fiscal year, as described in more detail under “Narrative to the Fiscal 2021 Pension Benefits Table” below. The amounts reported do not reflect additional accruals, but reflect the passage of one additional year from the prior present value calculation and changes in other actuarial assumptions. The assumptions used in calculating the changes in pension benefits are described in footnote 3 to the “Fiscal 2021 Pension Benefits Table” below.
5.The amounts shown are detailed in the “Fiscal 2021 All Other Compensation Table” below.
6.In March 2021, Mr. Robbiati received a $7.5 million RSU award to retain his critical contributions (see “Other Fiscal 2021 Actions” for details).
7.Mr. Black became an NEO for the first time in fiscal 2021, and certain reported amounts reflect historical compensatory arrangements. Specifically, Mr. Black’s bonus amount includes $66,667 as part of an Intelligent Edge cash incentive program, $250,000 cash retention payment both of which were granted before he became a Section 16 officer in May 2020, and $600 for home office expenses related to the implementation of HPE’s Edge-to-Office hybrid work environment. The Intelligent Edge program was implemented in February 2018 to retain and reward certain non-executive talent for meeting business unit financial targets; thereunder, Mr. Black was eligible for an opportunity to earn up to $200,000 payable one third per year through the performance period concluding at end of fiscal 2020. The cash retention award was implemented in upon Mr. Black being promoted to the Storage business leader role; thereunder, Mr. Black was eligible for an opportunity to earn $500,000, 50% on April 2020 and 50% on December 2020 upon being promoted to the Storage business leader role in fiscal 2020.
8.Under GAAP accounting rules, Mr. Melkote’s equity treatment modification resulted in remeasurement of accounting expense recognized during fiscal 2022 for a total of $6.3M. The Company did not otherwise change the material terms of the original grant (see “Other Fiscal 2021 Actions” for additional details).

Fiscal 2021 All Other Compensation Table
The following table provides additional information regarding amounts that appear in the All Other Compensation column in the Fiscal 2021 Summary Compensation Table above:

Name	401(k) Company Match(1) ($)	Mobility Program(2) ($)	Personal Aircraft Usage(3) ($)	Tax Benefit(4) ($)	Miscellaneous(5) ($)	Total All Other Compensation ($)
Antonio F. Neri	8,700	495,404	117,558	64,869	—	686,531
Tarek Robbiati	8,833	698	—	—	—	9,531
John F. Schultz	11,600	129,365	—	34,086	61,802	236,853
Alan May	11,600	2,850	—	—	48,000	62,450
Thomas E. Black Jr.	7,333	52,956	—	6,103	500	66,892
Keerti Melkote	11,600	—	—	—	22,100	33,700
1.Represents matching contributions made under the HPE 401(k) Plan based on each NEO’s fiscal 2021 contributions.
2.Represents benefits provided under our standard company relocation program.
3.For purposes of reporting the value of such personal usage in this table, we use data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering, and supplies. For trips by NEOs that involve mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). Personal usage is imputed as income to the executives under the applicable tax rules and no tax gross-ups are provided for this imputed income.
4.Represents tax benefits provided under the standard company relocation program. This benefit facilitates the assignment of employees to positions in other locations by minimizing any financial detriment or gain to the employee.

HPE 2022 PROXY STATEMENT	87

EXECUTIVE COMPENSATION
5.Includes amounts paid either directly to the executives or on their behalf for the following items. Employer charitable donation match in the amount of $43,532 for Mr. Schultz, $30,000 for Mr. May, $500 for Mr. Black, and $22,100 for Mr. Melkote. Financial counseling in the amount of $18,000 each for Mr. Schultz and Mr. May. Also includes $270 for Mr. Schultz, of imputed income with respect to family travel expense.
Narrative to the Summary Compensation Table
The amounts reported in the Summary Compensation Table, including base salary, annual incentive and LTI award amounts, and benefits and perquisites are described more fully under the “Detailed Compensation Discussion and Analysis” section.
The amounts reported in the Non-Equity Incentive Plan Compensation column include amounts earned in fiscal 2021 by each of the NEOs under the PfR program. The narrative description of the remaining information in the Summary Compensation Table is provided in the narrative to the other compensation tables.
FISCAL 2021 GRANTS OF PLAN-BASED AWARDS
The following table provides information on awards granted under the PfR program for fiscal 2021, and awards of RSUs and PARSUs granted as part of the fiscal 2021 long-term incentive compensation, all of which are provided under the HPE 2015 Stock Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant-Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Antonio F. Neri
PfR		918,750	2,450,000	4,900,000
Annual RSU	12/10/2020							515,677	6,250,005
Annual PARSU	12/10/2020				206,271	515,677	1,031,354		6,868,818
Tarek Robbiati
PfR		382,500	1,275,000	2,550,000
Annual RSU	12/10/2020							182,550	2,212,506
Annual PARSU	12/10/2020				73,020	182,550	365,100		2,431,566
Retention RSU	3/15/2021							233,645	3,750,002
Retention PARSU	3/15/2021				93,458	233,645	467,290		3,810,407
John F. Schultz
PfR		290,625	968,750	1,937,500
Annual RSU	12/10/2020							178,424	2,162,499
Annual PARSU	12/10/2020				71,370	178,424	356,848		2,376,608
Alan May
PfR		234,375	781,250	1,562,500
Annual RSU	12/10/2020							135,107	1,637,497
Annual PARSU	12/10/2020				54,043	135,107	270,214		1,799,625
Thomas E. Black Jr.
PfR		178,750	687,500	1,375,000
Annual RSU	12/10/2020							61,881	749,998
Annual PARSU	12/10/2020				24,752	61,881	123,762		824,255
Keerti Melkote
PfR		245,000	875,000	1,750,000
Annual RSU	12/10/2020							146,452	1,774,998
Annual PARSU	12/10/2020				58,581	146,452	292,904		1,950,741
1.Amounts represent the range of possible cash payouts for fiscal 2021 awards under the PfR Program.
2.With the exception of the PARSUs granted to Mr. Robbiati on March 15, 2021, fiscal 2021 PARSU amounts represent the range of shares that may vest at the end of the two- and three-year performance periods applicable to the award, assuming achievement of threshold, target, and maximum performance. Under this program, fifty percent of the PARSUs are eligible for vesting based on performance over two years with continued service, and fifty percent are eligible for vesting based on performance over three years with continued service. The two- and three-year performance measures are each based on HPE’s non-GAAP net income results and a modifier dependent upon relative TSR performance against the S&P 500 constituents. To the extent that our non-GAAP net income performance is below threshold for the performance period, no shares will vest for the applicable tranche. For additional details, see the discussion of PARSU awards under “Determination of Fiscal 2021 Executive Compensation—Long-term Incentives—Fiscal 2021 PARSUs.” Mr. Robbiati’s retention PARSU vests in three equal tranches, each subject to a 1-year performance period measuring HPE’s non-GAAP net income results and a modifier dependent upon relative TSR performance against the S&P 500 constituents.
3.With the exception of Mr. Robbiati’s March 15, 2021 RSUs, RSUs vest as to one third of the units on each of the first three anniversaries of the grant date, subject to continued service. Mr. Robbiati’s retention RSUs vest in two equal tranches on December 15, 2021 and December 15, 2022, subject to continued service.
4.See footnote 2 to the “Fiscal 2021 Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards. This value may differ from the value represented in the “Fiscal 2021 Summary Compensation Table” due to rounding.

88	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
FISCAL 2021 YEAR-END OUTSTANDING EQUITY AWARDS
The following table provides information on stock and option awards held by the NEOs as of October 31, 2021.

						Stock Awards(1)
		Option Awards(1)						Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(7) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(2) (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options(3) (#)	Option Exercise Price ($)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5) (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)
Antonio F. Neri
	12/10/2014	324,092	—	12.36	12/10/2022	—	—	—	—
	12/9/2015	434,884	—	8.83	12/9/2023	—	—	—	—
	12/7/2016	365,945	182,973	14.67	12/7/2024	—	—	—	—
	12/10/2018	—	—	—	—	128,826	1,887,294	—	—
	12/10/2019	—	—	—	—	244,080	3,575,778	183,061	2,681,847
	12/10/2020	—	—	—	—	533,201	7,811,390	533,201	7,811,390
Tarek Robbiati
	9/19/2018	—	—	—	—	93,351	1,367,597	—	—
	12/10/2018	—	—	—	—	44,423	650,790	—	—
	12/10/2019	—	—	—	—	90,820	1,330,520	68,116	997,904
	12/10/2020	—	—	—	—	188,753	2,765,237	188,753	2,765,237
	3/15/2021	—	—	—	—	319,007	4,673,458	159,505	2,336,743
John F. Schultz
	12/7/2016	—	111,816	14.67	12/7/2024	—	—	—	—
	12/10/2018	—	—	—	—	41,249	604,303	—	—
	4/3/2019	—	—	—	—	138,057	2,022,531	—	—
	12/10/2019	—	—	—	—	79,469	1,164,219	59,601	873,158
	12/10/2020	—	—	—	—	184,487	2,702,737	184,487	2,702,737
Alan May
	6/22/2015	572,931	—	10.48	6/23/2023	—	—	—	—
	11/2/2015	227,048	—	8.62	11/2/2023	—	—	—	—
	12/9/2015	115,968	—	8.83	12/9/2023	—	—	—	—
	12/7/2016	203,302	101,651	14.67	12/7/2024	—	—	—	—
	12/10/2018	—	—	—	—	31,731	464,856	—	—
	12/10/2019	—	—	—	—	68,115	997,890	51,087	748,428
	12/10/2020	—	—	—	—	139,698	2,046,579	139,698	2,046,579
Thomas E. Black Jr.
	12/10/2014	11,348	—	12.36	12/10/2022	—	—	—	—
	12/9/2015	16,999	—	8.83	12/9/2023	—	—	—	—
	12/7/2016	8,950	—	14.67	12/7/2024	—	—	—	—
	12/10/2018	—	—	—	—	10,154	148,756	—	—
	12/10/2019	—	—	—	—	36,328	532,208	—	—
	12/10/2020	—	—	—	—	63,984	937,363	63,984	937,363
Keerti Melkote
	12/10/2018	—	—	—	—	41,249	604,303	—	—
	12/10/2019	—	—	—	—	73,791	1,081,039	55,344	810,785
	12/10/2020	—	—	—	—	151,429	2,218,431	151,429	2,218,431
1.For awards granted prior to November 1, 2015, the number of shares and option exercise prices (representing the fair market value of HP Inc. stock on the grant date) were previously converted in connection with HPE’s separation from HP Inc. In fiscal 2017, the number of shares and option exercise prices were also converted as a result of both the ES/CSC and SW/Micro Focus spin-merge transactions. In each case, ratios were used that preserved the intrinsic value of the award as of the conversion date.
2.Options awards in this column are fully vested.
3.Option awards in this column vest upon satisfaction of certain stock price performance conditions and subject to continued service as to one third of the shares on each of the first, second, and third anniversaries of the date of grant, or upon later satisfaction of certain stock price performance conditions. As of October 31, 2021, the fiscal 2017 PCSOs granted on

HPE 2022 PROXY STATEMENT	89

EXECUTIVE COMPENSATION
December 7, 2016, achieved two of three stock price performance goals, $16.87 and $18.33 respectively. The remaining stock price performance goal of $19.80 was not met by December 7, 2021 and thus the option awards have been forfeited in fiscal 2022.
4.Reflects the date in which the options may no longer be exercised as a result of expiration. All options have an eight-year term.
5.Stock awards in this column include RSUs and rounded underlying dividend equivalent units accrued through October 31, 2021. With the exception of certain grants to Mr. Schultz and Mr. Robbiati, the RSUs vest as to one third of the units on each of the first three anniversaries of the grant date, subject to continued service. Mr. Schultz’s retention award granted in April 2019 vests as to 100% of the units on the third anniversary of the grant date. Mr. Robbiati’s in-hire award granted in September 2018, vests as to one fifth of the units on each of the first five anniversaries of the grant date, and Mr. Robbiati’s additional RSUs granted in March 2021, vests in two equal tranches on December 15 of each of 2021, and 2022.
6.Value calculated based on the $14.65 closing price of HPE stock on October 29, 2021.
7.The amounts in this column include the second segment of the target fiscal 2020 PARSUs, the first and second segment of the target fiscal 2021 PARSUs, and rounded underlying dividend equivalent units accrued through October 31, 2021. Final vested shares are subject to actual performance of HPE’s non-GAAP net income and relative TSR within two- and three-year performance periods, subject to continued service. Additionally, this column includes the second and third segments of Mr. Robbiati’s additional PARSUs granted in March 2021.

FISCAL 2021 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding options exercised and stock awards vested for the NEOs during fiscal 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Antonio F. Neri	250,278	1,816,930	711,616	9,512,152
Tarek Robbiati	—	—	258,948	3,522,399
John F. Schultz	—	—	243,693	3,239,113
Alan May	343,017	1,927,787	194,042	2,582,092
Thomas E. Black Jr.	—	—	68,020	936,060
Keerti Melkote	—	—	263,310	3,467,226
1.Reflects the amounts realized based on the number of shares purchased multiplied by the difference between the market price and the exercise price of shares of HPE stock on the date of exercise.
2.Reflects RSUs, the first segment of the fiscal 2020 PARSUs, the second segment of the fiscal 2019 PARSUs, and accrued dividend equivalent shares.
3.Reflects the fair market value of HPE stock on the vesting date for PARSUs, RSUs, and accrued dividend equivalent shares. Fair market value is determined based on the closing price of HPE stock on the applicable vesting date.

FISCAL 2021 PENSION BENEFITS TABLE
The following table provides information about the present value of accumulated pension benefits payable to each NEO:

Name(1)	Plan Name(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
Antonio F. Neri	Nederland Plan	3.2	125,582	0
	IRG	25.5	140,489	—
Tarek Robbiati	—	—	—	—
John F. Schultz	—	—	—	—
Alan May	—	—	—	—
Thomas E. Black Jr.	—	—	—	—
Keerti Melkote	—	—	—	—
1.Only Mr. Neri is eligible to receive benefits under any HPE defined benefit pension plan.
2.The “Nederland Plan” refers to the Stichting Pensioenfonds Hewlett Packard Nederland, a multiple employer pension under which HPE currently participates. The “IRG” refers to the International Retirement Guarantee.
3.Because the change in the pension table amounts from those in the prior fiscal year determine the increase in pension value, both the current assumptions as of October 31, 2021, and for the prior fiscal year as of October 31, 2020, have been included in the following description. Mr. Neri participated in an HP Inc. pension plan while employed in the Netherlands. As of October 31, 2021, the present value for this plan is based on a discount rate of 1.04% and mortality in accordance with the AG forecast table 2020. As of October 31,

90	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
2020, the assumptions included a discount rate of 0.73% and mortality in accordance with the AG forecast table 2020. The earliest unreduced retirement age in the Nederland Plan is age 67. Due to his transfer from the Netherlands to the U.S. at the request of the Company, Mr. Neri is also covered under the IRG. As of October 31, 2021, the present value of IRG benefits is based on a discount rate of 1.59%, lump sum interest rates of 0.70% for the first five years, 2.55% for the next 15 years and 3.06% thereafter, and applicable mortality. As of October 31, 2020, the assumptions included a discount rate of 1.33%, lump sum interest rates of 0.51% for the first five years, 2.31% for the next 15 years, and 3.15% thereafter, and applicable mortality. The earliest unreduced retirement age for the IRG based on Mr. Neri’s employment history is age 65.
Narrative to the Fiscal 2021 Pension Benefits Table
HPE does not sponsor any qualified U.S. defined benefit pension plans and only participates in one nonqualified U.S. defined benefit retirement plan for selected international transfers. As a result, no NEO currently accrues a benefit under any U.S. qualified defined benefit pension plan. Benefits previously accrued by an NEO under non-U.S. HPE pension plans are payable to them following termination of employment, subject to the terms of the applicable plan. Mr. Neri, who is a participant in the nonqualified U.S. plan for international transfers, has the potential to accrue an additional benefit under the International Retirement Guarantee (“IRG”), but only in the event that HPE requires him to change the country of his employment.
Terms of the Netherlands Pension Program
Mr. Neri earned a pension benefit under a Netherlands pension program based on his final pay and years of service while employed by HP Inc. in the Netherlands. That pension plan considers a pensionable base which is salary less an offset; the offset reflects the Dutch social security benefits which do not vary with pay levels. The annual accrual that was provided when Mr. Neri participated was 1.75% of his final pensionable base. There is also a 70% spousal benefit provided upon his death while receiving retirement payments. The benefit under the Dutch pension plan is subject to an annual conditional indexation (there was no indexation in fiscal 2021). In 2014, with Dutch law changes to extend unreduced retirement ages, all previously accrued benefits were converted to a pension commencing at age 67.
Terms of the International Retirement Guarantee
Employees who transferred internationally at HP Inc.’s request prior to 2000 were put into an international umbrella plan. This plan determines the country of guarantee which is generally the country in which an employee has spent the longest portion of his HP Inc. or HPE career. For Mr. Neri, the country of guarantee is currently the U.S. The IRG determines the present value of a full career benefit for Mr. Neri under the HP Inc. sponsored retirement benefit plans that applied to employees working in the U.S. prior to the separation of HPE from HP Inc., and to the HPE 401(k) Plan after the separation, and U.S. Social Security (since the U.S. is his country of guarantee) then offsets the present value of the retirement benefits from plans and social insurance systems in the countries in which he earned retirement benefits for his total period of HP Inc. and HPE employment. The net benefit value is payable as a single sum as soon as practicable after termination or retirement. This is a nonqualified retirement plan.
HPE does not sponsor any other supplemental defined benefit pension plans or special retiree medical benefit plans for executive officers.

FISCAL 2021 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table provides information about contributions, earnings, withdrawals, distributions, and balances under the EDCP:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1)(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FY End ($)
Antonio F. Neri	—	—	—	—	—
Tarek Robbiati	—	—	—	—	—
John F. Schultz	—	—	708,141	187,664	2,970,514
Alan May	—	—	354,544	257,175	2,431,058
Thomas E. Black Jr.	—	—	—	—	—
Keerti Melkote	—	—	—	—	—

HPE 2022 PROXY STATEMENT	91

EXECUTIVE COMPENSATION
1.The amounts reported here as “Executive Contributions” and “Registrant Contributions” are reported as compensation to such NEO in the “Fiscal 2021 Summary Compensation Table” above.
2.The contributions reported here as “Registrant Contributions” were made in fiscal 2021 with respect to participant base salary deferrals during fiscal 2021.
Narrative to the Fiscal 2021 Nonqualified Deferred Compensation Table
The amounts reported in the Nonqualified Deferred Compensation Table were provided under the EDCP, a nonqualified deferred compensation plan that permits eligible U.S. employees to defer base salary in excess of the amount taken into account under the qualified HPE 401(k) Plan and bonus amounts of up to 95% of the annual incentive bonus payable under the PfR program. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base salary deferrals on compensation above the Code limits that apply to the qualified HPE 401(k) Plan under the Code, up to a maximum of two times the Code’s compensation limit. In calendar year 2020, the NEOs were eligible for a matching contribution up to 2% on base salary contributions in excess of the Code limit up to a maximum of two times that limit (matching contributions were available on calendar year 2020 base salary from $285,000 to $570,000). In calendar year 2021, the NEOs were eligible for a matching contribution up to 4% on base salary contributions in excess of the Code limit up to a maximum of two times that limit (matching contributions were available on calendar year 2021 base salary from $290,000 to $580,000). In effect, the EDCP permits these executives and all eligible employees to receive a 401(k)-type matching contribution on a portion of base salary deferrals in excess of Code limits.
Upon becoming eligible for participation, employees must specify the amount of base salary and/or the percentage of annual incentives to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined under the EDCP as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any delay required under Code Section 409A. At retirement (or earlier, if properly elected), benefits are paid according to the distribution election made by the participant subject to any delay required under Code Section 409A. No withdrawals are permitted prior to the previously elected distribution date, other than hardship withdrawals as permitted by applicable law.
Amounts deferred or credited under the EDCP are credited with notional investment earnings based on participant investment elections made from among the investment options available under the HPE 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such accounts are subject to the claims of general creditors of HPE. No amounts are credited with above-market earnings.

92	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The amounts in the following table generally estimate potential payments that would have been due if an NEO had terminated employment with HPE effective October 31, 2021, under each of the circumstances specified below. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the HPE 401(k) Plan and payment of accrued vacation where required.

				Long-Term Incentive Programs
Name	Termination Scenario	Total(1) ($)	Severance(2) ($)	Stock Options(3) ($)	RSUs(3) ($)	PARSUs(3) ($)
Antonio F. Neri
	Voluntary/For Cause	—	—	—	—	—
	Disability	28,351,759	—	—	13,274,462	15,077,297
	Retirement	N/A	N/A	N/A	N/A	N/A
	Death	28,351,759	—	—	13,274,462	15,077,297
	Not for Cause	22,226,847	7,432,061	—	5,781,417	9,013,369
	Change in Control	35,783,819	7,432,061	—	13,274,462	15,077,296
Tarek Robbiati
	Voluntary/For Cause	—	—	—	—	—
	Disability	18,446,060	—	—	9,619,245	8,826,815
	Retirement	N/A	N/A	N/A	N/A	N/A
	Death	18,446,060	—	—	9,619,245	8,826,815
	Not for Cause	11,139,160	3,467,175	—	3,375,008	4,296,977
	Change in Control	21,913,236	3,467,175	—	9,619,245	8,826,816
John F. Schultz
	Voluntary/For Cause	—	—	—	—	—
	Disability	11,543,206	—	—	6,493,790	5,049,416
	Retirement	11,543,206	N/A	—	6,493,790	5,049,416
	Death	11,543,206	—	—	6,493,790	5,049,416
	Not for Cause	9,642,954	2,994,432	—	3,663,379	2,985,143
	Change in Control	14,537,638	2,994,432	—	6,493,790	5,049,416
Alan May
	Voluntary/For Cause	—	—	—	—	—
	Disability	7,504,395	—	—	3,509,325	3,995,070
	Retirement	7,504,395	N/A	—	3,509,325	3,995,070
	Death	7,504,395	—	—	3,509,325	3,995,070
	Not for Cause	6,278,965	2,385,082	—	1,515,836	2,378,047
	Change in Control	9,889,477	2,385,082	—	3,509,325	3,995,070
Thomas E. Black Jr.
	Voluntary/For Cause	—	—	—	—	—
	Disability	2,524,884	—	—	1,618,327	906,557
	Retirement	N/A	N/A	N/A	N/A	N/A
	Death	2,524,884	—	—	1,618,327	906,557
	Not for Cause	2,226,770	1,178,812	—	670,208	377,750
	Change in Control	3,703,696	1,178,812	—	1,618,327	906,557
Keerti Melkote (4)
	Voluntary/For Cause	—	—	—	—	—
	Disability	8,369,181	—	—	3,903,773	4,465,408
	Retirement	N/A	N/A	N/A	N/A	N/A
	Death	8,369,181	—	—	3,903,773	4,465,408
	Not for Cause	6,519,750	2,071,702	—	1,735,161	2,712,887
	Change in Control	10,440,883	2,071,702	—	3,903,773	4,465,408

HPE 2022 PROXY STATEMENT	93

EXECUTIVE COMPENSATION
1.The total excludes amounts earned, or benefits accumulated, due to continued service by each NEO through October 31, 2021, including vested stock options, PCSOs, RSUs, PARSUs, accrued retirement benefits, and vested balances in the EDCP, as those amounts are detailed in the preceding tables. The total also excludes amounts each NEO was eligible to receive under the annual PfR program with respect to fiscal 2021 performance. For Mr. Neri, the total excludes amounts payable from the Netherlands pension and IRG programs in which he participates, as those are fully described in the “Fiscal 2021 Pension Benefits Table” above.
2.For Mr. Neri, the amounts reported represent the cash benefits payable under the SPEO at the rate applicable to the CEO (i.e., using 2.0x multiple of base salary plus the three-year average of annual incentive payments). For the other NEOs, the amounts reported are the cash benefits payable in the event of a qualifying termination under the SPEO (i.e., base salary plus the three-year average of annual incentive payments with a 1.5x multiplier for Executive Vice Presidents and Presidents, or a 1.0x multiplier for Senior Vice Presidents). For each NEO, the amounts also include 18 times the difference between the monthly COBRA premium to continue the NEO’s group medical coverage and the monthly standard premium charged to active employees for that same coverage.
3.Value calculated based on the $14.65 closing price of HPE stock on October  29, 2021.
4.Mr. Melkote’s outstanding awards shall continue to vest on their current vesting schedule, see “Other Fiscal 2021 Actions” for more details.

Narrative to the Potential Payments upon Termination or Change in Control Table
This narrative reflects plans and provisions in effect as of October 31, 2021. In fiscal 2021, Section 16 Officers (including all of the NEOs) were covered by our Severance Plan for Executive Officers (the “SPEO”), which is intended to protect HPE and its stockholders, and provide a level of transition assistance in the event of an involuntary termination of employment. Under the SPEO, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, which release has not been revoked or attempted to be revoked, are eligible to receive severance benefits in an amount determined as a multiple of the sum of base salary and the average of the actual annual incentives paid for the preceding three years. In the case of the CEO, the multiplier is 2.0, and in the case of Executive Vice Presidents and Presidents, the multiplier is 1.5. The multiplier for Senior Vice Presidents who are executive officers is 1.0. In all cases, the SPEO cash benefit will not exceed 2.99 times the sum of the executive’s base salary plus target annual incentive as in effect immediately prior to the termination of employment.

In addition to the cash benefit, the participants in the SPEO were eligible to receive (1) a pro rata annual incentive award for the year of termination based on actual performance results, (2) pro rata vesting of unvested equity awards if any applicable performance conditions have been satisfied, and (3) a lump-sum health-benefit stipend in an amount equal to 18 months’ COBRA premiums for continued group medical coverage for the executive and his or her eligible dependents, to the extent those premiums exceed 18 times the monthly premiums for active employees in the same plan with the same level of coverage as of the date of termination.
Under the SPEO, participants who incur an involuntary termination that is not for cause and does not occur within 24 months after a change in control will receive the calculated severance benefit in four equal installments over a period of 18 months. Participants who incur an involuntary termination not for cause that is within 24 months after a change in control will receive the SPEO’s cash severance benefit in a single lump sum within 75 days.
Voluntary or for “Cause” Termination
In general, an NEO who remained employed through October 31, 2021, but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter in a for “cause” termination, would be eligible to (1) receive his or her annual incentive amount earned for fiscal 2021 under the PfR program (subject to any discretionary downward adjustment or elimination by the HRC Committee prior to actual payment, and to any applicable clawback policy), (2) exercise his or her vested stock options up to three months following termination or by the original expiration date, if earlier, (3) receive a distribution of vested amounts deferred or credited under the EDCP, and (4) receive a distribution of his or her vested benefits, if any, under the HPE 401(k) Plan (and Mr. Neri would also be entitled to his pensions that are payable under the IRG and the pension programs available in the Netherlands). An NEO who terminated employment before October 31, 2021, either voluntarily or in a for “cause” termination, would generally not have been eligible to receive any amount under the PfR program with respect to the fiscal year in which the termination occurred, except that the HRC Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions, and similar programs.
Not for “Cause” Termination
A not for “cause” termination of an NEO who remained employed through October 31, 2021 and was terminated immediately thereafter would qualify the NEO for the amounts described above under a “voluntary” termination in addition to benefits under the SPEO if the NEO signs the required release of claims in favor of HPE and does not revoke that release. In addition to the cash severance benefits and pro rata equity awards payable under the SPEO, the NEO would be eligible to exercise vested stock options up to one year after termination or by the original expiration date, if earlier.

94	HPE 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
Termination Following a Change in Control
The SPEO provides for full accelerated vesting of outstanding stock options, RSUs, and PCSOs upon involuntary termination not for cause or voluntary termination for good reason (as defined in the SPEO) within 24 months after a change in control in which HPE is the survivor or the survivor assumes or replaces the equity awards (“double trigger”), with PARSUs vesting based on target performance. In situations where HPE is not the survivor and equity awards are not assumed by the surviving corporation, vesting will be automatically accelerated upon the change in control, with PARSUs vesting based upon the greater of the number of PARSUs that would vest based on actual performance and the number of PARSUs that would vest pro rata based upon target performance.
In addition to this enhanced equity award treatment, the NEO would be eligible for the amounts described above under a “voluntary” termination plus the cash and COBRA severance benefits described above under a standard “not for cause” termination.
Death or Disability Terminations
An NEO who continued employment through October 31, 2021, and whose employment was terminated immediately thereafter due to death or disability would be eligible to receive (1) his or her full annual incentive amount earned for fiscal 2021 determined by HPE in its sole discretion, (2) a distribution of vested amounts deferred or credited under the EDCP, and (3) a distribution of his or her vested benefits under the HPE 401(k) Plan and any HP Inc. pension plans.
Upon termination due to death or disability, stock options, RSUs, and PCSOs held by the NEO would vest in full without regard to the satisfaction of applicable performance conditions. PARSUs held by the NEO will vest in full at the target amount. If the termination was due to disability, stock options and PCSOs must be exercised within three years of termination or by the original expiration date, if earlier. If the termination was due to death, stock options and PCSOs must be exercised within one year of termination or by the original expiration date, if earlier.
HPE Retirement Arrangements
Upon retirement on or after age 55, with age plus years of service totaling at least 70 at the time of termination, HPE employees in the United States are entitled to the benefits described below. Mr. May and Mr. Schultz reached these eligibility thresholds as of October 31, 2021. For equity awards granted after November 1, 2016, if retirement occurs three months or more after the grant date, employees receive full vesting of time-vested options and time-vested RSUs. These awards will continue vesting on the original vesting schedule, and those options would remain exercisable up to three years after retirement, or the original expiration date, if earlier. To the extent retirement occurs within three months after the grant date, such awards will be immediately forfeited. PCSOs are subject to pro rata vesting on retirement, subject to attaining the stock price performance goals. PARSUs granted on or after December 7, 2017, if any, are paid on a full-vesting basis to retired participants at the end of the performance period, subject to final performance. Bonuses, if any, under the annual incentive program may be paid in prorated amounts at the discretion of the HRC Committee based on actual results. If required in accordance with Code Section 409A, certain amounts payable upon retirement (or other termination of employment) of the NEOs and other key employees will not be paid out for at least six months following termination of employment.
The HPE-sponsored U.S. retiree medical program provides eligible retirees with access to coverage at group rates only, with no direct subsidy provided by HPE. All NEOs could be eligible for this program if they retire from HPE on or after age 55 with at least ten years of qualifying service or a combination of age plus years of service totaling at least 80. In addition, beginning at age 45, eligible U.S. employees may participate in the HPE Retirement Medical Savings Account Plan (the “RMSA”), under which participants are eligible to receive HPE matching credits of up to $1,200 per year, beginning at age 45, and provided that the employee’s most recent hire date with HP Inc., was prior to August 1, 2008, up to a lifetime maximum of $12,000, which can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HPE on or after age 55 with at least ten years of qualifying service or a combination of age plus years of service totaling at least 80. Mr. Neri is the only NEO currently eligible for the HPE matching credits under the RMSA. However, Mr. Neri is not contributing to an RMSA and is therefore not receiving matching credits.

HPE 2022 PROXY STATEMENT	95

EXECUTIVE COMPENSATION

CHIEF EXECUTIVE OFFICER (CEO) PAY RATIO
For fiscal 2021, the median annual total compensation of all employees of HPE (other than our CEO) was $65,944. The annual total compensation of our CEO was $19,052,415. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was approximately 289 to 1.
We identified the “median employee” by using the following methodology and material assumptions, adjustments, and estimates (consistent with all applicable SEC rules):
•We selected August 31, 2021 as the date upon which we would identify the “median employee.”
•As of this date, our employee population consisted of approximately 62,252 individuals, excluding employees on leaves of absence who are not expected to return to work.
•For purposes of determining our median employee, we excluded employees in certain countries that, in total, resulted in the exclusion of approximately 1,549 employees. This exclusion represents less than 5% of HPE’s total number of employees as permitted under SEC rules.
•We used fiscal year-to-date “gross cash earnings” paid through August 31, 2021 as our consistently applied compensation measure. In this context, gross cash earnings includes any salary (including overtime), bonus, and/or commissions. Salaries were annualized for all permanent employees who were hired after the fiscal year began; all foreign currencies were converted to U.S. dollars based on an exchange rate for the relevant period.
•Once we identified the median employee, we calculated the elements of the median employee’s fiscal 2021 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
A summary of employees before and after the De Minimis Exemption is included below:
HPE’s employee population included 15,590 U.S. based employees and 46,662 employees outside of the U.S. After excluding 1,549 employees (representing less than 5% of HPE’s total number of employees), as permitted under SEC rules, we identified our median employee from a group of approximately 60,703 employees globally.

Excluded Employees by Country
Country	# of Employees	Country	# of Employees
Turkey	150	Chile	91
Denmark	142	Peru	87
Argentina	141	Egypt	86
Portugal	113	New Zealand	85
Hungary	111	Vietnam	67
Finland	103	Kazakhstan	34
Greece	103	Qatar	24
Philippines	103	Luxembourg	15
Norway	94
		Total Employees Excluded	1,549
This information is being provided for the purposes of compliance with the pay ratio disclosure requirement. Neither the HRC Committee nor HPE management used the pay ratio measure in making compensation recommendations or decisions. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

96	HPE 2022 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of October 31, 2021:

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by HPE stockholders	64,931,832(3)	$ 6.94	103,687,499(4)
Equity compensation plans not approved by HPE stockholders	—	—	—
Total	64,931,832	$ 6.94	103,687,499
1    This column reflects awards of options and restricted stock units assumed in acquisitions as of October 31, 2021. As of October 31, 2021, individual awards of options and restricted stock units to purchase a total of 7,417,144 shares were outstanding pursuant to awards assumed in connection with acquisitions and granted under such plans at a weighted-average exercise price of $2.90.
2    This column does not reflect the purchase price of shares to be purchased pursuant to the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan (the “ESPP”). In addition, the weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units and PARSU/PSUs, which have no exercise price.
3    Includes awards of options and restricted stock units outstanding under the HPE Stock Incentive Plans. Also includes awards of PARSU/PSU representing 8,143,931 target shares that may be issued under the HPE Stock Incentive Plans. Each PARSU/PSU award reflects a target number of shares that may be issued to the award recipient. Hewlett Packard Enterprise determines the actual number of shares the recipient receives at the end of each performance period based on results achieved versus Company performance goals and stockholder return relative to the market. The actual number of shares that a grant recipient receives at the end of the period may range from 0% to 200% for PARSU target shares and 0% to 125% for PSU target shares.
4    Includes 41,979,356 shares available for future issuance under the HPE 2021 Stock Incentive Plan and 61,708,143 shares available for future issuance under the ESPP.

HPE 2022 PROXY STATEMENT	97

AUDIT-RELATED MATTERS
AUDIT COMMITTEE OVERVIEW
Audit Committee Composition
Our Audit Committee is composed of three directors: Pamela L. Carter, Jean M. Hobby, and Mary Agnes Wilderotter (chair). All members of the Audit Committee are independent and financially literate, and two, including the chair, are audit committee financial experts.

Pamela L. Carter	Jean M. Hobby	Mary Agnes Wilderotter (chair)* * not standing for re-election
The members of our Audit Committee bring decades of experience overseeing financial statements and public company audits, having held senior leadership roles across the telecommunications, technology, and heavy equipment industries.
Audit Committee Oversight
Purpose: The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for generally overseeing:
•the financial reporting process and the audit of financial statements;
•the independent registered public accounting firm’s qualifications and independence;
•the performance of internal audit functions and the independent registered public accounting firm;
•risk assessment and management; and
•compliance with legal and regulatory requirements.
In addition to overseeing key risks in the areas of ethics and compliance, cybersecurity, and ESG, as discussed below, the Audit Committee is also responsible for overseeing risks in other areas of our business and operation, such as talent and supply chain risks.
Authority: The Audit Committee, in its discretion, may request a review of any issue it deems necessary to ensure the integrity of HPE’s financial statements, adherence to regulatory requirements, or adherence with HPE’s ERM program. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HPE for such advice and assistance.
Ethics and Compliance: The Audit Committee has oversight of HPE’s compliance with legal and regulatory requirements and meets at least quarterly with the Chief Ethics and Compliance Officer to review compliance matters. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints about accounting, internal accounting controls, or audit matters, as well as any other allegations of ethical misconduct, and a means for confidential, anonymous submissions of concerns by employees or third parties regarding such matters. We encourage employees and third parties to report concerns about our accounting controls, auditing matters or any other ethical wrongdoing. To report such a concern, please visit https://sbc.hpe.com/en/report-an-incident, where you will find various reporting options.
Cybersecurity: With the increasing global threat of cyberattacks, the Audit Committee continues to place great importance on cybersecurity risk assessment and management. The Audit Committee is responsible for reviewing the adequacy and effectiveness of HPE’s information and cybersecurity policies as well as the internal controls regarding information and cybersecurity. In particular, the Board and Audit Committee each receive regular updates from senior management and

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AUDIT-RELATED MATTERS
cybersecurity experts on cybersecurity risk reviews of HPE’s key business segments and products, procedures to assess and address cybersecurity risk, and the effectiveness of cybersecurity technologies and solutions deployed internally.
ESG: The Audit Committee is responsible for overseeing ESG-related risks with our broader enterprise risk management framework. The Audit Committee is also responsible for reviewing the accuracy and adequacy of HPE’s ESG-related controls, procedures, and disclosures.
Crisis Risk Management: In response to the COVID-19 pandemic, the Audit Committee has paid particular attention to reviewing and updating the Company’s crisis management framework, policies, and processes, as part of the broader crisis management strategy that is vigorously maintained and implemented by the central corporate crisis management team.
Charter: A more detailed list of the Audit Committee’s duties and responsibilities can be found in the Audit Committee Charter, which is reviewed annually by the Nominating, Governance and Social Responsibility Committee and available at: https://investors.hpe.com/governance#committee-charters.
Selection and Oversight of External Auditor

The Audit Committee appoints, compensates, oversees, and manages HPE’s relationship with its independent registered public accounting firm, which reports directly to the Audit Committee. EY has served as HPE’s independent registered public accounting firm since our inception in November 2015. In selecting HPE’s independent registered public accounting firm, the Audit Committee conducts an assessment of the firm’s qualifications and performance; the quality and candor of their communications with the Audit Committee and the Company; independence; objectivity and professionalism; benefits of audit firm or lead partner rotations; and the comprehensiveness of evaluations of internal controls. Each year, the Audit Committee considers the relative costs, benefits, challenges, and other potential impacts of selecting a different independent public accounting firm.
EY has served as HPE’s independent registered public accounting firm since our inception in November 2015.

In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for consideration and selection of HPE’s lead audit partner pursuant to this rotation policy involves a comprehensive interview process in which management and the chair of the Audit Committee participate.
In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors, including the scope and quality of work, as well as an assessment of the impact on auditor independence of non-audit fees and services. In addition, the Audit Committee leverages a competitive negotiation process conducted with the assistance of management, which considers audit fee market trends and audit complexity drivers. This process has helped to achieve cost reductions for audit and audit-related services. During the course of the fiscal year, the Audit Committee is given regular updates regarding audit related and non-audit related fees.
Committee Meetings
The Audit Committee fulfills its duties through a series of regularly-scheduled meetings, including dedicated meetings to review quarterly earnings releases and financial filings with the SEC, and regular communications with management on material risk oversight matters. At least four Audit Committee meetings are held each year. During fiscal 2021, the Audit Committee met a total of 10 times. The Audit Committee reviews and discusses a number of different topics and items of business in meetings including, but not limited to, risk and crisis management overviews, business segment risk reviews, cybersecurity risk reviews, function-specific risk reviews, internal audit matters, Sarbanes-Oxley 404 plan matters, ethics and compliance updates, litigation updates, earnings releases, SEC filings, and auditor updates. Management, internal audit, and EY are invited to attend meetings and present on these topics as well as internal and external audit plans and budget forecasts.
The Audit Committee regularly meets in separate executive sessions at which only Audit Committee members are present and in separate private sessions with each of management, internal auditors, and the independent registered public accounting firm. During fiscal 2021, the Audit Committee held eight executive sessions, eight private sessions with management, eight private sessions with the head of internal audit, and six private sessions with EY.

HPE 2022 PROXY STATEMENT	99

AUDIT-RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Our management is primarily responsible for HPE’s internal control and financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HPE’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HPE’s internal control over financial reporting. The Audit Committee monitors HPE’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed the audited financial statements with HPE’s management.
2.The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
3.The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
4.Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Pamela L. Carter Jean M. Hobby Mary Agnes Wilderotter, chair

100	HPE 2022 PROXY STATEMENT

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

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QUESTIONS AND ANSWERS
PROXY MATERIALS

1.Why am I receiving these proxy materials?
We have made these proxy materials available to you via the Internet or delivered paper copies to you by mail in connection with our annual meeting of stockholders, which will take place online on Tuesday, April 5, 2022. As a stockholder, you are invited to participate in the annual meeting via live webcast and vote on the business items described in this proxy statement. For information regarding how you can vote your shares at the annual meeting or by proxy (without attending the annual meeting), see Questions 17 and 18 below.
2.What is included in the proxy materials?
These proxy materials include:
•this proxy statement; and
•our 2021 Annual Report on Form 10-K for the fiscal year ended October 31, 2021.
If you received a paper copy of these materials by mail, it will also include a proxy card and voting instructions for the annual meeting.
3.What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, our corporate governance policies and practices, the compensation of our directors and certain executive officers for fiscal 2021 when they served in current or prior roles at Hewlett Packard Enterprise, audit-related matters, and other required information. Additionally, this proxy statement includes information that we are required to provide to you under U.S. SEC rules.
4.Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?
This year, we are again pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the proxy materials (the “notice”) instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet.
5.Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
For stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, we are providing paper copies of the proxy materials instead of a Notice of Internet Availability of the proxy materials.
6.How can I access the proxy materials over the Internet?
Our proxy materials are available at annualmeeting.hpe.com and will be available during the voting period at annualmeeting.hpe.com for both beneficial owners and registered stockholders.

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QUESTIONS AND ANSWERS
In addition, we are providing proxy materials or Notice of Internet Availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials or notice electronically. Those stockholders should receive an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.
7.How can I obtain the proxy materials by e-mail?
Your Notice of Internet Availability of the proxy materials and proxy card will contain instructions on how you may request access to proxy materials by e-mail on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.
8.How may I obtain a paper copy of the proxy materials?
If you are a registered stockholder and wish to receive a paper copy of the proxy materials or Notice of Internet Availability of the proxy materials, please request the copy by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:
By Internet: annualmeeting.hpe.com (registered stockholders)
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com
If you request a separate set of the proxy materials or Notice of Internet Availability of the proxy materials by e-mail, please be sure to include your 16-digit control number included on your Notice of Internet Availability of the proxy materials in the subject line. A separate set of proxy materials or Notice of Internet Availability of the proxy materials will be sent promptly following receipt of your request.
If you are a beneficial owner and wish to receive a paper copy of the proxy materials or Notice of Internet Availability of the proxy materials, please request the copy by contacting your individual broker.
Stockholders also may write to Hewlett Packard Enterprise at the address below to request a copy of the proxy materials or Notice of Internet Availability of the proxy materials:
NOTIFIED C/O JM Services
ATTN: Leo Chavez
577 E. Main Street
Dock F
Hudson, MA 01749

9.I share an address with another stockholder, and we received only one paper copy of the proxy materials or Notice of Internet Availability of the proxy materials. How may I obtain an additional copy in the future?
If you are a registered stockholder and wish to receive a separate set of proxy materials or Notice of Internet Availability of the proxy materials in the future, please contact our transfer agent. See Question 24 below for more information.

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QUESTIONS AND ANSWERS
If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials or Notice of Internet Availability of the proxy materials, as applicable, in the future, please call Broadridge at 1-866-540-7095.
10.I share an address with another stockholder, and we received more than one paper copy of the proxy materials or Notice of Internet Availability of the proxy materials. How do we obtain a single copy in the future?
Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or notice and who wish to receive a single copy of such materials in the future may contact our transfer agent. See Question 24 below for more information.
Beneficial owners of shares held through a broker, trustee, or other nominee sharing an address who are receiving multiple copies of the proxy materials or notice and who wish to receive a single copy of such materials in the future may contact Broadridge at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
11.What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?
If you are a registered stockholder and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail, or more than one proxy card. If you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail, or separate instructions for each brokerage account in which you hold shares. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card that you receive and vote over the Internet the shares represented by each notice or e-mail that you receive (unless you have requested and received a proxy card or other instructions for the shares represented by one or more of those notices or e-mails).
12.How may I obtain a copy of HPE’s 2021 Form 10-K and other financial information?
Stockholders can access the proxy statement and 2021 Annual Report on Form 10-K, on HPE’s Investor Relations website at: annualmeeting.hpe.com. We also will furnish any exhibit to the 2021 Form 10-K, if specifically requested.
Alternatively, stockholders may request a free copy of our 2021 Annual Report on Form 10-K, by contacting:
NOTIFIED C/O JM Services
ATTN: Leo Chavez
577 E. Main Street
Dock F
Hudson, MA 01749
VOTING INFORMATION
13.What proposals will be voted on at the annual meeting?
Stockholders will vote on five proposals at the annual meeting:
•the election to the Board of 11 director nominees;
•the ratification of the appointment of our independent registered public accounting firm for the 2022 fiscal year;

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•the vote to approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan’s shares available for issuance;
•the advisory vote to approve executive compensation; and
•one stockholder proposal entitled: "Special Shareholder Meeting Improvement," if presented properly.
We also will consider any other business that properly comes before the annual meeting. See Question 32 below for more information.
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about February 16, 2022.
14.How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•FOR each of the nominees for election to the Board,
•FOR the ratification of the appointment of our independent registered public accounting firm,
•FOR the approval of Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan’s shares available for issuance,
•FOR the advisory approval of the compensation of our named executive officers, and
•AGAINST the stockholder proposal entitled: "Special Shareholder Meeting Improvement."
15.What is the difference between holding shares as a registered stockholder and as a beneficial owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•Registered Stockholder—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “registered stockholder.” As the registered stockholder, you have the right to grant your voting proxy directly to Hewlett Packard Enterprise or to a third party, or to vote your shares during the meeting.
•Beneficial Owner—If your shares are held in a brokerage account, by a trustee, or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote, or to vote your shares during the annual meeting (other than shares held in the HPE 401(k) Plan, which must be voted prior to the annual meeting). Most of our stockholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name.

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QUESTIONS AND ANSWERS
16.Who is entitled to vote and how many shares can I vote?
Each holder of shares of Hewlett Packard Enterprise common stock issued and outstanding as of the close of business on February 4, 2022 (the “record date” for the annual meeting) is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the registered stockholder, including shares purchased through our dividend reinvestment program and employee stock purchase plans, and shares held through our Direct Registration Service, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee.
On the record date, Hewlett Packard Enterprise Company had approximately 1,300,271,387 shares of common stock issued and outstanding.
17.How can I vote my shares during the annual meeting?
Once again, this year’s annual meeting will be held entirely online to allow greater participation. Stockholders may participate in the annual meeting by visiting:
annualmeeting.hpe.com
To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
Shares held in your name as the registered stockholder may be voted electronically during the annual meeting. Shares for which you are the beneficial owner, but not the registered stockholder, also may be voted electronically during the annual meeting, except that shares held in the HPE 401(k) Plan must be voted prior to the annual meeting. If you hold shares in the HPE 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on Thursday, March 31, 2022 for the trustee to vote your shares. However, holders of shares in the HPE 401(k) Plan will still be able to view the annual meeting webcast and ask questions during the annual meeting.
Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.
18.How can I vote my shares without participating in the annual meeting?
Whether you hold shares directly as the registered stockholder of record or through a broker, trustee, or other nominee as the beneficial owner, you may direct how your shares are voted without participating in the annual meeting. There are three ways to vote by proxy:
•By Internet—Stockholders who have received a Notice of Internet Availability of the proxy materials may submit proxies over the Internet by following the instructions on the notice or by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.
•By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 if you are a beneficial owner, or 1-800-454-8683 if you are a registered stockholder, and following the instructions. Stockholders of record who have received a Notice of Internet Availability of the proxy materials must have the control number that appears on their notice or that is included in the e-mail, when voting. Stockholders of record who have received a proxy

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card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received voting instructions by mail may vote by phone by calling the number specified in the voting instructions provided by their broker, trustee, or nominee. Those stockholders should check the instructions for telephone voting availability.
•By Mail—Stockholders who have received a paper copy of a proxy card and voting instructions by mail may submit proxies by completing, signing, and dating their proxy card and mailing it in the accompanying pre-addressed envelope.
•By Personalized QR Code—If you are a beneficial owner, you may use any mobile device to scan the personalized QR code provided by your broker to vote before the meeting without entering a designated 16 digit control number. If you are a registered stockholder, you may use any mobile device to scan the personalized QR code included on your Notice of Internet Availability of the proxy materials or proxy card to vote before the meeting without entering a designated 16 digit control number.
19.What is the deadline for voting my shares?
If you hold shares as the registered stockholder of record, or through the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan, your vote by proxy must be received before the polls close during the annual meeting.
If you hold shares in the HPE 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on Thursday, March 31, 2022 for the trustee to vote your shares.
If you are the beneficial owner of shares held through a broker, trustee, or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.
20.May I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote during the annual meeting, except that any change to your voting instructions for shares held in the HPE 401(k) Plan must be provided by 11:59 p.m., Eastern Time, on Thursday, March 31, 2022 as described above.
If you are the registered stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below in Question 36 prior to your shares being voted; or (3) voting your shares electronically during the annual meeting. Participation in the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting (except that shares held in the HPE 401(k) Plan cannot be voted electronically at the annual meeting).
21.Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Hewlett Packard Enterprise or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.

HPE 2022 PROXY STATEMENT	107

QUESTIONS AND ANSWERS
22.How are votes counted, and what effect do abstentions and broker non-votes have on the proposals?
For Proposal No. 1, in the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.
For Proposals Nos. 2 - 5, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to abstain for Proposals Nos. 2 - 5, the abstention will have the same effect as an “AGAINST” vote.
If you are the beneficial owner of shares held in the name of a broker, trustee, or other nominee and do not provide that broker, trustee, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the NYSE rules, brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast or entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.
If you vote by proxy card, and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval of Amendment No. 1 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan’s shares available for issuance, FOR the approval of the compensation of our named executive officers, and AGAINST the stockholder proposal entitled: “Special Shareholder Meeting Improvement.”
For any shares you hold in the HPE 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern Time, on Thursday, March 31, 2022, your shares will be voted in proportion to the way the shares held by the other HPE 401(k) Plan participants are voted, except as may be otherwise required by law.
23.What is the voting requirement to approve each of the proposals?
For Proposal No. 1 — Under our Bylaws, in the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes “FOR” his or her election than votes “AGAINST” his or her election will be elected.
For Proposals Nos. 2 - 5 — Approval of each of these proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the annual meeting.

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24.What if I have questions for our transfer agent?
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership, or other matters pertaining to your stock account. A dividend reinvestment and stock purchase program is also available through our transfer agent. For information about this program, please contact our transfer agent as follows:
Equiniti Trust Company
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-888-460-7641 (U.S. and Canada)
1-651-450-4064 (international)
ANNUAL MEETING INFORMATION
25.Who can attend the annual meeting?
We are very pleased that this year’s annual meeting will again be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to attend and participate in the annual meeting only if you were a Hewlett Packard Enterprise stockholder or joint holder as of the close of business on February 4, 2022 or if you hold a valid proxy for the annual meeting.
26.How can I attend and participate in the annual meeting?
You will be able to attend and participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting annualmeeting.hpe.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the HPE 401(k) Plan, which must be voted prior to the meeting).
To attend and participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Alternatively, you may use any mobile device to scan the personalized QR code provided by your broker, in the case of beneficial owners, or included on your Notice of Internet Availability of the proxy materials or proxy card, in the case of registered stockholders, to vote before the annual meeting and access the link to attend the annual meeting without entering the 16-digit control number.
The meeting webcast will begin promptly at 11:00 a.m., Central Time, on Tuesday, April 5, 2022. Online access will begin at 10:30 a.m., Central Time, and we encourage you to access the meeting prior to the start time.
27.How can I submit questions for consideration during the meeting?
You can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report, by visiting annualmeeting.hpe.com for both beneficial owners and registered stockholders.
28.Why is this annual meeting only virtual?
Hosting a virtual meeting will provide easy access for stockholders and facilitate participation, since stockholders can participate from any location around the world. By embracing this technology, we are

HPE 2022 PROXY STATEMENT	109

QUESTIONS AND ANSWERS
able to provide ease of access, real-time communication, and cost savings for our stockholders and the Company.
You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting annualmeeting.hpe.com. All written questions timely submitted during the meeting will be answered; however, Hewlett Packard Enterprise reserves the right to edit or reject questions it deems profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at annualmeeting.hpe.com.
You also will be able to vote your shares electronically prior to or during the annual meeting (other than shares held through the HPE 401(k) Plan, which must be voted prior to the meeting).
29.What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:
1-844-976-0738 (toll-free)
1-303-562-9301 (international)
30.How many shares must be present or represented to conduct business at the annual meeting?
The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of outstanding shares of Hewlett Packard Enterprise common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 22 are counted for the purpose of determining the presence of a quorum.
31.What if a quorum is not present at the annual meeting?
If a quorum is not present at the scheduled time of the annual meeting, then either the chairman of the annual meeting or the stockholders by vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the annual meeting are authorized by our Bylaws to adjourn the annual meeting until a quorum is present or represented.
32.What happens if additional matters are presented at the annual meeting?
Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Antonio F. Neri, Tarek Robbiati, and Rishi Varma, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
33.Who will serve as Inspector of Election?
The Inspector of Election will be a representative from Broadridge.
34.Where can I find the voting results of the annual meeting?
We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

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35.Who will bear the cost of soliciting votes for the annual meeting?
Hewlett Packard Enterprise is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy and solicitation materials to stockholders.
STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS, AND RELATED BYLAWS PROVISIONS
36.What is the deadline to propose actions (other than director nominations) for consideration at next year’s annual meeting of stockholders?
You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 19, 2022. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Hewlett Packard Enterprise Company
1701 East Mossy Oaks Road
Spring, Texas 77389
bod-hpe@hpe.com
For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:
•not earlier than the close of business on December 6, 2022; and
•not later than the close of business on January 5, 2023.
If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•90 days prior to the meeting; and
•10 days after public announcement of the meeting date.
Deadlines for the nomination of director candidates are discussed in Question 38 below.

HPE 2022 PROXY STATEMENT	111

QUESTIONS AND ANSWERS
37.How may I recommend individuals to serve as directors and what is the deadline for director recommendations?
You may recommend director candidates for consideration by the NGSR Committee. Any such recommendation should include verification of the stockholder status of the person submitting the recommendation, the nominee’s name, and qualifications for Board membership, and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 36 above. See “Our Board—Director Candidate Selection and Evaluation” and “Proposals To Be Voted On—Proposal No. 1—Election of Directors—Director Nominee Experience and Qualifications” for more information regarding our Board membership criteria.
A stockholder may send a recommended director candidate’s name and information to the Board at any time. Identified candidates are evaluated at regular or special meetings of the NGSR Committee and may be considered at any point during the year.
38.How may I nominate individuals to serve as directors and what are the deadlines for director nominations?
Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting (but not for inclusion in our proxy statement), a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, in general the notice must be received by the Corporate Secretary between the close of business on December 6, 2022 and the close of business on January 5, 2023, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 36 above.
In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of Hewlett Packard Enterprise’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board as of December 6, 2022. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the expected Board size of 11 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Hewlett Packard Enterprise common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:
•not earlier than the close of business on November 6, 2022; and
•not later than the close of business on December 6, 2022.

112	HPE 2022 PROXY STATEMENT

QUESTIONS AND ANSWERS
In addition, for next year’s annual meeting, new SEC Rule 14a-19 will require inclusion on our proxy card of all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the first anniversary of the preceding year’s annual meeting. For the proxy card relating to next year’s annual meeting, notice must be received at our principal executive offices of a stockholder’s intent to solicit proxies and the names of their nominees no later than February 4, 2023.
39.How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and director nominations?
Our Bylaws are available on our website at https://investors.hpe.com/governance/articles-and-bylaws. You may also contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates.

HPE 2022 PROXY STATEMENT	113

QUESTIONS AND ANSWERS
IMPORTANT INFORMATION CONCERNING THE HEWLETT PACKARD ENTERPRISE ANNUAL MEETING ON TUESDAY, APRIL 5, 2022

Online access begins: 10:30 a.m., Central Time	Meeting begins: 11:00 a.m., Central Time

•Hewlett Packard Enterprise stockholders, including joint holders, as of the close of business on February 4, 2022, the record date for the annual meeting, are entitled to participate in the annual meeting on April 5, 2022.
•The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.
•You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting annualmeeting.hpe.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the HPE 401(k) Plan, which must be voted prior to the meeting).
•We encourage you to access the meeting prior to the start time. Please allow ample time to log in and establish your connectivity. Online access begins at 10:30 a.m., Central Time, and the webcast starts at 11:00 a.m., Central Time.
•To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
•Alternatively, you may use any mobile device to scan the personalized QR code provided by your broker, in the case of beneficial owners, or included on your Notice of Internet Availability of the proxy materials or proxy card, in the case of registered stockholders, to vote before the annual meeting and access the link to attend the annual meeting without entering the 16-digit control number.
•Visit annualmeeting.hpe.com for both beneficial owners and registered stockholders in advance of the annual meeting where you can submit questions to management and also access copies of our proxy statement and annual report.
THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

114	HPE 2022 PROXY STATEMENT

ANNEX A
AMENDMENT NO. 1 TO THE
HEWLETT PACKARD ENTERPRISE COMPANY
2021 STOCK INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (the “Plan”) is adopted by the Board of Directors (“Board”) of Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”) on February 2, 2022. This Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2022 annual meeting.

WHEREAS, the Plan was adopted, upon receipt of approval by the Company’s stockholders, effective as of April 14, 2021.

WHEREAS, the Board desires to amend the Plan, subject to approval of the Company’s stockholders, to increase the number of shares of Company common stock available for issuance thereunder; and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Section 3(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“3(a) Aggregate Limits. Subject to the provisions of Sections 3(b) and 15 of the Plan, the aggregate number of Shares which may be delivered under the Plan shall not exceed the sum of (i) 22 million (22,000,000), plus (ii) the number of remaining Shares available for grant under the Prior Plan (not subject to outstanding awards under the Prior Plan and not delivered out of the Shares reserved thereunder) as of April 14, 2021 (the “Effective Date”), plus (iii) the number of Shares that would have otherwise become available under the Prior Plan after the Effective Date pursuant to forfeiture, termination or lapse of a Prior Plan award, or satisfaction of a Prior Plan award thereunder in cash or property other than Shares (the combined total of (i), (ii) and (iii) being referred to as the “Available Shares”). The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.”

2.Section 3(d) of the Plan is hereby deleted and replaced in its entirety with the following:

“3(d) ISO Share Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 22 million (22,000,000) Shares. Notwithstanding anything to the contrary in the Plan, the foregoing Incentive Stock Option limit shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award’s qualification as an Incentive Stock Options under the Plan.”

3.Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.
Annex A - 1

ANNEX B
GAAP to Non-GAAP Reconciliation
Reconciliation of GAAP diluted net earnings per share to non-GAAP diluted net earnings per share

	Fiscal year ended October 31, 2021	Fiscal year ended October 31, 2020
GAAP diluted net earnings (loss) per share	$2.58	$(0.25)
Non-GAAP adjustments:
Amortization of initial direct costs	0.01	0.01
Amortization of intangible assets	0.27	0.29
Impairment of goodwill	—	0.67
Transformation costs	0.70	0.74
Disaster charges	0.01	0.02
Stock-based compensation expense(a)	0.28	0.21
Acquisition, disposition and other related charges	0.03	0.08
Tax indemnification and related adjustments	(0.05)	0.08
Non-service net periodic benefit credit	(0.05)	(0.11)
Litigation judgment	(1.78)	—
Early debt redemption costs	0.08	—
Earnings from equity interests(b)	0.08	0.11
Adjustments for taxes	(0.20)	(0.31)
Non-GAAP diluted net earnings per share	$1.96	$1.54

Reconciliation of GAAP earnings (loss) from operations to non-GAAP earnings from operations

	Fiscal year ended October 31, 2021	Fiscal year ended October 31, 2020
GAAP earnings (loss) from operations	$1,132	$(329)
Non-GAAP adjustments:
Amortization of initial direct costs	8	10
Amortization of intangible assets	354	379
Impairment of goodwill	—	865
Transformation costs	930	950
Disaster charges	16	26
Stock-based compensation expense(a)	372	274
Acquisition, disposition and other related charges	36	107
Non-GAAP earnings from operations	$2,848	$2,282

(a) Effective at the beginning of the first quarter of fiscal 2021, Hewlett Packard Enterprise Company ("the Company") excluded stock-based compensation expense ("Non-GAAP Stock-Based Compensation Adjustment") from its segment earnings from operations and excluded stock-based compensation expense from consolidated non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP earnings from operations, non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP net earnings per share. The Company reflected the Non-GAAP Stock-Based Compensation Adjustment to the earliest period presented. This change had no impact on the Company's previously reported consolidated GAAP results.
(b) Represents the amortization of basis difference adjustments related to the H3C divestiture.

Annex B - 1

Non-GAAP financial measures
Non-GAAP financial measures are used by management for purposes of evaluating our historical and prospective financial performance, as well as evaluating our performance relative to our competitors. Non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
Non-GAAP earnings from operations consists of earnings (loss) from operations excluding any charges relating to the amortization of initial direct costs, amortization of intangible assets, impairment of goodwill, transformation costs, disaster charges, stock-based compensation expense, and acquisition, disposition and other related charges. Non-GAAP diluted net earnings per share consists of diluted net earnings per share excluding those same charges, as well as those relating to tax indemnification and related adjustments, non-service net periodic benefit credit, litigation judgment, early debt redemption costs, earnings from equity interests, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform, structural rate adjustment and excess tax benefit from stock-based compensation. In addition, non-GAAP diluted net earnings per share is adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. We believe that excluding the items mentioned above from these non-GAAP financial measures allows management to better understand our consolidated financial performance in relation to the operating results of our segments. Management does not believe that the excluded items are reflective of ongoing operating results, and excluding them facilitates a more meaningful evaluation of our current operating performance in comparison to our peers. The excluded items can be inconsistent in amount and frequency and/or not reflective of the operational performance of the business.
Non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures, they may be calculated differently by other companies and may not reflect the full economic effect of the loss in value of certain assets.
We compensate for these limitations on the use of non-GAAP financial measures by relying primarily on our GAAP results and using non-GAAP financial measures only as a supplement. We believe that providing non-GAAP diluted net earnings per share and non-GAAP earnings from operations in addition to the related GAAP measures provides greater transparency to the information used in our financial and operational decision making and allows the reader of our Consolidated Financial Statements to see our financial results “through the eyes” of management.
Annex B - 2

HEWLETT PACKARD ENTERPRISE COMPANY
ATTN: LINDA EPSTEIN
6080 TENNYSON PARKWAY, STE 400
PLANO, TX 75024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **annualmeeting.hpe.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **annualmeeting.hpe.com**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67185-P67377-Z81889

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEWLETT PACKARD ENTERPRISE COMPANY

The Board of Directors recommends you vote FOR each of the nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Daniel Ammann	☐	☐	☐
1b. Pamela L. Carter	☐	☐	☐
1c. Jean M. Hobby	☐	☐	☐
1d. George R. Kurtz	☐	☐	☐
1e. Raymond J. Lane	☐	☐	☐
1f. Ann M. Livermore	☐	☐	☐
1g. Antonio F. Neri	☐	☐	☐
1h. Charles H. Noski	☐	☐	☐
1i. Raymond E. Ozzie	☐	☐	☐
1j. Gary M. Reiner	☐	☐	☐
1k. Patricia F. Russo	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2022	☐	☐	☐
3. Approval of the increase of shares reserved under the Hewlett Packard Enterprise 2021 Stock Incentive Plan	☐	☐	☐
4. Advisory vote to approve executive compensation	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
5. Stockholder proposal entitled: "Special Shareholder Meeting Improvement"	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at annualmeeting.hpe.com

D67186-P67377-Z81889

HEWLETT PACKARD ENTERPRISE COMPANY
Annual Meeting of Stockholders
April 5, 2022 11:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Antonio F. Neri, Tarek Robbiati and Rishi Varma, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett Packard Enterprise Company held of record or in an applicable plan by the undersigned at the close of business on February 4, 2022, at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Time, on April 5, 2022, or any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve).

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1, FOR proposals 2, 3 and 4, and AGAINST proposal 5. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett Packard Enterprise Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m., Eastern Time, on March 31, 2022, in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revoke(s) all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side